     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1997
                                                      REGISTRATION NO. 333-17969

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                               BFC GUARANTY CORP.
                               BFC FINANCE CORP.

            (Exact name of Registrants as specified in its charter)


           DELAWARE                          6799                  52-1994622
           DELAWARE                          6799                  52-1994568
   (State of Incorporation)      (Primary Standard Industrial   (I.R.S. Employer
                                 Classification Code Number)     Identification
                                                                    Number)



                               BFC GUARANTY CORP.
                               BFC FINANCE CORP.
                      1455 PENNSYLVANIA AVENUE, SUITE 230
                              WASHINGTON, DC 20004


                                 (202) 639-0512

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)


                                  ROGER BAILEY
                               BFC GUARANTY CORP.
                               BFC FINANCE CORP.
                      1455 PENNSYLVANIA AVENUE, SUITE 230
                              WASHINGTON, DC 20004


                                 (202) 639-0512

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                    COPY TO:


                            THOMAS J. MANCUSO, ESQ.
                   Brownstein Hyatt Farber & Strickland, P.C.
                       410 Seventeenth Street, 22nd Floor
                                Denver, CO 80202
                                 (303) 534-6335

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                           --------------------------

    If any of the securities being registered on this Form are being offered with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED
                                                           PROPOSED          MAXIMUM
                                                            MAXIMUM         AGGREGATE        AMOUNT OF
       TITLE OF EACH CLASS OF           AMOUNT TO BE    OFFERING PRICE      OFFERING       REGISTRATION
     SECURITIES TO BE REGISTERED         REGISTERED       PER NOTE(1)         PRICE             FEE
Guarantees of Public Facilities
  Revenue Bonds, Series 1996 B.......    $66,975,000         100%          $66,975,000      $20,930(2)
REMIC Lease-Backed Bonds Series 1996,
  Class B............................    $67,075,000         100%          $67,075,000          -0-

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457.

(2) Previously paid.
                           --------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS-REFERENCE SHEET


                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
                 SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                    REQUIRED BY ITEMS OF PART I OF FORM S-4


REGISTRATION STATEMENT
ITEM NUMBER AND CAPTION                                              CAPTION OR LOCATION IN PROSPECTUS
-------------------------------------------------------  ---------------------------------------------------------
1. Forepart of Registration Statement and
    Outside Front Cover Page of Prospectus.............  Outside Front Cover Page

2. Inside Front and Outside Back Cover Pages of
    Prospectus.........................................  Inside Front Cover Page; Outside Back Cover Page

3. Risk Factors, Ratio of Earnings to Fixed
    Charges and Other Information......................  Prospectus Summary; Risk Factors; Selected  Historical
                                                         Financial Data

4. Terms of the Transaction............................  Outside Front Cover Page; Prospectus Summary;
                                                         The Exchange Offer; Description of Exchange Bonds

5. Pro Forma Financial Information.....................  Pro Forma Financial Data

6. Material Contracts with the Company Being
    Acquired...........................................  Inapplicable

7. Additional Information Required for
    Reoffering by Persons and Parties Deemed
    to be Underwriters.................................  Inapplicable

8. Interests of Named Experts and Counsel..............  Legal Matters; Independent Auditors

9. Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities.....  Inapplicable

10. Information with Respect to S-3 Registrants........  Inapplicable

11. Incorporation of Certain Information by
    Reference..........................................  Inapplicable

12. Information with Respect to S-2 or S-3
    Registrants........................................  Inapplicable

13. Incorporation of Certain Information by
    Reference..........................................  Inapplicable

14. Information with Respect to Registrants other
    than S-2 or S-3 Registrants........................  Outside Front Cover Page; Prospectus Summary;
                                                         Risk Factors; Use of Proceeds; Capitalization;
                                                         Selected Historical Financial Data; Management's
                                                         Discussion and Analysis of Financial Condition and
                                                         Results of Operations; The Project; The Authority;
                                                         The Districts; Credit Enhancement; Management;
                                                         Ownership of the Authority; Certain Transactions

15. Information with Respect to S-3 Companies..........  Inapplicable

16. Information with Respect to S-2 or S-3
    Companies..........................................  Inapplicable

17. Information with Respect to Companies
    Other than S-2 or S-3 Companies....................  Inapplicable

18. Information if Proxies, Consents or
    Authorizations are to be Solicited.................  Inapplicable

19. Information if Proxies, Consents or
    Authorizations are not to be Solicited or in
    an Exchange Offer..................................  Management; Ownership of the Authority; Certain
                                                         Transactions

                                EXPLANATORY NOTE

    The legend along the left side of the front cover of the Prospectus will be printed in red on the final version of the Prospectus.

                   SUBJECT TO COMPLETION, DATED JULY 2, 1997

PROSPECTUS
           , 1997

                            GUARANTEE OF $66,975,000
                CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY
                 PUBLIC FACILITIES REVENUE BONDS, SERIES 1996B
                             BY BFC GUARANTY CORP.

  OFFER TO EXCHANGE GUARANTEED PUBLIC FACILITIES REVENUE BONDS, SERIES 1996 B FOR ANY AND ALL OUTSTANDING GUARANTEED PUBLIC FACILITIES REVENUE BONDS, SERIES
                                      1996

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                      ON            , 1997 UNLESS EXTENDED

    Castle Rock Ranch Public Improvements Authority, a Colorado nonprofit corporation (the "Authority"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $5,000 principal amount of its Public Facilities Revenue Bonds, Series 1996 B (the "Exchange Bonds") for each $5,000 principal amount of its outstanding Public Facilities Revenue Bonds, Series 1996 (the "Bonds"), of which $66,975,000 principal amount is outstanding. The Bonds are, and the Exchange Bonds will be, credit enhanced (the "Credit Enhancement") by BFC Guaranty Corp. (the "Credit Enhancement Provider") as described herein. The form and terms of the Exchange Bonds are the same as the form and term of the Bonds (which they replace) except that the Exchange Bonds will bear a Series B designation and, because the Credit Enhancement will have been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a Registration Statement of which this prospectus is a part, the Exchange Bonds will not bear legends restricting their transfer and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Bonds in certain circumstances relating to the timing of the Exchange Offer. The Exchange Bonds will evidence the same debt as the Bonds (which they replace) and will be issued under and be entitled to the benefits of the Indenture (the "Indenture") dated as of March 1, 1996 between the Authority and SouthTrust Bank of Alabama, National Association (the "Trustee") governing the Bonds. See "The Exchange Offer" and "Description of Exchange Bonds."

    The Authority has not issued any other indebtedness, but has plans to issue other indebtedness in the future. The Exchange Bonds will be limited obligations of the Authority payable solely from the funds held under the Indenture, Revenues (as defined herein) of the Authority and payments under the Credit Enhancement. The Authority has executed a Deed of Trust (as defined herein) to provide security to the Trustee for the benefit of the bondholders and to provide security to the Credit Enhancement Provider with regard to amounts payable by the Credit Enhancement Provider, including amounts payable pursuant to a Reimbursement Agreement dated as of March 1, 1996 (the "Reimbursement Agreement") between the Authority and the Credit Enhancement Provider.

    SEE "RISK FACTORS" BEGINNING ON PAGE 9 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR BONDS IN THE EXCHANGE OFFER.

    The Authority itself has no taxing power. The Authority is acting as an instrumentality of Dawson Ridge Metropolitan District No. 5 (the "District"). On November 7, 1995, the voters of the District and certain related improvement districts (the "Related Districts") approved the execution and delivery of an Operating Agreement and an Intergovernmental Agreement obligating the Related Districts to provide funds to the District for payment to the Authority to the extent that revenues from the Project (as defined herein) are insufficient to fund debt service on the Bonds and operating expenses of the Project, such funds to be derived from a mill levy that is subject to certain limitations, including a 35-mill limitation on taxable property within the District and the Related Districts (collectively, the "Districts"). The Operating Agreement and the Intergovernmental Agreement will not become effective until one of two conditions (hereinafter discussed) for imposition of the mill levy are satisfied. In order to provide an alternate source of revenue, the Authority has entered into a Development Agreement dated as of March 1, 1996, with Douglas County Development Corporation, the owner of approximately 75% of the taxable property in the Districts, providing for a payment in lieu of taxes by Douglas County Development Corporation and all subsequent owners of the property owned by Douglas County Development Corporation in the Districts. Neither the principal of the Bonds, nor the interest accruing thereon, shall ever constitute a general indebtedness of the Authority, the District or the Related Districts or an indebtedness of the State of Colorado or any political subdivision thereof within the meaning of any constitutional or statutory provision whatsoever or shall ever constitute or give rise to a pecuniary liability of the State of Colorado or any political subdivision thereof or a charge against the general credit or taxing power of the State of Colorado or any political subdivision thereof, nor will the Bonds be, or be deemed to be, an obligation of the State of Colorado or any political subdivision thereof. The taxing power of the District and the Related Districts is limited.

    Certain terms and documents relating to the Bonds and the Credit Enhancement are described herein under the caption "DEFINITIONS OF CERTAIN TERMS AND DESCRIPTIONS OF PRINCIPAL DOCUMENTS."

    The Authority will accept for exchange any and all Bonds validly tendered
and not withdrawn prior to 5:00 p.m., New York City time, on            , 1997,
unless extended by the Authority in its reasonable discretion (the "Expiration Date"). Notwithstanding the foregoing, the Authority will not extend the
Expiration Date beyond            , 1997. Tenders of Bonds may be withdrawn at
any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Bonds were sold by the Authority on March 27, 1996 in a transaction not registered under the Securities Act in reliance upon exemptions under the Securities Act. Because of the exemption from registration relied upon for the issuance of the Credit Enhancement, the Bonds may not be reoffered, resold or otherwise transferred in the United States unless the Credit Enhancement is registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Bonds are being offered hereunder in order to satisfy the obligations of the Authority and the Credit Enhancement Provider under the Registration Rights Agreement (as defined herein) entered into by the Authority in connection with the offering of the Bonds. See "The Exchange Offer."

    Based on no-action letters issued by the staff of the Securities and Exchange Commission to third parties, the Credit Enhancement Provider believes the Credit Enhancement issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Authority or the Credit Enhancement Provider within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Credit Enhancement is acquired in the ordinary course of such holders' business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Bonds. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "The Exchange Offer--Resale of the Exchange Bonds." The Exchange Bonds themselves are exempt from registration under Section 3(a)(2) of the Securities Act. By virtue of the Credit Enhancement, each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Bonds for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Bonds received in exchange for Bonds where such Bonds were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Credit Enhancement Provider has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

    Holders of Bonds not tendered and accepted in the Exchange Offer will continue to hold such Bonds and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Authority will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    There has not previously been any public market for the Bonds or the Exchange Bonds. The Authority does not intend to list the Exchange Bonds on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Bonds will develop. See "Risk Factors--Lack of Public Market." Moreover, to the extent that Bonds are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Bonds could be adversely affected.

    The Exchange Bonds will be available only in book-entry form. The Authority expects that the Exchange Bonds issued pursuant to this Exchange Offer will be issued in the form of a Global Certificate (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of CEDE & CO., its nominee. Beneficial interests in the Global Certificate representing the Exchange Bonds will be shown on, and transfers thereof to qualified institutional buyers will be effected through, records maintained by The Depository Trust Company and its participants. After the initial issuance of the Global Certificate, Exchange Bonds in certificated form will be issued in exchange for the Global Certificate only on the terms set forth in the Indenture. See "Description of Exchange Bonds--Book-Entry; Delivery and Form."

    In order to secure its obligations under the Collateralized Credit Enhancement Agreement, the Credit Enhancement Provider has pledged and delivered to the Trustee $67,075,000 principal amount of REMIC Lease-Backed Bonds, Series 1996, Class B (the "Series B REMIC Bonds") issued by BFC Finance Corp. payable from an interest in a trust estate (the "REMIC Trust Estate") under an indenture of trust (the "REMIC Indenture") between BFC Finance Corp. and SouthTrust Bank of Alabama, National Association (the "REMIC Trustee"), in accordance with the provisions of a Bond Pledge and Security Agreement between the Credit Enhancement Provider, the Trustee and the REMIC Trustee. An election was made to have the REMIC Trust Estate treated as a "real estate mortgage investment conduit" for federal income tax purposes. This Prospectus also relates to the Series B REMIC Bonds.

                             AVAILABLE INFORMATION

    The Credit Enhancement Provider and BFC Finance Corp. (Collectively, the "Registrants") have filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Credit Enhancement of the Exchange Bonds being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Authority, the Exchange Offer and the Credit Enhancement and Credit Enhancement Provider, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system. This Web site can be accessed at http://www.sec.gov.

    As a result of the filing of the Exchange Offer Registration Statement with the Securities and Exchange Commission, the Registrants will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will be required to file periodic reports and other information with the Securities and Exchange Commission. The obligation of the Registrants to file periodic reports and other information with the Securities and Exchange Commission will be suspended if the Exchange Bonds are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Registrants other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. The Credit Enhancement Provider will nevertheless be required to continue to file reports with the Securities and Exchange Commission if the Exchange Bonds are listed on a national securities exchange, although the Authority does not intend to list the Exchange Bonds on any securities exchange. In addition and in the event the Registrants cease to be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, in order to satisfy the requirements of Rule 15c2-12 of the Securities Exchange Act of 1934, as amended, the Authority, the Credit Enhancement Provider, the Districts and the Trustee have entered into a Continuing Disclosure Agreement for the benefit of owners of the Bonds. Pursuant to such agreement, the Authority, the Credit Enhancement Provider and the Districts have covenanted to provide to each nationally recognized municipal securities information repository and to the Colorado state information depository, if and when established, certain annual financial information and operating data, including audited financial statements, within 210 days following the end of each of their fiscal years. The Authority, the Credit Enhancement Provider and each District have covenanted to provide notice in a timely manner to each nationally recognized municipal securities information repository or to the Municipal Securities Rulemaking Board and to the Colorado state information depository of its failure to provide the required annual financial information on or before the date specified in the Continuing Disclosure Agreement.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL DATA, INCLUDING THE FINANCIAL STATEMENTS, ELSEWHERE IN THIS PROSPECTUS.

      THE AUTHORITY, THE CREDIT ENHANCEMENT PROVIDER AND BFC FINANCE CORP.

    The Authority is a nonprofit corporation created as an instrumentality of the District for the purpose of acquiring from Douglas County Development Corporation, an affiliate of The Franklin L. Haney Company, an approximately 876 acre portion of the Dawson Ridge development in the Town of Castle Rock, Colorado (the "Real Estate"), and for the acquisition from Douglas County Development Corporation of an estimated 900 acre feet of water rights in the Arapahoe, Laramie-Fox Hills, Denver and lower Dawson aquifers (collectively with the Real Estate, the "Property") for $54,550,000. It is anticipated that the Authority will construct a 36-hole golf course on the Real Estate, to be operated as a municipal golf course, although none of the necessary governmental approvals or permits have been obtained. Consequently, no assurances can be given that the contemplated golf course will be ultimately constructed. See "The Project" and "The Authority."

    The Credit Enhancement Provider is a newly-formed Delaware corporation formed for the purpose of providing the Credit Enhancement. The Credit Enhancement Provider has executed a Collateralized Credit Enhancement Agreement to provide for the due, prompt and complete payment of the Bonds. As collateral, the Credit Enhancement Provider has pledged and delivered to the Trustee $67,075,000 of Series B REMIC Bonds. See "Credit Enhancement."

    BFC Finance Corp. Is a newly-formed Delaware corporation formed for the purpose of issuing the REMIC Bonds.

    The Authority's address is 4582 South Ulster Street, Suite 902, Denver, Colorado 80237, and its telephone number is (303) 770-4760.

    The Credit Enhancement Provider's and BFC Finance Corp.'s address is 1455 Pennsylvania Avenue, Suite 230, Washington, DC 20004, and its telephone number is (202) 639-0512.

                                  THE PROJECT

    The proceeds of the Bonds will be used for the acquisition from Douglas County Development Corporation, an affiliate of The Franklin L. Haney Company, of the Property. The purchase price for this acquisition ($54,550,000) was not determined in an arm's length negotiation, but rather is the appraised fair market value determined by THK Associates, Inc., independent appraisers, in their February 26, 1996 appraisal. It is anticipated that the Authority will construct a 36-hole golf course on the Real Estate, to be operated by the Authority as a municipal golf course. No assurances, however, can be given that the contemplated golf course will be ultimately constructed. The Bonds will be used solely for real estate and water rights acquisitions (and payment of cost of issuance, including the payment of fees and expenses of the Credit Enhancement Provider in connection with providing the Credit Enhancement). Following the completion of construction documentation and the issuance of all the necessary government permits and approvals, the Authority intends to issue one or more subsequent series of bonds in order to finance the design, construction and completion of golf course and recreational facility improvements and equipment, and for roadway construction (all such acquisition and construction constituting the "Project").

    The construction and completion of the golf course and other recreational facility improvements is currently estimated to cost $5,150,000. The Authority also expects to incur approximately $25,000,000 of additional costs to complete nonrevenue producing infrastructure, including roadways, which will be transferred to the District on completion. Under the terms of the Indenture, any additional bonds issued by the Authority will be issued on a subordinate basis. There can be no assurance that the Authority will be able to issue any additional bonds or issue them in amounts needed to finance construction of the golf course and other recreational facility improvements and non-revenue producing infrastructure.

    On November 7, 1995, the voters of the District and the Related Districts approved the execution and delivery of an Operating Agreement and an Intergovernmental Agreement obligating the Related Districts to provide funds to the District for payment to the Authority to the extent that revenues from the Project are insufficient to fund debt service on the Bonds and operating expenses of the Project, such funds to be derived from a mill levy that is subject to certain limitations, including a 35-mill limitation on taxable property within the Districts. The Operating Agreement and the Intergovernmental Agreement will not become effective until one of two conditions (discussed in "SECURITY AND SOURCE OF PAYMENT") for imposition of the mill levy are satisfied. In order to provide an alternate source of revenue, the Authority has entered into a Development Agreement dated as of March 1, 1996, with Douglas County Development Corporation, the owner of approximately 75% of the taxable property in the Districts, providing for a payment in lieu of taxes by Douglas County Development Corporation and all subsequent owners of the property owned by Douglas County Development Corporation in the Districts. See "DEFINITIONS OF CERTAIN TERMS AND DESCRIPTIONS OF PRINCIPAL DOCUMENTS" herein for a more complete description of the Operating Agreement, the Intergovernmental Agreement and the Development Agreement.

    Development of the Project will require that the Town of Castle Rock approve amendments to each of the Districts service plans, as discussed in "THE DISTRICTS--Service Plan" and"--Town of Castle Rock Agreements." At the present time, the Town of Castle Rock is not accepting any applications for service plan amendments until it finalizes new policies regarding the use and powers of special districts located within its jurisdiction. These new policies are expected to be in place in 1997. Once the new policies are in effect, the Districts will submit their applications for service plan amendments to the Town of Castle Rock. Such amendments to the Districts' service plans may also be a condition to the effectiveness of the Operating Agreement and the Intergovernmental Agreement, as described in "SECURITY AND SOURCE OF PAYMENT." There can be no assurance that the Town of Castle Rock will approve the amendments to the Districts' service plans. In addition, undertaking completion of the Project will require various governmental permits and approvals (including revisions of the previously approved Planned Unit Development ("PUD") for the Dawson Ridge development). While the Districts and the Authority have commenced initial conversations with Town of Castle Rock staff on the nature and extent of such requirements, no formal PUD amendments will be submitted to the Town of Castle Rock or the Town of Castle Rock Zoning Commission until the Town of Castle Rock has approved the amendments to the Districts' service plans. Even if the service plan amendments are approved by the Town of Castle Rock, no assurance can be given that the requisite approvals for actual development of the Project will be forthcoming or that they will be obtained in a timely fashion.

    In the event that the design and construction of the golf course and recreational facility improvements and equipment within the Project are not completed, there will be no revenues from the operation of those facilities available for payment of principal and interest on the Bonds, although property tax revenues or fees in lieu thereof under the Development Agreement will continue to be available for that purpose. If the golf course and recreational facilities are built, but the residential development of Dawson Ridge is not completed as planned, then the amount of property tax revenues and Development Agreement revenues collected by the Districts together with the net revenues from operation could be insufficient to make full payment of principal and interest on the Bonds. In either such event, the Credit Enhancement Provider must pay the debt service on the Bonds (exclusive of Extra Payments), but the Credit Enhancement Provider might foreclose on the Project and convert it into a non-public facility. Such a change in use could adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes. Consequently, the Deed of Trust requires that, before the Credit Enhancement Provider can foreclose on the Project, it must obtain an opinion of Special Tax Counsel acceptable to the Trustee that such foreclosure will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes. In addition, the Deed of Trust will be terminated as to the Bondholders if the Credit Enhancement Provider forecloses on it because of a default by the Authority under the Reimbursement Agreement.

    At the present time there exist no material contracts with respect to the development of the Project. With respect to the planned golf course, the Authority previously engaged Global Golf Course Design, Inc. for the preparation of a detailed design and construction package based on a review of Real Estate suitability, creation of a detailed golf course design, and overview of on-site construction requirements. Contracts for final design of the golf course between the Authority and Global Golf Course Design, Inc. are anticipated to be executed once the service plan amendments are approved by the Town of Castle Rock.

                                  THE OFFERING

Securities Offered..................  The Bonds were sold by the Authority on March 29,
                                      1996 to Lehmann Brothers Inc., acting as placement
                                      agent, pursuant to a Purchase Agreement dated March
                                      26, 1996 (the "Purchase Agreement"). Lehmann Brothers
                                      Inc. subsequently resold the Bonds to qualified
                                      institutional buyers pursuant to Rule 144A under the
                                      Securities Act and to institutional accredited
                                      investors that agreed to comply with certain transfer
                                      restrictions and other conditions. The Authority is a
                                      public instrumentality of the State of Colorado. As a
                                      result, the offer and sale of the Bonds and the
                                      Exchange Bonds is exempt from the registration
                                      requirements of the Securities Act pursuant to
                                      Section 3(a)(2) of the Securities Act. However, the
                                      Credit Enhancement Provider is not a public
                                      instrumentality and the Credit Enhancement is not so
                                      exempt.

The Exchange Offer..................  $5,000 principal amount of the Exchange Bonds in exchange for each $5,000 principal amount of Bonds.
                                      As of the date hereof, $66,975,000 aggregate
                                      principal amount of Bonds are outstanding. The
                                      Authority will issue the Exchange Bonds to holders on
                                      or promptly after the Expiration Date.


                                      Based on an interpretation by the staff of the
                                      Securities and Exchange Commission set forth in no
                                      action letters issued to third parties, the Authority
                                      and the Credit Enhancement Provider believe that
                                      Credit Enhancement issued in connection with the
                                      Exchange Bonds issued pursuant to the Exchange Offer
                                      in exchange for Bonds may be offered for resale,
                                      resold and otherwise transferred by any holder
                                      thereof (other than any such holder which is an
                                      "affiliate" of the Authority or the Credit
                                      Enhancement Provider within the meaning of Rule 405
                                      under the Securities Act) without compliance with the
                                      registration and prospectus delivery provisions of
                                      the Securities Act, provided that such Credit
                                      Enhancement is acquired in the ordinary course of
                                      such holder's business and that such holder does not
                                      intend to participate and has no arrangement or
                                      understanding with

                                      any person to participate in the distribution of such
                                      Credit Enhancement.

                                      By virtue of the Credit Enhancement, each
                                      Participating Broker-Dealer that receives Exchange
                                      Bonds for its own account pursuant to the Exchange
                                      Offer must acknowledge that it will deliver a
                                      prospectus in connection with any resale of such
                                      Exchange Bonds. The Letter of Transmittal states that
                                      by so acknowledging and by delivering a prospectus, a
                                      Participating Broker-Dealer will not be deemed to
                                      admit that it is an "underwriter" within the meaning
                                      of the Securities Act. This Prospectus, as it may be
                                      amended or supplemented from time to time, may be
                                      used by a Participating Broker-Dealer in connection
                                      with resales of Exchange Bonds received in exchange
                                      for Bonds where such Bonds were acquired by such
                                      Participating Broker-Dealer as a result of
                                      market-making activities or other trading activities.
                                      The Credit Enhancement Provider has agreed that, for
                                      a period of 180 days after the Expiration Date, it
                                      will make this Prospectus available to any
                                      Participating Broker-Dealer for use in connection
                                      with any such resale. See "Plan of Distribution."

                                      Any holder who tenders in the Exchange Offer with the
                                      intention to participate, or for the purpose of
                                      participating, in a distribution of the Exchange
                                      Bonds could not rely on the position of the staff of
                                      the Securities and Exchange Commission enunciated in
                                      no-action letters and, in the absence of an exemption
                                      therefrom, must comply with the registration and
                                      prospectus delivery requirements of the Securities
                                      Act in connection with any resale transaction.
                                      Failure to comply with such requirements in such
                                      instance may result in such holder incurring
                                      liability under the Securities Act for which the
                                      holder is not indemnified by the Authority.

Expiration Date.....................  5:00 p.m., New York City time, on               ,
                                      1997 unless the Exchange Offer is extended, in which
                                      case the term "Expiration Date" means the latest date
                                      and time to which the Exchange Offer is extended.

Accrued Interest on the Exchange
  Bonds and the Bonds...............  Each Exchange Bond will bear interest from its issuance date. Holders of Bonds that are accepted for
                                      exchange will receive, in cash, accrued interest
                                      thereon to, but not including, the issuance date of
                                      the Exchange Bonds. Such interest will be paid with
                                      the first interest payment on the Exchange Bonds.
                                      Interest on the Bonds accepted for exchange will
                                      cease to accrue upon issuance of the Exchange Bonds.

Conditions..........................  The Exchange Offer is subject to certain customary conditions, which must be satisfied or waived by the
                                      Authority

                                      and the Credit Enhancement Provider prior to the
                                      Expiration Date. See "The Exchange
                                      Offer--Conditions."

Procedures for Tendering Bonds......  Each holder of Bonds wishing to accept the Exchange
                                      Offer must complete, sign and date the accompanying
                                      Letter of Transmittal, or a facsimile thereof, in
                                      accordance with the instructions contained herein and
                                      therein, and mail or otherwise deliver such Letter of
                                      Transmittal, or such facsimile, together with the
                                      Bonds and any other required documentation to the
                                      Exchange Agent (as defined) at the address set forth
                                      herein. By executing the Letter of Transmittal, each
                                      holder will represent to the Authority and the Credit
                                      Enhancement Provider that, among other things, the
                                      Exchange Bonds acquired pursuant to the Exchange
                                      Offer are being obtained in the ordinary course of
                                      business of the person receiving such Exchange Bonds,
                                      whether or not such person is the holder, that
                                      neither the holder nor any such other person has any
                                      arrangement or understanding with any person to
                                      participate in the distribution of such Exchange
                                      Bonds and that neither the holder nor any such other
                                      person is an "affiliate," as defined under Rule 405
                                      of the Securities Act, of the Authority and the
                                      Credit Enhancement Provider. See "The Exchange
                                      Offer--Purpose and Effect of the Exchange Offer" and
                                      "--Procedures for Tendering."

Untendered Bonds....................  Following the consummation of the Exchange Offer, holders of Bonds eligible to participate but who do
                                      not tender their Bonds will not have any further
                                      exchange rights and such Bonds will continue to be
                                      subject to certain restrictions on transfer.
                                      Accordingly, the liquidity of the market for such
                                      Bonds could be adversely affected.

Consequences of Failure to
  Exchange..........................  Because of the Credit Enhancement, the Bonds that are not exchanged pursuant to the Exchange Offer will
                                      remain restricted securities. Accordingly, such Bonds
                                      may be resold only (1) to the Authority, (ii)
                                      pursuant to Rule 144A or Rule 144 under the
                                      Securities Act or pursuant to some other exemption
                                      under the Securities Act, (iii) outside the United
                                      States to a foreign person pursuant to the
                                      requirements of Rule 904 under the Securities Act, or
                                      (iv) pursuant to an effective registration statement
                                      under the Securities Act. See "The Exchange
                                      Offer--Consequences of Failure to Exchange."

Special Procedures for Beneficial
  Owners............................  Any beneficial owner whose Bonds are registered in the name of a broker, dealer, commercial bank, trust
                                      company or other nominee and who wishes to tender
                                      should contact such registered holder promptly and
                                      instruct such registered holder to tender on such
                                      beneficial owner's behalf. If such beneficial owner
                                      wishes to tender on such owner's own behalf, such
                                      owner must, prior to completing and executing the
                                      Letter of Transmittal and delivering its Bonds,
                                      either

                                      make appropriate arrangements to register ownership
                                      of the Bonds in such owner's name or obtain a
                                      properly completed bond power from the registered
                                      holder. The transfer of registered ownership may take
                                      considerable time. The Authority will keep the
                                      Exchange Offer open for not less than twenty business
                                      days in order to provide for the transfer of
                                      registered ownership.

Guaranteed Delivery Procedures......  Holders of Bonds who wish to tender their Bonds and whose Bonds are not immediately available or who
                                      cannot deliver their Bonds, the Letter of Transmittal
                                      or any other documents required by the Letter of
                                      Transmittal to the Exchange Agent (or comply with the
                                      procedures for book-entry transfer) prior to the
                                      Expiration Date must tender their Bonds according to
                                      the guaranteed delivery procedures set forth in "The
                                      Exchange Offer--Guaranteed Delivery Procedures."

Use of Proceeds.....................  There will be no cash proceeds to the Authority from the exchange pursuant to the Exchange Offer.

Withdrawal Rights...................  Tenders may be withdrawn at any time prior to 5:00
                                      p.m., New York City time, on the Expiration Date.

Acceptance of Bonds and Delivery of
  Exchange Bonds....................  The Authority will accept for exchange any and all
                                      Bonds which are properly tendered in the Exchange
                                      Offer prior to 5:00 p.m., New York City time, on the
                                      Expiration Date. The Exchange Bonds issued pursuant
                                      to the Exchange Offer will be delivered promptly
                                      following the Expiration Date. See "The Exchange
                                      Offer--Terms of the Exchange Offer."

Exchange Agent......................  SouthTrust Bank of Alabama, National Association, 100
                                      Office Park Drive, Lower Level, Birmingham, Alabama
                                      35223, attention Judy Miller, telephone number (205)
                                      254-5000, fax (205) 254-4180.

Registration Rights Agreement.......  Pursuant to the Purchase Agreement, the Authority,
                                      the Credit Enhancement Provider and Lehmann Brothers
                                      Inc. entered into a Registration Rights Agreement
                                      dated as of March 1, 1996 (the "Registration Rights
                                      Agreement"), which grants the holder of the Bonds
                                      certain exchange and registration rights. The
                                      Exchange Offer is intended to satisfy such exchange
                                      rights which terminate upon the consummation of the
                                      Exchange Offer.

Tax Consequences....................  Brownstein Hyatt Farber & Strickland, P.C., special counsel to the Authority, has advised the Authority
                                      that in its opinion, the exchange of the Bonds for
                                      Exchange Bonds pursuant to the Exchange Offer will
                                      not be treated as an "exchange" for federal income
                                      tax purposes because the Exchange Bonds will not be
                                      considered to differ materially in kind or extent
                                      from the Bonds. Rather, the Exchange Bonds received
                                      by a holder will be treated as a continuation of the
                                      Bonds in the hands of such holder. As a result, there
                                      will be no federal income tax

                                      consequences to holders exchanging Bonds for Exchange
                                      Bonds pursuant to the Exchange Offer.

Principal Documents.................  "DEVELOPMENT AGREEMENT" between the Authority and
                                      Douglas County Development Corporation, the owner of
                                      approximately 75% of the taxable property in the
                                      Districts, and certain other property owners to
                                      provide an alternate source of revenue for payments
                                      due on the Bonds. The Development Agreement provides
                                      for a payment in lieu of taxes by such owners and all
                                      subsequent owners of the property owned by such
                                      owners in the Districts. The amount of such payment
                                      will be equivalent to the amount which would be
                                      generated by a mill levy against all of the taxable
                                      real and personal property in the Districts pursuant
                                      to the Operating Agreement and the Intergovernmental
                                      Agreement. The payment obligations under the
                                      Development Agreement are absolute and unconditional
                                      and no conditions must be satisfied for the
                                      Development Agreement to become effective. The
                                      Authority has assigned its interests in the
                                      Development Agreement to the Credit Enhancement
                                      Provider and the Trustee, allowing the Credit
                                      Enhancement Provider and the Trustee to accelerate
                                      any amounts due but not paid under the Development
                                      Agreement, and to foreclose on such property for
                                      which payments have not been made, if necessary.

                                      "RECREATIONAL FACILITIES AGREEMENT" between the
                                      Authority and the District to provide for the
                                      ownership and operation of the Project until the
                                      Operating Agreement becomes effective. Pursuant to
                                      the terms of the Recreational Facilities Agreement,
                                      the Authority will be the owner of the Project and
                                      the District will have no fee title thereto until
                                      such time as a deed to all or any portion of the
                                      Project is delivered to the District under the terms
                                      of the Operating Agreement.

                                      "REIMBURSEMENT AGREEMENT" between the Authority and
                                      the Credit Enhancement Provider establishing the
                                      terms and conditions of the payment by the Authority
                                      to the Credit Enhancement Provider of any amounts
                                      paid by it under the Credit Enhancement. In
                                      accordance with the terms of the Reimbursement
                                      Agreement, the Authority is required to pay to the
                                      Credit Enhancement Provider all amounts paid by the
                                      Credit Enhancement Provider under the Credit
                                      Enhancement, together with interest on any amounts
                                      not timely paid.

                                      "THE DEED OF TRUST"--The Authority delivered the Deed
                                      of Trust for the purpose of securing (i) repayment of
                                      the indebtedness evidenced by the Bonds, the Note and
                                      the Credit Enhancement Note; (ii) the payment of all
                                      other sums, with interest thereon, advanced in
                                      accordance with the Deed of Trust; (iii) the
                                      performance of the covenants and

                                      agreements of the Authority and the Indenture; and
                                      (iv) the repayment of any future disbursements, with
                                      interest thereon, made to the Authority by the
                                      Trustee or the Credit Enhancement Provider. The Deed
                                      of Trust irrevocably grants and conveys to the Public
                                      Trustee of Douglas County, Colorado, in trust, with
                                      power of sale, the interests of the Authority in the
                                      Property, together with all buildings and
                                      improvements, and fixtures or appurtenances, now and
                                      hereafter erected thereon, construction material,
                                      supplies and equipment intended to be incorporated
                                      and installed therein or used in construction
                                      thereon; all building permits, construction
                                      contracts, claims and warranties under construction
                                      contracts, tap fees, architectural plans and
                                      specifications relating to construction of
                                      improvements on the Real Estate and trademarks and
                                      logos relating to marketing the Property and any and
                                      all rents and leases (subject to the rights to
                                      collect and apply such rents), profits, royalties,
                                      claims to water, water rights, minerals, geothermal
                                      resources, oil and gas rights and profits, easements
                                      and access rights, less any of said property which
                                      may be released from the Deed of Trust.

                                      "COLLATERALIZED CREDIT ENHANCEMENT AGREEMENT" between
                                      the Credit Enhancement Provider and the Trustee,
                                      pursuant to which the Credit Enhancement Provider is
                                      obligated to make payment of debt service on the
                                      Bonds for the period commencing March 1, 1998, but
                                      the Credit Enhancement Provider's liability is
                                      limited to the Collateral pledged and assigned to the
                                      Trustee consisting of the Series B REMIC Bonds and
                                      the debt service payments on the Series B REMIC
                                      Bonds, which will be payable effectively from certain
                                      payments to be made by the U.S. Government under a
                                      lease for space in a building in the District of
                                      Columbia.

                                      "INDENTURE"--Contract between the Authority and the
                                      Trustee (representing the interests of Bondholders)
                                      setting forth the duties and responsibilities of the
                                      Trustee with respect to the Bonds. The Indenture
                                      establishes the exact nature of the security of the
                                      Bonds and the trust provisions.

                               THE EXCHANGE BONDS

General...........................  The form and terms of the Exchange Bonds are the same as the form and terms of the Bonds (which they replace)
                                    except that (i) the Exchange Bonds bear a Series B
                                    designation, (ii) the Credit Enhancement for the
                                    Exchange Bonds has been registered under the Securities
                                    Act and, therefore, the Exchange Bonds will not bear
                                    legends restricting the transfer thereof, and (iii) the
                                    holders of Exchange Bonds will not be entitled to
                                    certain rights under the Registration Rights Agreement,
                                    including the provisions providing for an increase in
                                    the interest rate on the Bonds in certain circumstances
                                    relating to the timing of the Exchange Offer, which
                                    rights will terminate when the Exchange Offer is
                                    consummated. See "The Exchange Offer- Purpose and Effect
                                    of the Exchange Offer." The Exchange Bonds will evidence
                                    the same debt as the Bonds and will be entitled to the
                                    benefits of the Indenture. See "Description of Exchange
                                    Bonds. The Bonds and the Exchange Bonds are referred to
                                    herein collectively as the "Securities."

Securities Offered................  $66,975,000 aggregate principal amount of Public
                                    Facilities Revenue Bonds, Series 1996 B.

Maturity Schedule and Interest Rate             COUPON        REOFFERING
Maturity Date.............................   (DECEMBER 1)     PAR AMOUNT     RATE       YIELD
                                            ---------------  ------------  ---------  ---------

                                                    1999     $  1,980,000       5.75%      4.75%

                                                    2000        2,095,000       5.75       4.95

                                                    2001        2,215,000       5.75       5.15

                                                    2002        2,340,000       5.75       5.30

                                                    2003        2,475,000       5.90       5.40

                                                    2004        2,620,000       6.00       5.50

                                                    2005        2,780,000       6.10       5.60

                                                    2006        2,950,000       5.70       5.70

                                                    2007        3,115,000       6.30       5.80

                                                    2008        3,310,000       6.40       5.90

                                                    2009        3,525,000       6.50       6.00

                                    $7,750,000 6.375% Term Bonds due December 1, 2011 at
                                    6.15%

                                    $29,820,000 6.25% Term Bonds due December 1, 2017 at
                                    6.35%

                                    "Reoffering Yield" means the prices and/or yields,
                                    listed by maturity, at which the Exchange Bonds are
                                    offered to the public by the initial purchaser of the
                                    Exchange Bonds. The Reoffering Yield is the rate of
                                    return to the investors earned from payments of
                                    principal and interest, with interest compounded semi-
                                    annually at the stated yield, presuming that the
                                    Exchange Bonds remain outstanding until the maturity
                                    date. The Reoffering Yield takes into account the amount
                                    of the premium or discount, if any, and the time value
                                    of the investment.

Interest Payment Dates............  June 1 and December 1, commencing December 1, 1996.

Optional Redemption...............  The Exchange Bonds are not subject to redemption at the option of the Authority.

Extraordinary Mandatory             The Exchange Bonds are subject to extraordinary
  Redemption......................  mandatory redemption in whole at a redemption price of
                                    100% of the principal amount thereof plus accrued
                                    interest to the date fixed for redemption from proceeds
                                    of prepayment of the Collateral. In the event that the
                                    Series B REMIC Bonds are prepaid in full while the
                                    Exchange Bonds are outstanding, the proceeds of such
                                    prepayment will be used to redeem the Exchange Bonds.
                                    The Acquisition and Construction Notes (as defined
                                    herein under "CREDIT ENHANCEMENT") permit optional
                                    prepayments in full to be made on and after December 1,
                                    2015. Under the REMIC Indenture, prepayments of the
                                    Acquisition and Construction Notes requires prepayment
                                    of the Series B REMIC Bonds. See "CREDIT ENHANCEMENT."

Credit Enhancement................  The Exchange Bonds will be credit enhanced by the Credit
                                    Enhancement Provider. The Exchange Bonds are limited
                                    obligations of the Authority, secured by a Deed of Trust
                                    interest in the Property. See "DEFINITIONS OF CERTAIN
                                    TERMS AND DESCRIPTIONS OF PRINCIPAL DOCUMENTS-- THE DEED
                                    OF TRUST."

Collateral........................  The Collateral consists of $67,075,000 in principal amount of Series B REMIC Bonds, which will effectively
                                    be payable from certain payments to be made by the U.S.
                                    Government under a lease for space in a building in the
                                    District of Columbia.

SELECTED FINANCIAL DATA-BFC GUARANTY CORP.

    The income statement data set forth below for the period from March 29, 1996 to December 31, 1996 and the balance sheet data at December 31, 1996 have been derived from the audited financial statements of BFC Guaranty Corp. The data presented below for the four month period ended April 30, 1997 has been derived from the unaudited financial statements of BFC Guaranty Corp. and, in the opinion of BFC Guaranty Corp., reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations of BFC Guaranty Corp. for such period.

                                                                                      PERIOD FROM
                                                                                       MARCH 29,
                                                                                        1996 TO      FOUR MONTHS
                                                                                     DECEMBER 31,    ENDED APRIL
                                                                                         1996         30, 1997
                                                                                     -------------  -------------

Income Statement Data:

  Revenues.........................................................................  $   3,484,999  $   1,585,005

  Provision for Income Taxes.......................................................      1,184,900        538,902

  Net Income.......................................................................  $   2,300,099  $   1,046,103

Weighted Average Common Shares Outstanding.........................................          1,500          1,500

  Primary and Fully Diluted Earnings per Common Share..............................  $    1,533.40  $      697.40

Balance Sheet Data:

  Cash.............................................................................  $       1,000  $       1,000

Debt Securities....................................................................  $  53,800,994  $  55,203,858

Advances to Parent Company.........................................................  $   4,018,500  $   4,018,500
                                                                                     -------------  -------------

    Total Assets...................................................................  $  59,405,685  $  60,908,164
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                   SELECTED FINANCIAL DATA-BFC FINANCE CORP.

    The income statement data set forth below for the period from March 29, 1996 to December 31, 1996 and the balance sheet data at December 31, 1996 have been derived from the audited financial statements of BFC Finance Corp. The data presented below for the four month period ended April 30, 1997 has been derived from the unaudited financial statements of BFC Finance Corp. and, in the opinion of BFC Finance Corp., reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations of BFC Finance Corp. for such period.

                                                                      PERIOD FROM MARCH 29,
                                                                              1996             FOUR MONTHS ENDED
                                                                      TO DECEMBER 31, 1996       APRIL 30, 1997
                                                                    -------------------------  ------------------
Income Statement Data:
Interest Income...................................................       $     7,340,218        $      3,339,248
Interest Expense..................................................       $     7,226,258        $      3,221,105
Amortization Expense..............................................       $        76,548        $         34,021
Provision for Income Taxes........................................                12,720                  28,600
Net Income........................................................       $        24,692        $         55,522
Weighted Average Common Shares Outstanding........................                 1,500                   1,500
Primary and Fully Diluted Earnings per Common Share...............       $         16.40        $          37.01
Balance Sheet Data:
Notes Receivable..................................................       $   126,488,158        $    129,827,406
Bond Issue Costs..................................................       $     2,134,833        $      2,100,812
    Total Assets..................................................       $   128,622,991        $    129,617,911
Bonds Payable.....................................................       $   128,170,270        $    129,617,911
Stockholders Equity...............................................       $        26,192        $         81,714

                       GRAPHICAL DEPICTION OF AFFILIATES

    The following chart depicts the relationships between the various affiliates of the Registrants.


------------------------                                FRANKLIN L. HANEY -
                                                           INDIVIDUAL(1)

                                                         FRANKLIN L. HANEY
                                                              COMPANY
                                                      A SOLE PROPRIETORSHIP(1)
                                                      ------------------------

                                                                 /
                                                                 /
                                                                 /

                                       --------------------------------------------------------------------------------

                                      /                          /                          /                          /
                                      /                          /                          /                          /
                                      /                          /                          /                          /
------------------------   ------------------------   ------------------------   ------------------------   ------------------------
   CASTLE ROCK RANCH           DOUGLAS COUNTRY        BUILDING FINANCE COMPANY   TOWER ASSOCIATES, INC(5)     TOWER ASSOCIATES II,
  PUBLIC IMPROVEMENTS            DEVELOPMENT              OF TENNESSEE(4)                                           INC.(6)
      AUTHORITY(2)          CORPORATION (DCDC)(3)

OWNERSHIP:                                            OWNERSHIP:                 OWNERSHIP:                 OWNERSHIP:
NONE - GOVERNMENTAL        OWNERSHIP:                 FRANKLIN L. HANEY    49%   FRANKLIN L. HANEY          FRANKLIN L. HANEY
ENTITY                     FRANKLIN L. HANEY   100%   HERBERT OAKES        51%   AND HIS FAMILY      100%   AND HIS FAMILY      100%
------------------------   ------------------------   ------------------------   ------------------------   ------------------------

                                      /                          /                          /                          /
                                      /                          /                          /                          /
                                      /                          /                          /                          /
                           ------------------------   ------------------------   ------------------------   ------------------------
                                  DCDC II(7)             BFC FINANCE CORP.          PARCEL 49B LIMITED        PARCEL, 49C LIMITED
                                                             (REMIC)(8)               PARTNERSHIP(9)            PARTNERSHIP(10)

                                                                                 OWNERSHIP:                 OWNERSHIP:
                           OWNERSHIP:                 OWNERSHIP:                 TOWER ASSOCIATES,          TOWER ASSOCIATES,
                           FRANKLIN L. HANEY    21%   BUILDING FINANCE COMPANY   INC.                 50%   INC.                 50%
                           DCDC                 79%   OF TENNESSEE, INC.  100%   OTHER UNRELATED      50%   OTHER UNRELATED      50%
                           ------------------------   ------------------------   ------------------------   ------------------------

                                                                 /
                                                                 /
                                                                 /
                                                      ------------------------
                                                       BFC GUARANTY CORP.(11)

                                                      OWNERSHIP:
                                                      BUILDING FINANCE COMPANY
                                                      OF TENNESSEE, INC.  100%
                                                      ------------------------



(1) Party to the following principal documents: None
(2) Issuer of the Bonds and the Exchange Bonds; Party to the following documents: Indenture of Trust; Operating Agreement; Reimbursement Agreement; Development agreement; Deed of Trust: Recreational Facilities Agreement
(3) Party to the following principal documents: Development Agreement
(4) Party to the following principal documents: REMIC Trust Indenture; Loan Agreement
(5) Party to the following principal documents: None
(6) Party to the following principal documents: None
(7) Party to the following principal documents: Assignment of Collateral and Trust agreement; Deed of Trust with Assignment of Rents and Security Agreement and Fixture Filing
(8) Issuer of REMIC Bonds; Party to the following principal documents: REMIC Trust Indenture; Assignment of Collateral and Trust Agreement
(9) Party to the following principal documents: None
(10) Party to the following principal documents: the Lease; Instrument of Assignment of Payments Under Government Contracts; Loan Agreement; Deed of Trust, Security Agreement and Assignment of Rents
(11) Issuer of the Credit Enhancement; Party to the following principal documents: Reimbursement Agreement; Collateralized Credit Enhancement Agreement; Bond Pledge and Security Agreement

                                  RISK FACTORS

    Prospective investors should carefully consider the following factors before accepting the Exchange Offer.

APPROVALS NECESSARY FOR CONSTRUCTION OF THE PROJECT

    The Authority intends to construct a 36-hole golf course on the Real Estate, which will generate revenue that will be used to pay interest and the principal on the Exchange Bonds. Construction will not commence until the requisite local government approvals, including approvals of amendments to the Districts' service plans, are granted. See "THE PROJECT" herein for a further discussion of the necessary governmental approvals for construction of the Project. No assurance can be given that the necessary approvals will be forthcoming, or that such construction will be successful or completed on a timely basis. See "THE PROJECT--Necessary Approvals."

RISK OF NON-COMPLETION OF THE PROJECT

    The Authority may be unable to complete construction of the Project due to
(i) the failure of obtaining necessary governmental approvals; (ii) failure to secure additional financing necessary to construct the golf course; (iii) failure to successfully negotiate a golf course construction agreement; or (iv) construction delays beyond the Authority's control. In such an event, revenues from the Project may be insufficient to fund debt service on the Bonds and operating expenses of the Project, in which case payments of such amounts would be dependent on the Credit Enhancement (in the case of debt service payments on the Bonds) and the Development Agreement. In such event, the Credit Enhancement Provider might foreclose on the Project and convert it into a non-public facility. Such a change in use could adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes. Consequently, the Deed of Trust requires that, before the Credit Enhancement Provider can foreclose on the Project, it must obtain an opinion of Special Tax Counsel acceptable to the Trustee that such foreclosure will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes. The rating and marketability of the Bonds might also likely be adversely affected by the non-completion of the Project.

RISK OF NON-COMPLETION OF DAWSON RIDGE

    The residential development of Dawson Ridge may not be completed as planned due to (i) financial failure of Douglas County Development Corporation; (ii) failure by Douglas County Development Corporation to secure necessary financing to fund construction of the development; or (iii) the failure to obtain all necessary zoning approvals. In such event, the amount of mill levy revenues collected by the Districts together with the net revenues from operation could be insufficient to make full payment of principal and interest on the Bonds, although the Credit Enhancement will continue to be available for that purpose (exclusive of Extra Payments). In such event, the Credit Enhancement Provider might foreclose on the Project and convert it into a non-public facility. Such a change in use could adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes. Consequently, the Deed of Trust requires that, before the Credit Enhancement Provider can foreclose on the Project, it must obtain an opinion of Special Tax Counsel acceptable to the Trustee that such foreclosure will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes. The bond rating and marketability of the Bonds might also likely be adversely affected by the non-completion of Dawson Ridge.

LIMITED OBLIGATION OF THE AUTHORITY

    The Bonds are limited obligations of the Authority, secured only by the trust estate identified in the Indenture and payable solely from the funds held under the Indenture (including capitalized interest deposited from the proceeds of the Bonds), revenues of the Authority and payments made under the Credit Enhancement.

COMPETITIVE CONDITIONS

    Although the Property is situated in one of the fastest growing counties in the country, Douglas County, Colorado, there are a number of existing planned unit developments in the immediate vicinity of the Property which will compete with the Property if it is ever developed. In addition to such competing developments, many more planned unit developments exist in the greater Denver metropolitan area. This may adversely effect the success of the Project and the ability of Dawson Ridge to attract people to live in this community.

RISKS RELATED TO RENT COMMENCEMENT

    The Government is not obligated to pay rent on the Portals II office building and parking garage until March 1, 1998. Until such date, debt service on the Bonds is payable from the proceeds of the Bonds in the form of capitalized interest. See "USE OF PROCEEDS" herein. Such capitalized interest amount is on deposit with the Trustee and will be sufficient to make all payments of interest on the Bonds through March 1, 1998 (but not Extra Payments).

RISKS RELATED TO PAYMENT OF RENT

    As is the case with most federal agencies, the government's access to funds to make payments due under the Lease requires an annual appropriation by Congress. The government's ability to make payments under the Lease requires such an appropriation to the Federal Buildings Fund, the fund from which all the government's long-term leases are paid. Counsel for the U.S. Government rendered an opinion that the obligations of the government to pay rent under the Lease constitutes an absolute and unconditional obligation of the government irrespective of whether Congress makes the necessary appropriations for the Lease. Accordingly, if Congress fails to make the necessary appropriation to the Federal Buildings Fund or in the event any payments that are properly due and owing under the Lease are not made for any other reason, the partnership or the REMIC Trustee would still be entitled, in the opinion of the counsel for the government, to enforce the payment of the obligations of the United States in accordance with the terms of the Lease, or as otherwise may be available at law or in equity. For a further description of the Lease, see "DEFINITIONS OF CERTAIN TERMS AND DESCRIPTIONS OF PRINCIPAL DOCUMENTS--THE LEASE." In the event the Lease is terminated as a result of casualty or condemnation, proceeds of insurance policies or of any condemnation award would be used to redeem the Series B REMIC Bonds and such redemption proceeds would be used to redeem the Bonds. There can be no assurance that insurance or condemnation proceeds would be received in amounts sufficient to redeem all or any of the Bonds. See "The Bonds--Redemption Provisions--Extraordinary Mandatory Redemption."

ADDITIONAL BONDS

    The Authority has the power to issue additional bonds which are subordinate in right of payment to the Exchange Bonds. While this will not affect the collateral securing the Exchange Bonds, the issuance of additional bonds could dilute the revenue stream available to pay the principal and interest on the Exchange Bonds as they become due.

LACK OF PUBLIC MARKET

    The Bonds are currently owned by a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Bonds. The Bonds and the Credit Enhancement have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Bonds by holders who are entitled to participate in this Exchange Offer. The Authority does not intend to list the Exchange Bonds on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Lehmann Brothers Inc. has advised the Authority that they currently intend to make a market in the Exchange Bonds, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended, and may be limited during the Exchange Offer (as defined herein) and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Bonds or as to the liquidity of the trading market for the Exchange Bonds. If a trading market does not develop or is not maintained, holders of the Exchange Bonds may experience difficulty in reselling the Exchange Bonds or may be unable to sell them at all. If a market for the Exchange Bonds develops, any such market may be discontinued at any time.

    If a public trading market develops for the Exchange Bonds, future trading prices for such securities will depend on many factors, including, among other things, prevailing interest rates, the Authority's result of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Authority, or the Credit Enhancement Provider the Exchange Bonds may trade at a discount from their principal amount.

    Issuance of the Exchange Bonds in exchange for the Bonds pursuant to the Exchange Offer will be made only after a timely receipt by the Authority of such Bonds, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Bonds desiring to tender such Bonds in exchange for Exchange Bonds should allow sufficient time to ensure timely delivery. The Authority is under no duty to give notification of defects or irregularities with respect to the tenders of Bonds for exchange. Bonds that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Bonds who tenders in the Exchange Offer for a purpose of participating in a distribution of the Exchange Bonds may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Bonds for its own account in exchange for Bonds, where such Bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds. See "Plan of Distribution." To the extent that Bonds are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Bonds could be adversely affected. See "The Exchange Offer."

RISKS RELATED TO CHANGE IN RATING

    Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (the "Rating Agency"), has assigned a rating of "AAp" to the Bonds based on an evaluation of the Credit Enhancement. The letter "p" indicates the rating is provisional. The provisional rating assumes the successful completion of the Portals II building which is the subject of the Lease and indicates that sufficiency of the Credit Enhancement to pay debt service requirements of the Bonds is largely or entirely dependent upon the successful timely completion of such building. This rating, however, while addressing credit quality subsequent to completion of such building, makes no comment on the likelihood of, or the risk of default upon failure of such completion. There is no assurance that such rating will be maintained for any given period of time or that it will not be lowered or withdrawn entirely if, in the judgment of the Rating Agency, circumstances so warrant. If the Portals II building is not timely completed, the Exchange Bonds' rating may be revised downward or withdrawn altogether. Any such revision or withdrawal of such a rating could have an adverse effect on the market price and marketability of the Bonds.

TAXATION

    The treatment of interest on the Exchange Bonds, as described herein under "TAX EXEMPTION" assumes the accuracy of the certifications of the Authority, and continuing compliance by the Authority with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"). If such certifications are not accurate, or if the Authority fails to continue to comply with the Code requirements, the treatment of interest on the Exchange Bonds could be adversely affected as described below. Furthermore, ownership of the Bonds may result in collateral federal income tax consequences to certain taxpayers, including, without limitation, financial institutions, property and casualty insurance companies, individual recipients of Social Security or Railroad Retirement benefits, certain S corporations with "excess net passive income" and taxpayers who may be deemed to have incurred or continued indebtedness to purchase or carry the Exchange Bonds. Special Tax Counsel has expressed no opinion as to such collateral tax consequences. Purchasers of the Bonds should consult their own tax advisors as to collateral federal income tax consequences.

    The Code sets forth certain requirements which must be met subsequent to the issuance and delivery of the Bonds for interest thereon to remain excludable from the gross income of the owners of the Bonds for federal income tax purposes, including investment restrictions, periodic payments of arbitrage profits to the United States, requirements regarding the proper use of bond proceeds and the facilities financed therewith and certain other matters. The Authority has covenanted to comply with such requirements. Noncompliance with such requirements could cause the interest on the Bonds to be includable in the gross income of the owners of the Bonds for federal income tax purposes, retroactive to the date of issue of the Bonds.

PREPAYMENT

    In addition to the mandatory sinking fund provisions of the Exchange Bonds, the Exchange Bonds are subject to mandatory prepayment in full in the circumstances described under "DESCRIPTION OF EXCHANGE BONDS--Redemption Provisions." Therefore, under certain circumstances, Bondholders may not be able to hold their Exchange Bonds to maturity.

CERTAIN CONSIDERATIONS RELATING TO BOOK-ENTRY-ONLY FORM OF EXCHANGE BONDS

    Until and unless definitive Exchange Bonds are issued in exchange for the Book-Entry-Only form of the Exchange Bonds, owners of the Book-Entry-Only form of Exchange Bonds will not be considered owners or holders of any Exchange Bonds. Cede & Co., as nominee of DTC, will be the sole registered owner and holder of the Exchange Bonds. After payment to Cede & Co., as nominee of DTC, neither the Trustee nor the Authority will have any responsibility or liability for the payment of interest, principal or other amounts to DTC or to beneficial owners of any Exchange Bonds. Accordingly, each person owning Book-Entry interests in the Exchange Bonds must rely on the procedures of DTC and, if such person is not a Participant in DTC, on the procedures of the Participant through which such person owns its interest, to exercise any rights and obligations of a registered owner under the Indenture. See "Description of Exchange Bonds--Book-Entry-Only System."

    Payment of principal, interest and other amounts owing on or in respect of the Exchange Bonds will be made to Cede & Co., as nominee of DTC, and thereafter, payments will be made to Participants (and then by the Participants to Indirect Participants). Neither the Trustee nor the Authority will have any responsibility or liability for any aspect of the records relating to, or payment made on account of, such Book-Entry interests in the Exchange Bonds or for maintaining, supervising or reviewing any records relating to such Book-Entry interests in the Exchange Bonds.

    Owners of Book-Entry interests in the Exchange Bonds will not have the direct rights to act upon solicitations by the Trustee of consents or requests by the Trustee for waivers or other actions from registered owners of the Exchange Bonds. Instead, an owner of Book-Entry interests in the Exchange Bonds will be permitted to act only to the extent it has received appropriate proxies to do so from DTC or, if applicable, from a Participant. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable owners of Book-Entry interests in the Exchange Bonds to vote on any requested actions on a timely basis. Similarly, upon the occurrence of an Event of Default (as defined) under the Indenture, unless and until definitive Exchange Bonds are issued, owners of Book-Entry interests in the Exchange Bonds will be restricted to acting through DTC. There can be no assurance that the procedures to be implemented by DTC under such circumstances will be adequate to ensure the timely exercise of remedies under the Exchange Bonds. DTC, or its nominee, will be the only owner with the right to bring a claim under the Indenture for nonpayment of principal and interest; therefore, the holders must rely upon the procedures of the DTC, unless and until definitive Exchange Bonds are issued. See "Description of Exchange Bonds--Book-Entry-Only System."

ADEQUACY OF INSURANCE FOR THE PROJECT

    The Registrants believe existing insurance coverage amounts are adequate for the Property. However, as the Property is developed and becomes more valuable, additional insurance may be necessary. There can be no assurance that such additional insurance will be available on terms agreeable to the Authority. Moreover, there is no assurance that the existing insurance coverage amounts will be adequate under all possible circumstances.

                                USE OF PROCEEDS

    This Exchange Offer is intended to satisfy certain of the Authority's obligations under the Purchase Agreement and the Registration Rights Agreement. The Authority will not receive any cash proceeds from the issuance of the Exchange Bonds offered hereby. In consideration for issuing the Exchange Bonds contemplated in this Prospectus, the Authority will receive Bonds in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Bonds (which they replace), except as otherwise described herein. The Bonds surrendered in exchange for Exchange Bonds will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Bonds will not result in any increase or decrease in the indebtedness of the Authority.

    The net proceeds from the Bonds in the initial offering were used (1) to acquire the Property, (2) to pay capitalized interest, and (3) to pay certain costs to issue the Bonds and provide credit enhancement. The following table shows the estimated sources and uses of funds from the offering of the Bonds:

SOURCES:
      Proceeds of Bonds (1).................................................  $  67,760,621.05
      Accrued Interest......................................................        321,393.53
          TOTAL SOURCES OF FUNDS............................................  $  68,082,014.58
USES:
      Project Fund Deposit..................................................  $  54,550,000.00
      Debt Service Fund Deposit (2).........................................      7,729,585.70
      Costs and Expenses of Issuance and Financing Fees (3).................      5,802,428.88
                                                                              ----------------
          TOTAL USES OF FUNDS...............................................  $  68,082,014.58

------------------------

(1) Includes premium of $785,621.05.

(2) Represents capitalized interest to March 1, 1998 and accrued interest.

(3) Includes underwriter's discount, legal fees, initial, first and second annual Trustee fee, rating fee, credit enhancement fee, printing and miscellaneous expenses.

                                 CAPITALIZATION

    The following table sets forth the historical capitalization of the Registrants at December 31, 1996. This table should be read in conjunction with the Selected Historical Financial Data included elsewhere in this Prospectus.

BFC Guaranty Corp.

                                                                                 AS OF DECEMBER    UNAUDITED AS OF
                                                                                    31, 1996       APRIL 30, 1997
                                                                                -----------------  ---------------
STOCKHOLDER'S EQUITY:
Common Stock, no par value, 1,500 shares authorized and issued................   $         1,000    $       1,000
Additional Paid-In Capital....................................................        50,741,210       50,741,210
Retained Earnings.............................................................         3,346,202        2,300,099
                                                                                -----------------  ---------------
  Total Stockholder's Equity and Capitalization...............................   $    54,088,412    $  53,042,309
                                                                                -----------------  ---------------
                                                                                -----------------  ---------------

BFC Finance Corp.

                                                                                 AS OF DECEMBER    UNAUDITED AS OF
                                                                                    31, 1996       APRIL 30, 1997
                                                                                -----------------  ---------------
Bonds Payable.................................................................   $   128,170,270    $ 129,617,911
STOCKHOLDER'S EQUITY:
Common Stock, no par value, 1,500 shares authorized and issued................   $         1,500    $       1,500
Retained Earnings.............................................................   $        24,692    $      80,214
                                                                                -----------------  ---------------
  Total Stockholder's Equity and Capitalization...............................   $   128,196,462    $ 129,699,625
                                                                                -----------------  ---------------
                                                                                -----------------  ---------------

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following should be read in conjunction with the Financial Statements and notes thereto included elsewhere in this Prospectus.

    BFC GUARANTY CORP. MARCH 29, 1996 THROUGH DECEMBER 31, 1996.

    The Credit Enhancement Provider is a special purpose entity formed solely to provide credit enhancement for the Bonds. In connection with the issuance of the Bonds, the Authority paid $4,018,500 to the Credit Enhancement Provider as a commitment fee. The Credit Enhancement Provider advanced this fee to its parent, the Building Finance Company of Tennessee. The Credit Enhancement Provider has no other operations.

    The Authority received $67,760,621 in net proceeds from the issuance of the Bonds, of which $54,550,000 was used to acquire land and water rights from the Douglas County Development Corporation. The Authority has no other operations.

    BFC FINANCE CORP. MARCH 29, 1996 THROUGH DECEMBER 31, 1996.

    BFC Finance Corp. is a special purpose entity formed solely to purchase certain loans from its parent company, Building Finance Company of Tennessee, and to issue its REMIC Lease-Backed Bonds Series 1996, Class A (the "Class A REMIC Bonds" and, together with the Class B REMIC Bonds, the "REMIC BONDS") and the Class B REMIC Bonds. BFC Finance Corp.'s operations commenced on March 29, 1996, with the issuance of $74,925,000 of Class A REMIC Bonds and the subsequent exchange of certain proceeds from these bonds and placement of the Class B REMIC Bonds with the Credit Enhancement Provider for notes receivable totaling $126,087,367 from 49C Partnership that were held by Building Finance Company of Tennessee. The notes receivable are providing financing for the construction of the Portals II project. BFC Finance Corp. also loaned $9,310,689.07 to DCDC II, Inc. and received a non-interest bearing Note Receivable secured by undeveloped land in Castle Rock, Colorado. BFC Finance Corp.'s entire operations during 1996 consisted of interest income of $7,240,218 from the notes receivable, interest expense of $7,226,258 on the REMIC Bonds, and amortization expense of $76,548 related to issuance costs of the REMIC Bonds. Actual interest payments received on the notes receivable and made on the REMIC Bonds totaled $3,990,295. All additional interest income and expense results from the discounting of the notes receivable and REMIC Bonds to their net present values based on future cash flows.

                                  THE PROJECT

GENERAL

    The proceeds of the Bonds were used for the acquisition from Douglas County Development Corporation, an affiliate of The Franklin L. Haney Company, of the Property. Douglas County Development Corporation is owned entirely by Franklin
L. Haney. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" herein. The purchase price for this acquisition ($54,550,000) was not determined in an arm's length negotiation, but rather is the appraised fair market value determined by THK Associates, Inc., independent appraisers, in their February 26, 1996 appraisal. It is anticipated that the Authority will construct a 36-hole golf course on the Real Estate, to be operated by the Authority as a municipal golf course. No assurances, however, can be given that the contemplated golf course will be ultimately constructed. The Authority has covenanted in the Reimbursement Agreement to take all reasonable efforts and diligently proceed to complete the Recreational Facilities, including the golf course. It is expected that certain roadways will also be constructed on the Real Estate. In addition, it is expected that tennis and other recreational facilities will be built at a central golf course club house facility, which facilities will be open to the public. The Bonds will be used solely for real estate and water rights acquisitions (and payment of cost of issuance, including the payment of fees and expenses of the Credit Enhancement Provider in connection with providing the Credit Enhancement). Following the completion of construction documentation and the issuance of all the necessary government permits and approvals, the Authority intends to issue one or more subsequent series of bonds in order to finance the design, construction and completion of golf course and recreational facility improvements and equipment, and for roadway construction (all such acquisition and construction constituting the "Project").

THE APPRAISAL REPORT

    THK Associates, Inc. was engaged by C. Roger Addlesperger, a director of the Authority, to conduct an appraisal of the Property for the purpose of establishing the fair market value. The investigation included a comprehensive market analysis, examination of lot and parcel sales, review of development costs, derivation of a discount rate, inquiry of water rights values, and physical inspection of the site and surrounding area.

    THK Associates, Inc., conducted a "Highest and Best Use Analysis" which is the reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. It was determined by THK Associates, Inc. that there are no physical limitations, legal restrictions, or economic limitations, and that the proposed and zoned uses offer the greatest potential return to the Property. The highest and best use recommendation by THK Associates, Inc. is for mixed use, residential, office, industrial, retail and related uses. A discounted cash flow/subdivision approach was utilized as a method of valuation, based upon the highest and best use being for current development and the partial improvement of the site. The valuation of the Property was determined to be $52,300,000, with excess water rights totalling $2,250,000 for a combined value of $54,550,000. The appraisal report issued by THK Associates, Inc, is subject to a number of assumptions and limiting conditions, each of which are set forth in the appraisal. A copy of the appraisal is available from the Exchange Agent.

    THK Associates, Inc. was selected by the Authority to conduct the appraisal analysis because of its nationally recognized expertise in golf course feasibility and valuation. THK Associates, Inc. has prepared over 300 studies for various types of golf courses and golf course real estate developments across the country. For the period from January 1, 1993 through December 31, 1996, THK Associates, Inc. was paid $41,838 for its professional services relating to the appraisal of the Property and feasibility study and land development assistance with respect to the Project. During such time, THK Associates, Inc has also performed other valuation and consulting services for affiliates of BFC Guaranty Corp. and has been paid $53,854 for such services.

GOLF COURSE DESIGN WORK

    The Authority engaged Global Golf Course Design, Inc. to produce a detailed design and construction package based on a review of Real Estate suitability, creation of a detailed golf course design, and overview of on-site construction requirements. Global Golf Course Design, Inc. was founded by James J. Engh. Mr. Engh has been involved with golf course design and construction since 1981. Global Golf Course Design, Inc.'s current project list includes 13 golf courses located primarily in the western United States although some are in Thailand and China. Other golf courses designed by Mr. Engh and presently open include facilities in Thailand, Austria, Italy, France, Germany, England, Ireland and Belgium.

ESTIMATED COSTS TO COMPLETE THE PROJECT

    The construction and completion of the golf course and other recreational facility improvements currently estimated to cost $5,150,000. The Authority also expects to incur approximately $25,000,000 of additional costs to complete nonrevenue producing infrastructure, including roadways, which will be transferred to the District on completion. Under the terms of the Indenture, any additional bonds issued by the Authority will be issued on a subordinate basis. There can be no assurance that the Authority will be able to issue any additional bonds or issue them in amounts needed to finance construction of the golf course and other recreational facility improvements and non-revenue producing infrastructure.

NECESSARY APPROVALS

    Development of the Project will require that the Town of Castle Rock approve amendments to each of the Districts service plans, as discussed in "THE DISTRICTS--Service Plan" and "--Town of Castle Rock Agreements." At the present time, the Town of Castle Rock is not accepting any applications for service plan amendments until it finalizes new policies regarding the use and powers of special districts located within its jurisdiction. These new policies are expected to be in place in 1997. Once the new policies are in effect, the Districts will submit their applications for service plan amendments to the Town of Castle Rock. Such amendments to the Districts' service plans may also be a condition to the effectiveness of the Operating Agreement and the Intergovernmental Agreement, as described in "SECURITY AND SOURCE OF PAYMENT." There can be no assurance that the Town of Castle Rock will approve the amendments to the Districts' service plans. In addition, undertaking completion of the Project will require various governmental permits and approvals (including revisions of the previously approved Planned Unit Development ("PUD") for the Dawson Ridge development). While the Districts and the Authority have commenced initial conversations with Town of Castle Rock staff on the nature and extent of such requirements, no formal PUD amendments will be submitted to the Town of Castle Rock or the Town of Castle Rock Zoning Commission until the Town of Castle Rock has approved the amendments to the Districts' service plans. Even if the service plan amendments are approved by the Town of Castle Rock, no assurance can be given that the requisite approvals for actual development of the Project will be forthcoming or that they will be obtained in a timely fashion. Once construction has commenced, it is anticipated that completion of the golf course and other recreational improvements component of the Project will occur within eighteen months of commencement of construction.

    In the event that the design and construction of the golf course and recreational facility improvements and equipment within the Project are not completed, there will be no revenues from the operation of those facilities available for payment of principal and interest on the Bonds, although property tax revenues or fees in lieu thereof under the Development Agreement will continue to be available for that purpose. If the golf course and recreational facilities are built, but the residential development of Dawson Ridge is not completed as planned, then the amount of property tax revenues and Development Agreement revenues collected by the Districts together with the net revenues from operation of the Project could be insufficient to make full payment of principal and interest on the Bonds. In either such event, the Credit Enhancement Provider must pay the debt service on the Bonds (exclusive of Extra Payments), but the Credit Enhancement Provider might foreclose on the Project and convert it into a non-public facility. Such a change in use could adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes. Consequently, the Deed of Trust requires that, before the Credit Enhancement Provider can foreclose on the Project, it must obtain an opinion of Special Tax Counsel acceptable to the Trustee that such foreclosure will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes. In addition, the Deed of Trust will be terminated as to the Bondholders if the Credit Enhancement Provider forecloses on it because of a default by the Authority under the Reimbursement Agreement.

COMPETITIVE CONDITIONS

    Although the Property is situated in one of the fastest growing counties in the country, Douglas County, Colorado, there are a number of existing planned unit developments in the immediate vicinity of the Property which will compete with the Property if it is ever developed. In addition to such competing developments, many more planned unit developments exist in the greater Denver metropolitan area.

INSURANCE COVERAGE

    The Property is currently covered by $2,000,000 of general liability insurance. There are no physical improvements located on the Property at the present time. In the opinion of the Registrants, the Property is adequately covered by such insurance coverage amounts at the present time.

LIMITATIONS ON IMPOSITION OF MILL LEVY

    On November 7, 1995, the voters of the District and the Related Districts approved the execution and delivery of an Operating Agreement and an Intergovernmental Agreement obligating the Related Districts to provide funds to the District for payment to the Authority to the extent that revenues from the Project are insufficient to fund debt service on the Bonds and operating expenses of the Project, such funds to be derived from a mill levy not to exceed 35 mills on all of the taxable property within the Districts. The Operating Agreement and the Intergovernmental Agreement will not become effective, however, until one of two conditions (discussed in "SECURITY AND SOURCE OF PAYMENT") for imposition of the mill levy are satisfied. In order to provide an alternate source of revenue, the Authority has entered into a Development Agreement dated as of March 1, 1996, with Douglas County Development Corporation, the owner of approximately 75% of the taxable property in the Districts, providing for a payment in lieu of taxes by Douglas County Development Corporation and all subsequent owners of the property owned by Douglas County Development Corporation in the Districts. See "DEFINITIONS OF CERTAIN TERMS AND DESCRIPTIONS OF PRINCIPAL DOCUMENTS" herein for a more complete description of the Operating Agreement, the Intergovernmental Agreement and the Development Agreement.

EFFECT OF FORECLOSURE ON THE DEED OF TRUST

    The Deed of Trust requires that, before the Credit Enhancement Provider can foreclose on the Project, it must obtain an opinion of Special Tax Counsel acceptable to the Trustee that such foreclosure will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes. In addition, the Deed of Trust will be terminated as to the Bondholders if the Credit Enhancement Provider forecloses on it because of a default by the Authority under the Reimbursement Agreement. See "DEFINITIONS OF CERTAIN TERMS AND DESCRIPTIONS OF PRINCIPAL DOCUMENTS--THE DEED OF TRUST" herein.

                                 THE AUTHORITY

    The Authority was created in 1996 as a nonprofit corporation organized under the laws of the State of Colorado, intended to be in general compliance with the requirements of the Internal Revenue Service Revenue Procedure 82-26. Generally, that revenue procedure provides that the Internal Revenue Service will ordinarily rule that obligations issued by a nonprofit corporation are issued on behalf of a governmental unit if the following requirements are met:

         I. The corporation must engage in activities that are essentially public in nature.

        II. The corporation must not be organized for profit except to the extent of retiring indebtedness.

        III. The corporate income may not inure to any private person.

        IV. The governmental unit must have a beneficial interest in the corporation while the indebtedness remains outstanding.

         V. The governmental unit must obtain full legal title to the property of the corporation with respect to which the indebtedness was incurred upon retirement of the indebtedness.

        VI. The governmental unit must approve both the nonprofit corporation and the specific obligations to be issued by the corporation.

    The District is a sponsoring governmental unit for purposes of the requirements of Internal Revenue Service Revenue Procedure 82-26.

    As a newly formed organization, the Authority has no other undertakings or obligations other than with respect to the Bonds and the Project. Franklin L. Haney and C. Roger Addlesperger are the members of the board of directors of the Authority. Franklin L. Haney is one of the principals of Douglas County Development Corporation, the owner of the Real Estate. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

    C. Roger Addlesperger, one of the directors for each of the Districts, has consulted for the Franklin L. Haney Company and Douglas County Development Corporation on matters pertaining to the real estate within Dawson Ridge and other developments in the State of Colorado. In connection with such consultation, Mr. Addlesperger has received compensation from The Franklin L. Haney Company, and anticipates having a future relationship with The Franklin L. Haney Company. Mr. Addlesperger is a Vice President of Douglas County Development Corporation. Candace Addlesperger, who is also a director of each of the Districts, is Mr. Addlesperger's wife. Each of the Districts currently has three directors. See "District Management."

    The Articles of Incorporation of the Authority provide that it is organized and shall be operated exclusively on behalf of and for the benefit and in furtherance of the purposes of Dawson Ridge Metropolitan District No. 5. The Articles of Incorporation also provide that all monies realized by the Authority will be used exclusively for the operation, maintenance and development of property of the Authority, including payment of obligations of the Authority in connection therewith, which property shall be used to provide public facilities. Such property must be located within the District or have a substantial connection therewith.

    In furtherance of those purposes, the Authority has all powers that may now or hereafter be exercised by a nonprofit corporation organized under the laws of the State of Colorado.

    Restrictions on the power of the Authority include a requirement that no part of the net earnings of the Authority will inure to the benefit of any private person, and no substantial part of the activities of the Authority shall consist of carrying on propaganda activities or otherwise attempting to influence legislation. All property of the Authority shall be owned for the benefit of the District. Upon dissolution of the Authority, all of the Authority's assets (remaining after payment of or provision for all its liabilities) shall be paid to the District.

COMPLIANCE WITH REVENUE PROCEDURE 82-26

    The following discussion addresses the Authority's compliance with Internal Revenue Service Procedure 82-26.

    I. ACTIVITIES ESSENTIALLY PUBLIC IN NATURE. The Authority is deemed to be engaged in activities that are essentially public in nature if the activities and purposes of the Authority are those permitted under the general nonprofit corporation law of the State of Colorado and the property to be provided by the Bonds is located within the geographical boundaries of or has a substantial connection with the District. The Articles of Incorporation provide that the Authority was organized and is operated exclusively on behalf of and for the benefit and furtherance of the purposes of the District and the inhabitants thereof and that the Authority has and may exercise all of the powers conferred upon nonprofit corporations organized under the laws of Colorado.

    II. NOT ORGANIZED FOR PROFIT. The Authority will be deemed not to be organized for profit except to the extent of retiring indebtedness if the Authority is organized under the general nonprofit corporation law of the State of Colorado and the Articles of Incorporation of the Authority provide that the Authority is one that is not organized for profit. The Authority is organized under the general nonprofit corporation law of the State of Colorado and the Articles of Incorporation of the Authority provide that the corporation at all times shall be one not organized for profit.

    III. NO PRIVATE INUREMENT. The income of the Authority will be deemed to not inure to any private person if the Articles of Incorporation provide that the Authority's income will not inure to any private person and, in fact, the Authority's income does not inure to any private person. The Articles of Incorporation provide that no part of the net earnings or earnings of the Authority shall inure to, or to the benefit of or be distributable to, any private person.

    IV. BENEFICIAL INTEREST BY GOVERNMENTAL UNIT. The District will be deemed to have a beneficial interest in the Authority while the Bonds remain outstanding if the District has the right at any time to obtain unencumbered fee title and exclusive possession of the property financed by the Bonds, and any additions to that property, by (1) placing into escrow an amount that will be sufficient to defease the Bonds, and (2) paying reasonable costs incident to the defeasance. The District, at any time before it defeases the Bonds, may not agree or otherwise be obligated to convey any interest in the property to any person for any period extending beyond or beginning after defeasance of the Bonds. If the District exercises the right to obtain unencumbered fee title by defeasing the Bonds, the Authority must, within a reasonable time, cancel all encumbrances on the property, including leases and management contracts. Additionally, the District must have an exclusive option to purchase the property financed by the obligations in the event the Authority defaults in its payments under the obligations. Pursuant to the terms of the Operating Agreement, the above requirements are satisfied. See "DEFINITIONS OF CERTAIN TERMS AND DESCRIPTIONS OF PRINCIPAL DOCUMENTS--THE OPERATING AGREEMENT."

    V. GOVERNMENTAL UNIT TO OBTAIN FULL LEGAL TITLE. The requirement that the District must obtain full legal title to the property of the Authority with respect to which the Bonds were incurred upon retirement of the Bonds will be met if (i) the Bonds of the Authority are issued on behalf of no more than one governmental unit and unencumbered fee title the property will vest solely in that governmental unit when the Bonds are discharged; (ii) all of the original proceeds and investment proceeds of the Bonds are used to provide tangible real or tangible personal property; (3) the District obtains upon discharge of the Bonds unencumbered fee title and exclusive possession and use of the property financed by the Bonds; (4) before the Bonds are issued, the District adopts a resolution stating that it will accept title to the property financed by the Bonds, including any additions to that property, when the Bonds are discharged;
(5) the indenture or other documents under which the Bonds are used to provide the property state that any other obligations issued by the Authority either to make improvements to the property or to refund a prior issue of the Authority's obligations will be discharged no later than the latest maturity date of the Bonds, and the maturity date of the Bonds, or any other obligations issued by the Authority with respect to the property, may not be extended beyond the latest maturity date of the original obligations; (6) the proceeds of fire or other casualty insurance policies received in connection with damage to or destruction of the property financed by the Bonds, including any additions to the property, will, subject to the claims of the holders of the Bonds, be used to reconstruct the property, regardless of whether the insurance proceeds are sufficient to pay for the reconstruction or be remitted to the District; and (7) a reasonable estimate of the fair market value of the property on the latest maturity date of the Bonds, regardless of whether the Bonds are callable at an earlier date, must equal at least 20% of the original cost of the property financed by the Bonds determined without including in the value any addition to the property or any increase or decrease for inflation or deflation during the terms of Bonds, and a reasonable estimate of the remaining useful life of the property on the latest maturity date of the Bonds must be the longer of one year or 20% of the originally-estimated useful life of the property financed by the Bonds.

    The obligations of the Authority are issued only on behalf of the District and unencumbered fee title to the property financed by the Bonds will vest solely in the District when the Bonds are discharged. All of the original proceeds and investment proceeds of the Bonds were used to acquire real property, including water rights. Assuming continuing compliance with the requirements set forth in the Operating Agreement, the above requirements will be satisfied.

    VI. DISTRICT APPROVAL OF AUTHORITY AND BONDS. The District must approve both the Authority and the Bonds to be issued by the Authority. The District adopted a resolution approving the purposes and activities of the Authority and the Bonds to be issued by the Authority.

    Noncompliance with the requirements of Internal Revenue Service Revenue Procedure 82-26 could cause the interest on the Bonds to be included in gross income for Federal and state income tax purposes retroactive to the date of issuance of the Bonds.

                                 THE DISTRICTS

GENERAL

    The Project is located in a proposed development generally referred to as Dawson Ridge. Since the inception of planning for Dawson Ridge, it has been proposed that Dawson Ridge be serviced by multiple special districts each serving a portion of Dawson Ridge. Special districts are political subdivisions of the State of Colorado and quasi-municipal corporations created pursuant to Title 32, Colorado Revised Statutes, as amended (the "Act"). The five contiguous special districts serving Dawson Ridge are referred to as Dawson Ridge Metropolitan Districts Nos. 1 through 5 (the "Districts"). The purpose of multiple metropolitan districts is to assure that residential infrastructure is supported by the benefitted property, and that then-current residents and taxpayers of an area are not unreasonably burdened by the cost of future development.

    The Districts were organized in 1985 for the purpose of providing certain water, sewer, street, park and recreation and safety improvements for Dawson Ridge, which is located entirely within the boundaries of the Town of Castle Rock.

    The Dawson Ridge development contains approximately 1,883 acres of which approximately 876 acres are being acquired by the Authority with Bond proceeds for use in the Project. There are presently no residents living in any of the Districts and infrastructure development in the Districts (i.e., roads and traffic signalization, traffic and street signage, street lighting, drainage control, and sanitary sewer) has not yet begun pending approval of service plan amendments by the Town of Castle Rock. See "THE PROJECT-- Necessary Approvals."

SERVICE PLAN

    The preparation and approval of a service plan is a requirement under Colorado Statutes for the organization of a special district. The service plans for each District consisted of a financial survey and preliminary engineering survey showing how the proposed services were to be provided and financed, including a description, among other things, of facilities to be constructed. In the preparation of the service plans, projections were utilized regarding construction costs, amounts of revenues to each District proposing the service plan, building rates and other matters. A separate service plan was prepared, in substantially identical form, with respect to each of the five Districts. Following preparation of the Districts' service plans, they were submitted to the Town of Castle Rock and approved by the Town of Castle Rock and by a majority of the electors within each District. The organization of each District was then approved by the District Court for Douglas County, Colorado.

    Any material departure from a service plan may be enjoined by the District Court for Douglas County on its own motion or upon motion by the Town of Castle Rock, residents or property owners of the District or municipalities or special districts within a radius of three miles of each District. To this extent, the powers of the Districts may be considered limited by their respective service plans. The Act permits amendments to existing service plans by a procedure analogous to that required in the original approval, when required for changes of a basic essential nature. Such a revision would require the approval of the Town of Castle Rock. However, no further approval by the District Court is required after revision approval by the Town of Castle Rock. In connection with the expected development in the Districts, including development of the Project, amendments to the service plan of each District will be required. No assurance can be given regarding whether any such service plan amendments will be approved or the timing thereof. See "SECURITY AND SOURCE OF PAYMENT" and "THE DISTRICTS--Town of Castle Rock Agreements."

ORIGINAL DEVELOPMENT

    The primary owner of the property within the geographic boundaries of the development at the time of the organization of the Districts was Bellamah Community Development, a New Mexico general partnership. Bellamah Community Development was an affiliate of and controlled by Public Service Company of New Mexico.

    In April 1986, District No. 1 issued its general obligation bonds in the original principal amount of $24,725,000 (the "1986 Bonds"), the payment of which was secured in part by the pledge of taxes of District No. 1, service charges and development fees. In connection with the issuance of the 1986 Bonds, Bellamah Community Development entered into a Facilities Development Fee Agreement (the "Fee Agreement") wherein it agreed to pay fees to District No. 1 in the total amount of $21,431,867 for the right to use facilities of District No. 1.

    Subsequent to the issuance of the 1986 Bonds, utility rate payers in Albuquerque, New Mexico successfully challenged Public Service Company of New Mexico's participation in real estate development activities, including those related to Bellamah Community Development's activities with respect to the property within the geographic boundaries of the Districts. These utility rate payers convinced the New Mexico legislature to revoke Public Service Company of New Mexico's authority to participate in real estate development activities. As a result, Public Service Company of New Mexico ceased all financial support of Bellamah Community Development.

    In 1988, Bellamah Community Development defaulted on its payment obligations under the Fee Agreement and District No. 1 initiated foreclosure of a lien against Bellamah Community Development property arising under the Fee Agreement. In June 1988, Bellamah Community Development filed a Chapter 11 bankruptcy petition, and District No. 1 sought and received relief from the bankruptcy court to enable it to attempt to foreclose on Bellamah Community Development's property. Subsequently, Bellamah Community Development's Chapter 11 proceeding was converted to a Chapter 7 liquidation.

    The fees due to District No. 1 under the Fee Agreement were projected to be the primary source of repayment of the 1986 Bonds until development produced enough revenues to pay the debt service requirement from reasonable mill levies. At the time of the Bellamah Community Development bankruptcy, no homes had been constructed within the geographic boundaries of District No. 1, and, without the collection of fees anticipated to be derived from Bellamah Community Development's development, District No. 1 determined that a mill levy of approximately 10,000 mills would have been necessary to pay 1991 debt service on the 1986 Bonds, a level the board of directors of District No. 1 believed to be uncollectible. Accordingly, on September 28, 1990, District No. 1 determined it was insolvent and filed a Chapter 9 petition in bankruptcy.

    Under District No. 1's plan of reorganization, holders of the 1986 Bonds received (i) the pro rata distribution of the unexpended bond proceeds in the amount of approximately $9,300,000 (which amounted to approximately $.356 per dollar of the creditor claims), and (ii) an exchange refunding bond (the "1992 Bonds") for the remaining portion of such claims. The total principal amount of the 1992 Bonds was $21,054,000 (representing the original principal amount of the 1986 Bonds, plus accrued interest, less distribution of existing funds). The 1992 Bonds were additionally secured by a Deed of Trust (the "1992 Deed of Trust") from District No. 1, with respect to all property which it had obtained from Bellamah Community Development in satisfaction of the Fee Agreement.

    At substantially the same time as the issuance of the 1992 Bonds, Douglas County Development Corporation, a Colorado corporation related to The Franklin
L. Haney Company, made a tender offer to purchase 1992 Bonds from the holders thereof for the price of $.15 per dollar of principal amount of the 1986 Bonds outstanding on the date of the filing of the Chapter 9 proceeding by the District. A vote accepting or rejecting the plan of reorganization did not constitute an acceptance or rejection of the offer of Douglas County Development Corporation to purchase the 1992 Bonds. Douglas County Development Corporation eventually purchased substantially all the 1992 Bonds, although in some instances the purchase price paid was in excess of $.15 per dollar.

    The 1992 Bonds were issued as limited tax obligations of District No. 1, payable from a mill levy against property within the District not to exceed 35 mills, plus additional development fees paid by developers of property, plus a pledge of the proceeds of the sale of the real estate encumbered by the 1992 Deed of Trust.

    Subsequent to the bankruptcy of District No. 1, Douglas County Development Corporation also offered to purchase from District No. 1 all of the property pledged pursuant to the 1992 Deed of Trust and outstanding utility service taps which had previously been delivered to Bellamah Community Development, but had been recovered by the District, under the Fee Agreement. On June 1, 1993, Douglas County Development Corporation purchased such property and utility service taps from District No. 1 for a purchase price of $127,847,640. The proceeds from the sale of the real estate and taps by District No. 1 to Douglas County Development Corporation were deposited with the trustee for the 1992 Bonds and were applied to defease the 1992 Bonds under the original Indenture of Trust pursuant to which the 1992 Bonds were issued, and no taxes, fees or other revenues of District No. 1 will be required to be collected for the 1992 Bonds, substantially all of which Douglas County Development Corporation has subsequently sold.

    If the amendment to District No. 1's service plan is approved, it will be obligated to impose a mill levy not to exceed 35 mills upon all of the taxable property located within District No. 1 pursuant to the terms of the Intergovernmental Agreement. District No. 1's past bankruptcy will not affect its obligation to impose the mill levy under the Intergovernmental Agreement.

DISTRICT MANAGEMENT

    Each District is governed by an elected board of directors consisting of three members. While the Act anticipates a five-member board of directors, directors must be registered electors of the State of Colorado and they or their spouse must either own taxable real or personal property within the District or live within the District. At the present time, Douglas County Development Corporation owns approximately 75% of the taxable property within the Districts. Property interests within the Districts are also owned by C. Roger Addlesperger and Joseph Knopinski. Mr. Knopinski, Mr. Addlesperger and Ms. Candace Addlesperger are the members of the board of each of the five Districts.

    C. Roger Addlesperger, one of the directors for each of the Districts, has consulted for the Franklin L. Haney Company and Douglas County Development Corporation on matters pertaining to the real estate within Dawson Ridge and other developments in the State of Colorado. In connection with such consultation, Mr. Addlesperger has received compensation from The Franklin L. Haney Company, and anticipates having a future relationship with The Franklin L. Haney Company. Mr. Addlesperger is a Vice President of Douglas County Development Corporation. Candace Addlesperger, who is a director of the District, is Mr. Addlesperger's wife.

    Pursuant to Colorado law, a director must disqualify himself or herself from voting on any issue in which he or she has a conflict of interest unless he or she has disclosed such conflict of interest in a certificate filed with the Colorado Secretary of State and the board of directors at least 72 hours in advance of any meeting in which such conflicts may arise. Each of the directors believes that such laws have been complied with fully.

TOWN OF CASTLE ROCK AGREEMENTS

    In order to provide for the orderly extension of certain public services of the Districts, each District and the Town of Castle Rock entered into a separate Intergovernmental Agreement dated August 15, 1985, as amended. Subsequently, in connection with the bankruptcy of Bellamah Community Development, the Districts and the Town of Castle Rock executed a Suspension Agreement pursuant to which it was agreed that further development of the Districts would require the submission to the Town of Castle Rock, and approval by the Town of Castle Rock, of service plan amendments outlining the anticipated development of the Districts. While the Districts have commenced discussions on revised service plans with the Town of Castle Rock, the Town of Castle Rock will not formally consider such amendments to the service plans until it has completed its own revisions to the Town of Castle Rock's existing policies concerning special districts located within its jurisdiction. See "THE PROJECT--Necessary Approvals." No assurance can be given that the Town of Castle Rock will approve such revisions to the Districts' service plans, and a failure to receive such approval could interfere with development of each of the Districts, including construction of the contemplated golf course and construction of residences.

DISTRICT POWERS

    The operation and administration of each District are controlled by its board of directors. The rights, powers, privileges, authority, functions and duties of the District are established by the laws of the State of Colorado, particularly the Act. Each District has the power, among other powers, to enter into contracts and agreements; to sue and be sued, to incur indebtedness and issue bonds following approval at an election or to refund any bonded indebtedness of the District at lower interest rates without an election; to fix rates, tolls or charges for services or facilities furnished by the District; to adopt and enforce regulations promulgated by the board; to levy and collect general ad valorem property taxes; to acquire, dispose of and encumber real and personal property, to have the management, control and supervision of all the business affairs of the District and the construction, installation, operation and maintenance of District improvements; and to exercise the powers of eminent domain for the condemnation of private property for public use.

DISTRICT LIABILITY

    In the opinion of the board of directors of each District, the insurance presently held by each District and public employee bonds coverage, together with the provisions of the Colorado Governmental Immunity Act, Part 1 of Article 10 of Title 24, Colorado Revised Statutes, as amended (the "Immunity Act") will provide adequate protection for each District and its board against the majority of potential liability claims.

    The Immunity Act states for political subdivisions of the State of Colorado, that sovereign immunity acts as a bar to any action against a public entity, such as any District, but only to the extent and subject to the conditions provided therein. The Immunity Act generally provides that a District is immune from liability resulting from claims for injury which lie in tort or those which could lie in tort, except for specified actions for damages or injuries resulting from: the operation of a motor vehicle of or on behalf of the District; the operation of any public hospital, correctional facility or jail; a dangerous condition of any public building of the District; a dangerous condition caused by the District which interferes with the movement of traffic on any public highway, road, street or sidewalk; a dangerous condition of any public facility of the District; and the operation and maintenance of water and sanitation facilities. The Immunity

Act establishes a limitation on judgments for the above-described activities such that the maximum allowed for one person is $150,000, and for an injury to two or more persons, the maximum allowed is $150,000 per person or $600,000, whichever is less. The Immunity Act also provides that in the event the District is unable to pay a settlement or judgment due to a lack of available funds, the District shall certify a general ad valorem tax to discharge such settlement or judgment. In no case shall such tax exceed a total of ten mills per year of assessment for all outstanding settlements or judgments. For injuries occurring prior to July 1, 1986, sovereign immunity is deemed to be waived to the extent that the District's insurance covers such injury. With regard to injuries occurring on and after such date, a District may, by resolution, increase any maximum amount that may be recovered from the District for the type of injury described in the resolution. However, no District has adopted a resolution to increase such maximum amounts. A District may not be held liable either directly or by indemnification for punitive or exemplary damages.

    A District may not be able to claim governmental immunity and, therefore, may be subject to certain civil liabilities premised upon certain causes of action founded in various federal laws. This could occur, for example, in suits filed pursuant to 42 U.S.C. Section 1983 alleging the deprivation of the civil rights of an individual, or suits alleging anti-competitive practices and violation of the anti-trust laws by the District in the exercise of its delegated powers. However, the Immunity Act provides that it applies to any action against a public entity or public employee in any court of this state having jurisdiction over any claim brought pursuant to any federal law, if such action lies in tort or could lie in tort.

    With the completion of the Project, the Districts may be subject to increased claims for liability attendant to the operation of a public golf course facility. However, such increased claims for liability may still be subject to the limits imposed by the Immunity Act as discussed above.

BUDGETARY PROCESS

    Each District is subject to the Local Government Budget Law of Colorado, part 1 of article 1 of title 29, Colorado Revised Statutes, as amended. Under this statute, the District's budget is required to be adopted before certification of a mill levy for the forthcoming calendar year. The budget is required to set forth all proposed expenditures for the administration, operation, maintenance and debt service of the District, including all expenditures for capital projects to be undertaken or executed in the fiscal year. The budget must show the actual figures for the prior fiscal year, estimated figures projected through the end of the current fiscal year, including disclosure of all beginning and ending fund balances, and the anticipated expenditures for the ensuing year. In addition, it must set forth the anticipated revenues and other means of financing the proposed expenditures for the ensuing year. After the proposed budget is prepared, a notice must be published indicating that the budget is open for public inspection and that a hearing will be held on the budget.

    Before the beginning of the ensuing year, the board of each District must enact resolutions making appropriations for that year. The amounts appropriated may not exceed the amounts fixed in the budget as adopted by the board. Upon the adoption of the budget, the board must file certified copies of the budget with the Colorado Division of Local Government. In the event of some contingency which could not have been reasonably foreseen at the time of adoption of the budget, the board of the District may also authorize the expenditure of funds in excess of the budget by a resolution adopted by a majority vote of the board at a public meeting.

    Through the preparation of the budget, and by taking into consideration all sources of revenue, costs of constructing, operating and maintaining the facilities of each District, the required tax levy is determined each year. Any property tax levy which results in tax revenues for District operations (but not principal and interest payments on District indebtedness, including the obligations arising under the Operating Agreement and the Intergovernmental Agreement) exceeding 105.5% of the amount raised in the previous year (but with an exemption for increased valuation for assessment attributable to annexation or inclusions, or increased valuation due to new construction) must be submitted to the Colorado Division of Local Government for approval. If approval is not granted, such approval can be obtained by vote of electors within the District. However, the provisions of an amendment to the Constitution of the State of Colorado, approved in the November 3, 1992 general election and commonly referred to as Amendment One ("Amendment One"), may result in a more restrictive increase (or a decrease) in property tax revenues and spending for the Districts.

    Since authorization for the execution of the Operating Agreement and the Intergovernmental Agreement, including the imposition of a mill levy not to exceed 35 mills upon all of the taxable property within the Districts, was approved by the electors of each District on November 7, 1995, the requirements of Amendment One have been complied with and will not affect the ability of the Districts to impose taxes pursuant to the Operating Agreement and the Intergovernmental Agreement. Moreover, since principal and interest payments on District indebtedness, including the obligations arising under the Operating Agreement and the Intergovernmental Agreement are not included in determining whether approval of the Colorado Division of Local Government is necessary, no further approvals other than approval by the Town of Castle Rock of a service plan amendment and any necessary PUD approvals for the Project are required. Once the service plan amendments are approved, the Districts may impose a mill levy for the following year in accordance with the budgetary process set out above.

FINANCIAL STATEMENTS

    Under Colorado statutes, unless exempted (e.g., for insubstantial financial activity) the board of each District is required to have the financial statements of the District audited at least annually. The audited financial statements must be filed with the board by July 1 of each year, and with the State Auditor 30 days thereafter. If such audit is not filed as required by law, the State Auditor may authorize the County Treasurer holding moneys of the District generated pursuant to the taxing authority of the District to prohibit the release of such moneys until the District complies with the audit law.

AMENDMENT ONE

    Amendment One amended the Colorado Constitution to require voter approval prior to: (1) imposition of a new tax, tax rate increase, mill levy increase, valuation for assessment ratio increase, tax extension, or other change in policy which results in a net gain of tax revenues; or (2) creation for more than one fiscal year of any debt or other financial obligation, with limited exceptions. Authorization for the execution of the Operating Agreement and the Intergovernmental Agreement, including the imposition of a mill levy not to exceed 35 mills upon all of the taxable property within the Districts, was approved by the electors of each District in compliance with Amendment One on November 7, 1995.

    Amendment One also limits increases in property tax revenues, with certain adjustments (including voter-approved revenue changes), (1) for local governments, to the total of inflation plus the net percentage change in actual value of all real property within the local government due to construction of improvements and additional taxable real property; and (2) for school districts, to the total of inflation plus the percentage change in student enrollment. In addition, Amendment One limits percentage increases in spending, with certain adjustments, (including voter-approved revenue changes) (1) for local governments, to the total of inflation plus the net percentage change in actual value of all real property within the local government due to construction of improvements and additional taxable real property and (2) for school districts, to a total of inflation plus the percentage change in student enrollment. Revenues collected in excess of limits are required to be refunded unless voters approve a revenue change as an offset.

    However, Amendment One provides that the future creation of local government debt shall increase (and retiring or refinancing debt shall lower) fiscal year property tax revenue by the annual debt service so funded.

    Amendment One also provides that if annual local government revenue is less than the annual payments on general obligation bonds, pensions and final court judgments, the election requirements and the limits for percentage changes in spending and property tax revenues will be suspended to provide for the deficiency.

    It is not possible to predict the effect of Amendment One on future activities of the Districts, including their ability to raise taxes and other funds to generate sufficient revenues for their general funds, to undertake additional programs or to engage in any subsequent financing activities.

                                 TAX EXEMPTION

GENERAL

    Interest on the Bonds is excluded from gross income pursuant to Section 103(a) of the Internal Revenue Code of 1986 (the "Code"). Section 103(a) excludes from gross income interest on all obligations of a state or political subdivision thereof except those listed in Section 103(b). The Authority is an instrumentality of Dawson Ridge Metropolitan District No. 5, which is a political subdivision of the State of Colorado. Section 103(b) provides that
Section 103(a) does not apply to (1) private activity bonds which are not a qualified bond within the meaning of Section 141 of the Code, (2) arbitrage bonds, and (3) bonds not in registered form. The Bonds are not private activity bonds since the proceeds were used to acquire land for public use and are in registered form. The documents governing the Bonds contain requirements that preclude them from being arbitrage bonds and the Authority has covenanted to take all steps required to prevent the Bonds from becoming arbitrage bonds as defined in Section 148 of the Code.

    On the date of issuance of the Bonds, Jenner & Block, Special Tax Counsel delivered its opinion to the effect that the interest on the Bonds is excludable from gross income for purposes of federal income tax under existing laws as enacted and construed on the date of such opinion, assuming the accuracy of the certifications of the Issuer, and continuing compliance by the Issuer with the requirements of the Code. Interest on the Bonds will not be an item of tax preference for purposes of either individual or corporate alternative minimum tax for individuals or corporations under the Code.

    The alternative minimum tax for corporations is levied for taxable years beginning after December 31, 1986 in addition to the corporate regular tax in certain cases. The alternative minimum tax, if any, depends upon the corporation's alternative minimum taxable income, which is the corporation's taxable income with certain adjustments. One of the adjustment items used in computing the alternative minimum taxable income of a corporation (excluding S Corporations, Regulated Investment Companies, Real Estate Investment Trusts and REMICs) is an amount equal to 75% of the excess of such corporation's "adjusted current earnings" over an amount equal to its alternative minimum taxable income (before such adjustment item and the alternative tax net operating loss deduction). The term "adjusted current earnings" would include all tax-exempt interest, including interest on the Bonds.


    Under Section 884 of the Code, interest on the Bonds is to be taken into account in the computation of the foreign branch profits tax.

    Ownership of the Bonds may result in collateral federal income tax consequences to certain taxpayers, including, without limitation, financial institutions, property and casualty insurance companies, individual recipients of Social Security or Railroad Retirement benefits, certain S corporations with "excess net passive income" and taxpayers who may be deemed to have incurred or continued indebtedness to purchase or carry the Bonds. Special Tax Counsel expresses no opinion as to such collateral tax consequences. Purchasers of the Bonds should consult their own tax advisors as to collateral federal income tax consequences.

    The Code sets forth certain requirements which must be met subsequent to the issuance and delivery of the Bonds for interest thereon to remain excludable from the gross income of the owners of the Bonds for federal income tax purposes, including investment restrictions, periodic payments of arbitrage profits to the United States, requirements regarding the proper use of bond proceeds and the facilities financed therewith and certain other matters. The Authority has covenanted to comply with such requirements.

Noncompliance with such requirements could cause the interest on the Bonds to be includable in the gross income of the owners of the Bonds for federal income tax purposes, retroactive to the date of issue of the Bonds.

BOND PREMIUM

    An investor may purchase a Bond at a price in excess of its stated principal amount. Such excess is characterized as "bond premium" and must be amortized by the investor on a constant yield basis over the remaining term of the Bond in a manner that takes into account potential call dates and call prices. An investor cannot deduct amortized bond premium relating to a tax-exempt bond for federal income tax purposes. However, as bond premium is amortized, it reduces the investor's basis in the Bond. Investors who purchase a Bond at a premium should consult their own tax advisors regarding the amortization of bond premium and its affect on the Bond's basis for purposes of computing gain or loss in connection with the sale, exchange, redemption or early retirement of the Bond.

ORIGINAL ISSUE DISCOUNT

    The initial offering price of one maturity of the Bonds was less than the principal amount payable at maturity. The difference between the issue price of such maturity of the Bonds and the amount payable at maturity is original issue discount. The issue price (the "Issue Price") for such maturity of the Bonds was the price at which a substantial amount of such maturity of the Bonds is first sold to the public.

    For an investor who purchased a Bond of such maturity in the initial offering at the Issue Price for such maturity and who holds such Bond to its stated maturity, subject to the condition that the Authority complies with the covenants discussed under "TAX EXEMPTION--General" above, (a) the full amount of original issue discount with respect to such Bond constitutes interest which is not includable in the gross income of the owner thereof for federal income tax purposes and (b) such owner will not realize taxable capital gain or market discount upon payment of such Bond at its stated maturity; such interest is not included as an item of tax preference in computing an adjustment used in determining the alternative minimum tax for individuals and corporations under the Code, but is taken into account in computing an adjustment used in determining the alternative minimum tax for certain corporations under the Code, as described above; and the accretion of original issue discount in each year may result in an alternative minimum tax liability for corporations or certain other collateral federal income tax consequences in each year even though a corresponding cash payment may not be received until a later year.

    Owners of Bonds who dispose of Bonds prior to the stated maturity (whether by sale, redemption or otherwise), who purchase Bonds in the initial offering, but at a price different from the Issue Price or who purchase Bonds subsequent to the initial offering at a price other than the Bond's Issue Price plus accreted original issue discount should consult their own tax advisors.

EXCHANGE BONDS

    Brownstein Hyatt Farber & Strickland, P.C., special counsel to the Authority, has advised the Authority that in its opinion, the exchange of the Bonds for Exchange Bonds pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Bonds will not be considered to differ materially in kind or extent from the Bonds. Rather, the Exchange Bonds received by a holder will be treated as a continuation of the Bonds in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Bonds for Exchange Bonds pursuant to the Exchange Offer.

                         DESCRIPTION OF EXCHANGE BONDS

GENERAL

    The Exchange Bonds will be delivered to the purchasers thereof only as fully registered bonds in the denominations of $100,000 and integral multiples of $5,000 in excess thereof in book-entry only form as described below under the subheading "Book-Entry-Only System" and as provided in the Indenture.

    The Exchange Bonds will bear interest at the rates, and will mature, subject to the right of redemption described below, in the principal amounts and on the dates set forth on the cover page hereof. Interest on the Exchange Bonds from the dated date thereof will be payable only on June 1, 1997 and semiannually thereafter on each June 1 and December 1 (each, an "Interest Payment Date") and until maturity or prior redemption.

    Interest on the Exchange Bonds is payable in lawful money of the United States of America by check mailed by first class mail on each Interest Payment Date to the registered owner as of the close of business on the 15th day of the calendar month immediately preceding such Interest Payment Date (whether or not a business day) (the "Record Date"); provided, however, that any owners of $1,000,000 or more of the principal amount of the Exchange Bonds may, at any time prior to a Record Date, give to the Trustee written instructions for payment of such interest on each succeeding Interest Payment Date by wire transfer. The principal on the Exchange Bonds and premium, if any, thereon are payable when due upon presentation thereof at the principal corporate trust office of the Trustee in lawful money of the United States of America.

    Any such interest not so timely paid or duly provided for shall cease to be payable to the person who is the registered owner thereof on the Record Date and shall be payable to the person who is the registered owner thereof at the close of business on a special record date (the "Special Record Date") established for the payment of the defaulted interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the defaulted interest, and notice of the Special Record Date shall be given to the registered owners of the Exchange Bonds not less than ten days prior to the Special Record Date by first-class mail to each such registered owner as shown on the registration books kept by the Trustee on a date selected by the Trustee. Such notice shall state the date of the Special Record Date and the date fixed for the payment of such defaulted interest.

REDEMPTION PROVISIONS

    MANDATORY SINKING FUND REDEMPTION. The Exchange Bonds maturing December 1, 2011 and December 1, 2017 shall be subject to mandatory sinking fund redemption at a redemption price of 100% of the principal amount thereof, plus accrued interest to the date fixed for redemption, on December 1 of each of the years and in the principal amounts set forth below:

EXCHANGE BONDS MATURING  EXCHANGE BONDS MATURING
   DECEMBER 1, 2011         DECEMBER 1, 2017
-----------------------  -----------------------
  YEAR        AMOUNT       YEAR        AMOUNT
---------  ------------  ---------  ------------
2010       $  3,755,000       2012  $  4,250,000
2011     *    3,995,000       2013     4,515,000
                              2014     4,795,000
                              2015     5,095,000
                              2016     5,415,000
                              2017*    5,750,000

------------------------

*   Stated Maturity

The Exchange Bonds to be redeemed will be selected by the Trustee by lot, using a computer system which randomly selects which bonds will be redeemed within the maturity or maturities called for redemption.

    EXTRAORDINARY MANDATORY REDEMPTION. The Exchange Bonds are subject to extraordinary mandatory redemption in whole at a redemption price of 100% of the principal amount thereof plus accrued interest to the date fixed for redemption from proceeds of prepayment of the Collateral. In the event that the Series B REMIC Bonds (as defined herein under "CREDIT ENHANCEMENT") are prepaid in full while the Exchange Bonds are outstanding, the proceeds of such prepayment will be used to redeem the Exchange Bonds. The Acquisition and Construction Notes (as defined herein under "CREDIT ENHANCEMENT") permit optional prepayments in full to be made on and after December 1, 2015. Under the trust indenture for the Series B REMIC Bonds, prepayments of the Acquisition and Construction Notes requires prepayment of the Series B REMIC Bonds. See "CREDIT ENHANCEMENT."

BOOK-ENTRY-ONLY SYSTEM

    A portion of the information contained in this section has been extracted from a report from DTC entitled "Book-Entry-Only Municipals". No representation is made by the Authority or the Credit Enhancement Provider as to the completeness or the accuracy of such information or as to the absence of material adverse changes in such information subsequent to the date hereof.

    DTC will act as securities depository for the Exchange Bonds. The ownership of one fully registered Exchange Bond for each maturity set forth on the cover page hereof, each in the aggregate principal amount of such maturity, will be registered in the name of CEDE & CO., as nominee for DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of its participants (the "Direct Participants") and to facilitate the clearance and settlement of securities transactions among Direct Participants, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and the Direct Participants and Indirect Participants are on file with the Securities and Exchange Commission.

    Purchases of Exchange Bonds under the DTC system must be made through Direct Participants, who will receive a credit for the Bonds on DTC's records. The ownership interest of each actual purchaser of each Exchange Bond (each a "Beneficial Owner") will be recorded through the records of the Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmations of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Bonds will be accomplished by book entries made by DTC and by the Direct Participants and Indirect Participants which act on behalf of the Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in the Bonds, except as specifically provided in the Indenture. NEITHER THE AUTHORITY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO DIRECT PARTICIPANTS OR INDIRECT PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO THE PAYMENTS TO, OR THE PROVIDING OF NOTICE FOR, SUCH DIRECT PARTICIPANTS OR INDIRECT PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES.

    All notices that are to be given to owners of the Exchange Bonds by the Trustee will be given only to DTC as registered owner. Conveyance of notices and other communications by DTC to Direct

    Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    SO LONG AS CEDE & CO. IS THE REGISTERED OWNER OF THE EXCHANGE BONDS, AS NOMINEE OF DTC, REFERENCES HEREIN TO THE BONDHOLDERS OR REGISTERED OWNERS OF THE EXCHANGE BONDS SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE BONDS. BENEFICIAL OWNERS OF THE BONDS OR INTERESTS IN THE BONDS WILL NOT RECEIVE OR HAVE THE RIGHT TO RECEIVE PHYSICAL DELIVERY OF SUCH BONDS.

    Under the Indenture, payment made by the Trustee to DTC or its nominee shall satisfy the Authority's obligation under the Indenture to the extent of such payments.

    Principal, redemption price, if any, and interest payments on the Exchange Bonds will be made to DTC or its nominee, CEDE & CO., as registered owners of the Exchange Bonds. Upon receipt of moneys, DTC's current practice is to credit immediately the accounts of the Direct Participants in accordance with their respective holdings shown on the records of DTC. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is now the case with municipal securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Direct Participants and Indirect Participants and not of DTC, the Trustee or the Authority, subject to any statutory and regulatory requirements as may be in effect from time to time.

    For every transfer and exchange of the Exchange Bonds, the Beneficial Owners may be charged a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto.

    DTC may determine to discontinue providing its services with respect to the Exchange Bonds at any time by giving notice to the Authority and the Trustee and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, bond certificates are required to be delivered as described in the Indenture. Each Beneficial Owner, upon registration of certificates held in such Beneficial Owner's name, will become a Bondholder.

    The Authority, in its reasonable discretion, may determine that continuation of the system of book-entry transfers through DTC (or a successor securities depository) is not in the best interests of the Beneficial Owners. In such event, bond certificates will be delivered as described in the Indenture.

    In the event that the Book-Entry-Only System is discontinued, the following provisions would apply to the Exchange Bonds. The Trustee shall keep the registration books for the Exchange Bonds at its principal corporate trust office. Subject to the further conditions contained in the Indenture, the Exchange Bonds may be transferred or exchanged for one or more Exchange Bonds of the same maturity in different authorized denominations upon surrender thereof at the principal corporate trust office of the Trustee by the registered owners or their duly authorized attorneys; upon surrender of any Exchange Bonds to be transferred or exchanged, the Trustee shall record the transfer or exchange in its registration books and shall authenticate and deliver new Exchange Bonds of the same maturity appropriately registered and in appropriate authorized denominations; during the 15 days immediately preceding the date of mailing of any notice of redemption or at any time following the mailing of any notice of redemption, the Trustee shall not be required to effect or register any transfer or exchange of any Exchange Bond which has been selected for such redemption, except that Exchange Bonds properly surrendered for partial redemption may be exchanged for new Exchange Bonds of the same maturity in authorized denominations equal in the aggregate to the unredeemed portion; the Authority and the Trustee shall be entitled to treat the registered owners of the Exchange Bonds, as their names appear in the registration books as of the appropriate dates, as the owners of such Exchange Bonds for all purposes under the Indenture. No transfer or exchange made other than as described above and in the Indenture shall be valid or effective for any purposes under the Indenture.

DEBT SERVICE REQUIREMENTS ON THE BONDS

    The table below indicates total debt service on the Bonds for the periods indicated.

                                                                         PERIOD ENDING DECEMBER 31
                                                          -------------------------------------------------------
                                                                                              TOTAL DEBT SERVICE
                                                             PRINCIPAL          INTEREST          REQUIREMENT
                                                          ----------------  ----------------  -------------------
1996....................................................         --         $   3,099,151.88   $    3,099,151.88
1997....................................................         --             4,132,202.50        4,132,202.50
1998....................................................         --             4,132,202.50        4,132,202.50
1999....................................................  $   1,980,000.00      4,132,202.50        6,112,202.50
2000....................................................      2,095,000.00      4,018,352.50        6,113,352.50
2001....................................................      2,215,000.00      3,897,890.00        6,112,890.00
2002....................................................      2,340,000.00      3,770,527.50        6,110,527.50
2003....................................................      2,475,000.00      3,635,977.50        6,110,977.50
2004....................................................      2,620,000.00      3,489,952.50        6,109,952.50
2005....................................................      2,780,000.00      3,332,752.50        6,112,752.50
2006....................................................      2,950,000.00      3,163,172.50        6,113,172.50
2007....................................................      3,115,000.00      2,995,022.50        6,110,022.50
2008....................................................      3,310,000.00      2,798,777.50        6,108,777.50
2009....................................................      3,525,000.00      2,586,937.50        6,111,937.50
2010....................................................      3,755,000.00      2,357,812.50        6,112,812.50
2011....................................................      3,995,000.00      2,118,431.25        6,113,431.25
2012....................................................      4,250,000.00      1,863,750.00        6,113,750.00
2013....................................................      4,515,000.00      1,598,125.00        6,113,125.00
2014....................................................      4,795,000.00      1,315,937.50        6,110,937.50
2015....................................................      5,095,000.00      1,016,250.00        6,111,250.00
2016....................................................      5,415,000.00        697,812.50        6,112,812.50
2017....................................................      5,750,000.00        359,375.00        6,109,375.00
                                                          ----------------  ----------------  -------------------
Total...................................................  $  66,975,000.00  $  60,512,615.63   $  127,487,615.63
                                                          ----------------  ----------------  -------------------
                                                          ----------------  ----------------  -------------------

                         SECURITY AND SOURCE OF PAYMENT

    The Bonds are limited obligations of the Authority, secured only by the trust estate identified in the Indenture and payable solely from the funds held under the Indenture (including capitalized interest deposited from the proceeds of the Bonds), Revenues of the Authority and payments made under the Credit Enhancement.

    Revenues of the Authority include, without limitation, all income, rents, receipts and profits of the Authority (excluding certain payments for operation and maintenance expenses and specifically restricted gifts, bequests and other forms of contributions). Revenues will include income derived from operation of the golf course and the swimming and tennis facilities which the Authority intends to construct on the Real Estate. See "The Project." The Authority is acting as an instrumentality of the District. On November 7, 1995, the voters of the District and the Related Districts approved the execution and delivery of the Operating Agreement and the Intergovernmental Agreement obligating the Related Districts to provide funds to the District for payment to the Authority to the extent that revenues from the Project are insufficient to fund debt service on the Bonds and operating expenses of the Project. Such funds would be derived from a mill levy that is subject to certain limitations, including a 35-mill limitation on taxable property within the District and the Related Districts. The Operating Agreement and the Intergovernmental Agreement will not become effective until an amendment to the Districts' service plans including the mill levy is approved by the Town of Castle Rock, or the Districts receive an acceptable opinion of counsel acceptable to the Districts that such mill levy may be imposed without regard to any service plan amendment. Each of the Districts has covenanted in the Recreational Facilities Agreement to take all reasonable action necessary to effect such service plan amendment or to obtain such opinion. At the present time, the Town of Castle Rock is not accepting any applications for service plan amendments until it finalizes new policies regarding the use and powers of special districts located within its jurisdiction. These new policies are expected to be in place in 1997. Once the new policies are in effect, the Districts will submit their applications for service plan amendments to the Town of Castle Rock. There can be no assurance that the Town of Castle Rock will approve the amendments to the Districts' service plans. See "THE PROJECT--Necessary Approvals."

    In order to provide an alternate source of revenue, the Authority entered into a Development Agreement dated as of March 1, 1996 (the "Development Agreement") with Douglas County Development Corporation, the owner of approximately 75% of the taxable property in the Districts, and certain other property owners providing for a payment in lieu of taxes by Douglas County Development Corporation and all subsequent owners of the property owned by Douglas County Development Corporation in the Districts. The amount of such payment will be equivalent to the amount which would be generated by a mill levy against all of the taxable real and personal property in the Districts pursuant to the Operating Agreement and the Intergovernmental Agreement. The payment obligations under the Development Agreement are absolute and unconditional and no conditions must be satisfied for the Development Agreement to become effective. Payment obligations under the Development Agreement are required to be paid within fifteen days after any applicable payment date, as set forth in the Development Agreement. The Authority has assigned its interests in the Development Agreement to the Credit Enhancement Provider and the Trustee, allowing the Credit Enhancement Provider and the Trustee to accelerate any amounts due but not paid under the Development Agreement, and to foreclose on such property for which payments have not been made, if necessary. Descriptions of the material terms of the Operating Agreement, the Intergovernmental Agreement, the Development Agreement and the Recreational Facilities Agreement appear herein under the caption "DEFINITIONS OF CERTAIN TERMS AND DESCRIPTIONS OF PRINCIPAL DOCUMENTS."

    Debt service on the Bonds for the period prior to March 1, 1998 is payable from the proceeds of the Bonds in the form of capitalized interest. See "USE OF PROCEEDS" herein. Such capitalized interest amount is on deposit with the Trustee and will be sufficient to make all payments of interest on the Bonds to March 1, 1998 (but not Extra Payments). As credit enhancement for the Bonds, the Credit Enhancement Provider executed a Collateralized Credit Enhancement Agreement for the benefit of the Trustee, pursuant to which the Credit Enhancement Provider is obligated to make payment of debt service on the Securities for the period commencing March 1, 1998, but the Credit Enhancement Provider's liability is limited to the Collateral pledged and assigned to the Trustee. The Collateral to be assigned by the Credit Enhancement Provider consists of the Series B REMIC Bonds and the debt service payments on the Series B REMIC Bonds, which will be payable effectively from certain payments to be made by the U.S. Government under a lease for space in a building in the District of Columbia. See "Credit Enhancement" and "DEFINITIONS OF CERTAIN TERMS AND DESCRIPTIONS OF PRINCIPAL DOCUMENTS-- THE LEASE." The amounts required to be paid on the Series B REMIC Bonds, if timely paid, will be sufficient to pay principal of and interest on the Bonds when due for the period commencing March 1, 1998, but not to pay Extra Payments.

    Pursuant to the Reimbursement Agreement between the Authority and the Credit Enhancement Provider, monies applied by the Trustee from the proceeds of the Series B REMIC Bonds to pay principal and interest on the Bonds are required to be reimbursed to the Credit Enhancement Provider from operating revenues of the Authority (which are currently expected to be primarily golf course revenues, mill levy payments by the Districts and payments under the Development Agreement). There is no assurance that such revenues will be sufficient to enable the Authority to meet these obligations, and a failure to do so constitutes a default under the Reimbursement Agreement. If such a default occurs and the Credit Enhancement Provider is not in default under the Collateralized Credit Enhancement Agreement, the Credit Enhancement Provider is entitled to exercise various remedies, including foreclosing on the Deed of Trust, thereby terminating the rights of the Bondholders in various security (other than the Collateral), including the Authority's interest in the Project. However, such foreclosure is permitted only if the Credit Enhancement Provider obtains an opinion of Special Tax Counsel acceptable to the Trustee that such foreclosure will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes. See "DEFINITIONS OF CERTAIN TERMS AND DESCRIPTIONS OF PRINCIPAL DOCUMENTS--THE DEED OF TRUST," "--COLLATERALIZED CREDIT ENHANCEMENT AGREEMENT" and "--REIMBURSEMENT AGREEMENT."

                               CREDIT ENHANCEMENT

    The Credit Enhancement Provider executed the Collateralized Credit Enhancement Agreement for the benefit of the Trustee. Pursuant to the Collateralized Credit Enhancement Agreement, the Credit Enhancement Provider has agreed to provide to the Trustee amounts sufficient to provide for the due, prompt and complete payment of the Bonds, including principal and interest payable thereunder for the period commencing March 1, 1998 (but excluding payments with respect to premium on the Bonds, interest on the Bonds in excess of the pre-default rate thereon, Additional Interest and amounts due solely as a result of acceleration or redemption of the Bonds (collectively, "Extra Payments")) all of which shall be paid solely from payments on the Series B REMIC Bonds.

    In order to secure its obligations under the Collateralized Credit Enhancement Agreement, the Credit Enhancement Provider has pledged and delivered to the Trustee the Series B REMIC Bonds payable from an interest in the REMIC Trust Estate under the REMIC Indenture, in accordance with the provisions of a Bond Pledge and Security Agreement between the Credit Enhancement Provider, the Trustee and the REMIC Trustee. An election was made to have the REMIC Trust Estate treated as a "real estate mortgage investment conduit" for federal income tax purposes.

    The Series B REMIC Bonds will be payable on a parity with the Series A REMIC Bonds from amounts paid on notes held in the REMIC Trust Estate, and such payments will be pledged as Collateral and used to pay the debt service payments on the Series A REMIC Bonds and Series B REMIC Bonds. Certain of the notes held in the REMIC Trust Estate (the "Acquisition and Construction Notes") have been issued by Parcel 49C Limited Partnership, a District of Columbia limited partnership, in respect of loans to Parcel 49C Limited Partnership related to the acquisition and construction by Parcel 49C Limited Partnership of an office building (with parking garage) in the District of Columbia commonly referred to as Portals II. Space in such office building has been leased by Parcel 49C Limited Partnership to the U.S. Government pursuant to a lease agreement dated August 12, 1994, as amended and supplemented (the "Lease"). Parcel 49C Limited Partnership assigned the Lease and rent payable thereunder to Building Finance Company of Tennessee, Inc., as collateral for amounts loaned by Building Finance Company of Tennessee, Inc. to Parcel 49C Limited Partnership, which amounts are evidenced by the Acquisition and Construction Notes. Building Finance Company of Tennessee, Inc., transferred the Acquisition and Construction Notes and the collateral therefor to BFC Finance Corp. which then assigned all such assets to the REMIC Trustee as security for the REMIC Bonds. Amounts payable on the Acquisition and Construction Notes (and, in turn, amounts payable on the REMIC Bonds other than certain initial interest on the Series A REMIC Bonds) are expected to come from the portion of payments under the Lease which is not subject to set-aside by the U.S. Government (the "Non Set-Off Lease Payments"). The Non Set-Off Lease Payments received under the Lease are expected to be sufficient to pay principal and interest on the REMIC Bonds when due. The amounts required to be paid as principal and interest on the Series B REMIC Bonds (which amounts will be paid to the Trustee), if timely paid, will be sufficient to pay principal and interest on the Bonds when due for the period commencing March 1, 1998, but not to pay Extra Payments. Nonpayment of Extra Payments, in and of itself, will not constitute an Event of Default under the Indenture or give rise to the right to foreclose under the Deed of Trust. See "DEFINITIONS OF CERTAIN TERMS AND DESCRIPTIONS OF PRINCIPAL DOCUMENTS--THE DEED OF TRUST" and "--THE LEASE."

THE REMIC BONDS

    Certain proceeds of the Series A REMIC Bonds were transferred by BFC Finance Corp. to Building Finance Company of Tennessee, Inc. to enable that company, using such proceeds and other funds at its disposal, to make (i) a loan of $99,000,000 to Parcel 49C Limited Partnership in connection with the partnership's construction of the Portals II office building and related parking garage in the District of Columbia, and (ii) a $27,087,366.74 loan to the partnership for costs to acquire and develop property on which the office building is to be constructed.

    Certain proceeds of the Series A REMIC Bonds were also used by BFC Finance Corp. to lend $9,310,689.07 to DCDC II, Inc. for which BFC Finance Corp. received a note in such principal amount (the "DCDC II Note"), secured by a deed of trust on approximately 300 acres of undeveloped land in Castle Rock, Colorado (the "DCDC II Mortgage") and a pledge of United States Government securities pursuant to an Assignment of Collateral and Trust Agreement (the "Pledge Agreement").

    Pursuant to the REMIC Indenture, BFC Finance Corp. deposited with the REMIC Trustee certain assets comprising the trust estate including all rights to payments under the Acquisition and Construction Notes which accrue after January 31, 1998, deeds of trust on the Portals II property, an assignment of Lease, the DCDC II Note, the DCDC II Mortgage and the Pledge Agreement.

    The terms of the Acquisition and Construction Notes and the Lease are such that amounts payable thereunder are expected to be sufficient to pay principal of and interest on the REMIC Bonds as and when due from and after March 1, 1998. The terms of the DCDC II Note and the collateral securing the DCDC II Note are such that amounts payable thereunder are expected to be sufficient to pay interest on the REMIC Bonds which accrues from March 1, 1996 through January 31, 1998. In addition, the REMIC Trustee will be a beneficiary of certain insurance policies covering casualty risks related to the property which is the subject of the Lease, both during construction and after completion of construction. Such policies are to be in amounts which are anticipated to be sufficient to enable payment of debt service on the REMIC Bonds during any period of Lease interruption or, together with proceeds from the sale of the property, to redeem the REMIC Bonds in the event the Lease is terminated as a result of a casualty.

However, there can be no assurance that such proceeds will be sufficient to pay such debt service or redemption price.

    The REMIC Trustee is also to be the beneficiary of certain casualty insurance policies which are to be purchased with respect to Portals II. In the event the Lease is terminated as a result of casualty or condemnation, proceeds of such insurance policies or of any condemnation award would be used to redeem the Series B REMIC Bonds and such redemption proceeds would be used to redeem the Bonds. There can be no assurance that insurance or condemnation proceeds would be received in amounts sufficient to redeem all or any of the Bonds. See "The Bonds-Redemption Provisions-Extraordinary Mandatory Redemption."

    In the event that the Series B REMIC Bonds are prepaid in full while the Securities are outstanding, the proceeds of such prepayment will be used to redeem the Securities. The Acquisition and Construction Notes permit optional prepayments in full to be made on and after December 1, 2015. Under the REMIC Indenture, prepayments of the Acquisition and Construction Notes requires prepayment of the Series B REMIC Bonds.

    The Authority will be required to reimburse the Credit Enhancement Provider for any payments made by the Credit Enhancement Provider to holders of Exchange Bonds pursuant to the Reimbursement Agreement. See "DEFINITIONS OF CERTAIN TERMS AND DESCRIPTIONS OF PRINCIPAL DOCUMENTS--REIMBURSEMENT AGREEMENT."

EVENTS OF DEFAULT: REMEDIES AVAILABLE TO BONDHOLDERS

    Pursuant to the Collateralized Credit Enhancement Agreement and the Bond Pledge and Security Agreement, the Trustee, for the benefit of the Bondholders, has a valid and perfected first priority lien on and security interest in the Credit Enhancement Provider's right, title and interest in, and to the Collateral. Upon an event of default by the Credit Enhancement Provider, the Trustee may foreclose on the Collateral and seek all other remedies available at law and equity.

TAX TREATMENT OF REMIC TRUST ESTATE AND SERIES B REMIC BONDS

    The REMIC Trustee has made an election to treat the segregated asset pool comprising the REMIC Trust Estate as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. Qualification as a REMIC requires ongoing compliance with certain conditions. Kutak Rock, Special Tax Counsel to BFC Finance Corp., has advised the REMIC Trustee that, in the firm's opinion and assuming (i) compliance with the procedural requirements for making a REMIC election, (ii) compliance with the REMIC Indenture under which the REMIC Bonds were issued, and (iii) continuing compliance with the applicable provisions of the Code, the segregated asset pool comprising the REMIC Trust Estate will qualify as a REMIC, and the Series B REMIC Bonds will be considered REMIC "regular interests" in such REMIC.

    In order for the segregated asset pool comprising the REMIC Trust Estate to maintain qualification as a REMIC, there must be ongoing compliance with certain requirements set forth in the Code. If the REMIC Trust Estate fails to comply with the ongoing requirements during any taxable year, the Code provides that it will not be treated as a REMIC for such year and thereafter.
In such event, the classification of the REMIC for federal income tax purposes is uncertain. The Series B REMIC Bonds may continue to be treated as debt instruments for federal income tax purposes, but it is also possible that the segregated asset pool comprising the REMIC Trust Estate may be treated as a separate association taxable as a corporation and the Series B REMIC Bonds may be treated as equity interests therein. If such treatment were to apply, the REMIC Trust Estate would be subject to corporate tax on its income, thereby potentially reducing amounts payable to the Trustee, as pledgee of the Series B REMIC Bonds. The Treasury Department is authorized to issue regulations that would address situations where a failure to meet requirements for REMIC status occurs inadvertently and in good faith and, absent regulatory relief, disqualification of the REMIC may occur. However, the legislative history of the REMIC provisions of the Code indicates that such regulatory relief may be accompanied by sanctions, such as the imposition of corporate tax on all or a portion of a REMIC's income for the period of time during which requirements for REMIC status are not satisfied.

    Except as indicated above, the Series B REMIC Bonds will generally be treated for federal income tax purposes as debt instruments that are issued by the REMIC Trust Estate on the date of issuance of the Series B REMIC Bonds and not as ownership interests in the REMIC Trust Estate or the REMIC Trust Estate's assets. Income with respect to such Bonds is required to be reported under the accrual method of accounting, not the cash method. In general, stated interest, original issue discount and market discount accrued on the Series B REMIC Bonds will be ordinary income, and principal payments on the Series B REMIC Bonds will be return of capital to the extent of the holder's basis in the Series B REMIC Bonds allocable to such payments.

THE PORTALS II BUILDING

    Construction of the Portals II office building and parking garage, which is being leased to the U.S. government pursuant to the Lease, commenced in the spring of 1996. Construction of the building and parking garage is progressing according to the planned construction schedule, and is anticipated to be completed in November 1997. In December of 1996, the U.S. Government exercised its option to lease the remaining space in the building so that the U.S. Government now has a lease for 100% of the net usable square footage of the building. The U.S. Government must commence paying rent directly to the REMIC Trustee, pursuant to the assignment of the Lease, on March 1, 1998.

    The base rent payable under the Lease is based on an initial annual rental rate of $38.85 per net usable square foot for the first 287,483 of net usable square feet of space leased and $37.95 per net usable square foot for the remaining 247,647 of net usable square feet leased for a total initial amount of $20,566,918.20 per year or $1,713,909.85 per month. The U.S. Government may deduct from the base rent during any year of the term of the Lease an amount which will not exceed $8.50 per net usable square foot (which amount may be increased each year in accordance with a formula set forth in the Lease using the same methodology for calculating the increase in the rent for operating costs set forth in the Lease) for the partnership's failure to perform its obligations under the Lease, but the government has agreed pursuant to an attornment agreement to give the REMIC Trustee notice of and an opportunity to cure the partnership's failure to perform its obligations under the Lease prior to deducting amounts from the base rent, unless the partnership's failure to perform has caused a life or health-threatening condition. Consequently, the total base rent not subject to set-off is $16,018,313.20 per year, or $1,334,859.43 per month. Rent is payable in equal monthly installments in arrears. It was a condition to issuance of the REMIC Bonds that counsel for the government render an opinion that the obligations of the government to pay rent under the Lease constitutes an absolute and unconditional obligation of the government. As is the case with most federal agencies, the government's access to funds requires an annual appropriation by Congress. The government's ability to make payments under the Lease requires such an appropriation to the Federal Buildings Fund, the fund from which all the government's long-term leases are paid. In the event Congress fails to make such appropriation, or in the event any payments that are properly due and owing the partnership under the Lease are not made, the partnership or the REMIC Trustee would be entitled, in the opinion of the counsel for the government, to enforce the payment obligations of the United States in accordance with the terms of the Lease, or as otherwise may be available at law or in equity. For a further description of the Lease, see "DEFINITIONS OF CERTAIN TERMS AND DESCRIPTIONS OF PRINCIPAL DOCUMENTS--THE LEASE."

REASONS FOR SELECTING THE TYPE OF CREDIT ENHANCEMENT AND THE PROVIDER THEREOF

    Approximately 75% of the taxable property located within the Districts is owned by Douglas County Development Corporation, a Colorado corporation related to the Franklin L. Haney Corporation. DCDC

II also owns certain taxable property within the Districts. As described under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," Franklin L. Haney owns 21%, and Douglas County Development Corporation owns 79% of DCDC II, Inc. Franklin L. Haney also owns Douglas County Development Corporation.

    Franklin L. Haney also owns 16% and various members of his family own the remaining 84%, of Tower Associates II, Inc., which is a general partner and a limited partner of Parcel 49C Limited Partnership. Franklin L. Haney owns 49% of Building Finance Company of Tennessee, Inc., which in turn owns BFC Guaranty Corp. and BFC Finance Corp. Building Finance Company of Tennessee acquired the Acquisition Note and the Construction Note which are now held in a trust estate under an Indenture of Trust between the REMIC Trustee and BFC Finance Corp. As a result, BFC Guaranty Corp., as owner of the Series B REMIC Bonds, has a right to receive, through an Assignment of the GSA Lease payments, amounts payable by the GSA to Parcel 49C Limited Partnership.

    DCDC II, Inc. and Douglas County Development Corporations will be the primary beneficiaries of the ultimate development of the Districts. As a result, they will have a substantial benefit from the successful construction and completion of the Project, which is anticipated to enhance greatly the value of their holdings within the Districts. This type of credit enhancement was chosen inasmuch as it permitted the Franklin L. Haney Company, through affiliates, to provide readily available credit enhancement through related entities. Utilization of credit enhancements is intended to substantially lower the borrowing costs and permit more ready access by the Authority to the tax-exempt municipal market.

    Franklin L. Haney also owns 16% and various members of his family own the remaining 84%, of Tower Associates II, Inc., which is a general partner and a limited partner of Parcel 49C Limited Partnership. Franklin L. Haney owns 49% of Building Finance Company of Tennessee, Inc., which in turn owns BFC Guaranty Corp. and BFC Finance Corp. Building Finance Company of Tennessee acquired the Acquisition Note and the Construction Note which are now held in a trust estate under an Indenture of Trust between the REMIC Trustee and BFC Finance Corp. As a result, BFC Guaranty Corp., as owner of the Series B REMIC Bonds, has a right to receive, through an Assignment of the GSA Lease payments, amounts payable by the GSA to Parcel 49C Limited Partnership.

    DCDC II, Inc. and Douglas County Development Corporations will be the primary beneficiaries of the ultimate development of the Districts. As a result, they will have a substantial benefit from the successful construction and completion of the Project, which is anticipated to enhance greatly the value of their holdings within the Districts. This type of credit enhancement was chosen inasmuch as it permitted the Franklin L. Haney Company, through affiliates, to provide readily available credit enhancement through related entities. Utilization of credit enhancements is intended to substantially lower the borrowing costs and permit more ready access by the Authority to the tax-exempt municipal market.

                      DESCRIPTION OF SERIES B REMIC BONDS

GENERAL

    The Series B REMIC Bonds are dated March 1, 1996, and will bear interest from and including March 1, 1998, at the rates per annum, and will mature in the principal amounts, as set forth on the "Maturity Schedule" below. Interest on the Series B REMIC Bonds will be payable initially on June 1, 1998 and semiannually thereafter on June 1 and December 1 of each year until maturity or prior redemption (each a "REMIC Interest Payment Date"). The interest payable on the Series B REMIC Bonds will be computed on the basis of a 360-day year of twelve 30-day months. If any payment of the principal of or interest on the Series B REMIC Bonds is due on a payment date that is not a business day, such payment will be made on the next succeeding business day, and no interest will accrue on the amount of such payment during the intervening period. The Series B REMIC Bonds were issued in book-entry form only in authorized denominations of $100,000 and multiples of $5,000 in excess thereof, and are registered in the name of Cede & Co., as registered owner and nominee of The Depository Trust Company, New York, New York. The sole beneficial owner of the Series B REMIC Bonds is the Credit Enhancement Provider. Neither the holders or the Exchange Bonds nor the Trustee own the Series B REMIC Bonds. They are merely pledged to the Trustee as collateral security for the obligation of the Credit Enhancement Provider under the Credit Enhancement.


MATURITY SCHEDULE

                                                                  ORIGINAL PRINCIPAL
STATED MATURITIES                                                       AMOUNT            INTEREST RATE (PER ANNUM)
-------------------------------------------------------------  ------------------------  ---------------------------
December 1, 1998.............................................         $    5,000                      5.750%
December 1, 1999.............................................          1,985,000                      5.750
December 1, 2000.............................................          2,100,000                      5.750
December 1, 2001.............................................          2,220,000                      5.750
December 1, 2002.............................................          2,345,000                      5.750
December 1, 2003.............................................          2,480,000                      5.900
December 1, 2004.............................................          2,625,000                      6.000
December 1, 2005.............................................          2,785,000                      6.100
December 1, 2006.............................................          2,955,000                      5.700
December 1, 2007.............................................          3,120,000                      6.300
December 1, 2008.............................................          3,315,000                      6.400
December 1, 2009.............................................          3,530,000                      6.500
December 1, 2010.............................................          3,760,000                      6.375
December 1, 2011.............................................          4,000,000                      6.375
December 1, 2012.............................................          4,255,000                      6.250
December 1, 2013.............................................          4,520,000                      6.250
December 1, 2014.............................................          4,800,000                      6.250
December 1, 2015.............................................          5,100,000                      6.250
December 1, 2016.............................................          5,420,000                      6.250
December 1, 2017.............................................          5,755,000                      6.250

REDEMPTION PRIOR TO MATURITY

EXTRAORDINARY MANDATORY REDEMPTION

    (1) The Series B REMIC Bonds maturing on or after December 1, 2016 are subject to extraordinary mandatory redemption prior to maturity on or after December 1, 2015, upon notice from BFC Finance Corp. to the REMIC Trustee of the optional total prepayment of the Acquisition and Construction Notes by Parcel 49C Limited Partnership, as a whole on any REMIC Interest Payment Date set forth below at the redemption prices (expressed as a percentage of the principal amount redeemed) set forth below, plus accrued interest to the redemption date.

REMIC INTEREST PAYMENT DATES                                                   REDEMPTION PRICE
----------------------------------------------------------------------------  -------------------
December 1, 2015 and June 1, 2016...........................................             102%
December 1, 2016 and June 1, 2017...........................................             101%

    (2) The Series B REMIC Bonds shall be subject to extraordinary mandatory redemption from monies received by the REMIC Trustee constituting prepayments of the Acquisition and Construction Notes, in whole or in part to the extent of such monies received by the REMIC Trustee, upon notice from BFC Finance Corp. to the REMIC Trustee that the Acquisition and Construction Notes have become subject to mandatory prepayment as a whole due to casualty or condemnation with respect to all or substantially all of the office building and related parking garage in the District of Columbia, at a price equal to one hundred percent (100%) of the principal amount thereof, plus accrued interest thereon to the redemption date, on the REMIC Interest Payment Date for which notice can be given and which next follows receipt by the REMIC Trustee of monies constituting such Acquisition and Construction Note prepayments.

    (3) If not all of the outstanding Series B REMIC Bonds can be redeemed from monies received by the REMIC Trustee due to a mandatory prepayment of the Acquisition and Construction Notes arising from casualty or condemnation as described above, the REMIC Trustee shall apply all monies so received to redeem the outstanding Series B REMIC Bonds in part, which redemption shall be made pro rata among the holders of the outstanding Series B REMIC Bonds.

NOTICE OF REDEMPTION

    Notice of any extraordinary mandatory redemption of the Series B REMIC Bonds shall be given by the REMIC Trustee by certified mail, return receipt requested, not less than 30 days nor more than 45 days prior to the applicable redemption date to each holder in whose name a Series B REMIC Bond is registered on the REMIC Record Date preceding the applicable redemption date, at such bondholder's address appearing in the bond register. Prior to the REMIC Trustee giving any notice of redemption, the REMIC Trustee is required to have on deposit in the REMIC Redemption Fund the redemption price for the Series B REMIC Bonds to be redeemed.

    All notices of redemption shall state the amount of Series B REMIC Bonds being redeemed, redemption date, redemption price, the place where the Series B REMIC Bonds are to be surrendered for payment of the redemption price and that no interest shall accrue on such Series B REMIC Bonds after such redemption date. Any failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of any other Series B REMIC Bonds for which no such failure or defect occurs.

SERIES B REMIC BONDS DUE AND PAYABLE ON REDEMPTION DATE; INTEREST CEASES TO
  ACCRUE

    On any applicable redemption date, Series B REMIC Bonds subject to redemption shall become due and payable and interest thereon, unless there is a default in the payment of the redemption price, shall cease to accrue.

MUTILATED, DESTROYED, LOST OR STOLEN SERIES B REMIC BONDS

    If any mutilated Series B REMIC Bond is surrendered to the REMIC Trustee or the REMIC Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Series B REMIC Bond, and there is delivered to the REMIC Trustee such security or indemnity as may be by the REMIC Trustee to save BFC Finance Corp. and the REMIC Trustee harmless, BFC Finance Corp. shall execute and the REMIC Trustee shall authenticate and deliver, in exchange for or in lieu of any mutilated, destroyed, lost or stolen Series B REMIC Bond, a new bond of like class, stated maturity, tenor and principal amount, bearing a number not contemporaneously outstanding. If any such mutilated, destroyed, lost or stolen Series B REMIC Bond shall have become due and payable, or shall have been called for redemption, instead of issuing a new Series B REMIC Bond, BFC Finance Corp. may pay such bond without surrender thereof, except that any mutilated Series B REMIC Bond shall be surrendered.

    Upon the issuance of a new Series B REMIC Bond, BFC Finance Corp. or the REMIC Trustee may require the payment by the bondholder of a sum sufficient to cover any tax or other governmental charge that may be imposed and any other reasonable expenses (including the fees and expenses of the REMIC Trustee) related to such issuance.

TRANSFER AND EXCHANGE OF SERIES B REMIC BONDS

    Upon surrender for registration of transfer or exchange of any Series B REMIC Bond at the Corporate Trust Office, BFC Finance Corp. shall execute and the REMIC Trustee shall authenticate and deliver in the name of the transferee or transferees, a new Series B REMIC Bond of the same stated maturity and of authorized denominations for the same class and then unpaid principal amount. All Series B REMIC Bonds presented for any registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer, in form and with guaranty of signature satisfactory to the REMIC Trustee, duly executed by the registered owner or by an attorney duly authorized in writing.

    BFC Finance Corp. and the REMIC Trustee shall not be required to register, transfer or exchange any Series B REMIC Bonds selected, called or being called for redemption, during any period from a REMIC Record Date to the immediately succeeding REMIC Interest Payment Date. All Series B REMIC Bonds issued upon any registration of transfer or exchange of Series B REMIC Bonds shall be valid obligations of BFC Finance Corp., evidencing the same debt and entitled to all of the security and benefits under the REMIC Indenture to the same extent as the Series B REMIC Bonds surrendered.

    In case of any registration of transfer or exchange, BFC Finance Corp. and the REMIC Trustee may require payment of a sum sufficient to cover actual expenses incurred in making such exchange or transfer and any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

CREATION OF FUNDS AND ACCOUNTS TO BE HELD BY THE REMIC TRUSTEE

    The REMIC Trustee holds the following Trust Funds under the REMIC Indenture:
(i) the Debt Service Fund; (ii) the Redemption Fund; (iii) the Trust Expense Fund; and (iv) the Residual Fund.

DEBT SERVICE FUND

    The REMIC Trustee shall deposit into the Debt Service Fund all monies transferred from the Income Account held by the REMIC Trustee as Approved Bank under the Loan Agreement which are payments made on account of the Acquisition and Construction Notes pursuant to the Loan Agreement and all amounts received from payments on the DCDC Note.

    Moneys on deposit in the Debt Service Fund shall be used in the following order and priority: (i) to transfer to the Trust Expense Fund on each REMIC Interest Payment Date beginning June 1, 1998, the sum of $10,000 to cover fees and expenses of the REMIC Trustee; (ii) to pay interest on the Series B REMIC Bonds coming due on each REMIC Interest Payment Date; and (iii) to pay the principal on the Series B REMIC Bonds as it becomes due or, if not then due on such payment date, to serve a ratable portion of the principal due on the next principal payment date. After making such payments on the Series B REMIC Bonds or reserving such amounts as applicable, the REMIC Trustee will transfer to the Trust Expense Fund from the Debt Service Fund the lesser of (A) the unpaid fees and expenses of the Manager or (B) the balance on deposit in the Debt Service Fund.

    After making such transfer to the Trust Expense Fund, on each June 1 and December 1 commencing December 1, 1998, the REMIC Trustee will transfer the balance in the Debt Service Fund to the Residual Fund, provided no REMIC Event of Default has occurred and is continuing.

    Except for the transfers to the Trust Expense Fund and the Residual Fund described above, the REMIC Trustee shall use moneys in the Debt Service Fund solely for the payment of interest on the

Series B REMIC Bonds when due and the payment of principal of and the premium (if any) on the Series B REMIC Bonds as the same become due and payable at maturity or upon earlier redemption or acceleration.

REDEMPTION FUND

    BFC Finance Corp. shall cause to be deposited into the Redemption Fund for the payment of principal, accrued interest to the redemption date, if any, and premium, if any, upon extraordinary mandatory redemption of the Series B REMIC Bonds, solely out of moneys received as prepayment on the Acquisition and Construction Notes, an amount sufficient to pay, when due, the principal, accrued interest to the redemption date, if any, and premium, if any, upon such a redemption of the Series B REMIC Bonds. The REMIC Trustee shall use moneys in the Redemption Fund solely for the payment of principal of, premium if any, and accrued interest on the Series B REMIC Bonds to the redemption date in connection with any extraordinary mandatory redemption thereof. See "DESCRIPTION OF THE SERIES B REMIC BONDS--REDEMPTION PRIOR TO MATURITY."

TRUST EXPENSE FUND

    Moneys shall be transferred into the Trust Expense Fund from the Debt Service Fund at the times and as provided in of the REMIC Indenture. The REMIC Trustee shall use moneys transferred into the Trust Expense Fund to pay the fees and expenses of the REMIC Trustee and to pay the fees and expenses of the Manager.

RESIDUAL FUND

    Moneys shall be transferred into the Residual Fund from the Debt Service Fund at the times and as provided in the REMIC Indenture. The REMIC Trustee shall use moneys transferred into the Residual Fund solely to make payments on the Certificates on each June 1 and December 1, commencing December 1, 1996.

DISCHARGE OF REMIC INDENTURE

    Whenever the following conditions shall have been satisfied with respect to the REMIC Bonds:

    (a) either:

    (i) all Series A REMIC Bonds and Series B REMIC Bonds theretofore authenticated and delivered (other than those which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in the REMIC Indenture) have been delivered to the REMIC Trustee for cancellation; or

    (ii) all Series A REMIC Bonds and Series B REMIC Bonds not theretofore delivered to the REMIC Trustee for cancellation have become due and payable and there has been deposited with the REMIC Trustee, in trust for such purpose, an amount of cash or certain non-callable Government Securities, the principal of and interest on which is sufficient to pay and discharge the entire indebtedness on such Series A REMIC Bonds and Series B REMIC Bonds not theretofore delivered to the REMIC Trustee for cancellation;

    (b) all other sums payable hereunder with respect to the REMIC Bonds (including all REMIC Trustee fees and expenses) have been paid or provided for; and

    (c) the REMIC Trustee has received an opinion of counsel to the effect that all conditions precedent herein provided for the satisfaction and discharge of the REMIC Indenture with respect to the REMIC Bonds have been complied with;

    then, at the direction of the residual holders, the REMIC Indenture and the lien, rights and interests created thereby shall cease to be of further effect, and the REMIC Trustee shall execute and deliver all such instruments as may be necessary to acknowledge the satisfaction and discharge of the REMIC Indenture and shall pay, or assign or transfer and deliver, to the residual holders all cash, securities and other property held by the REMIC Trustee as part of the REMIC Trust Estate remaining after satisfaction of the conditions set forth in (a) and (b) above.

EVENTS OF DEFAULT

    Each of the following events constitute a REMIC Event of Default under the REMIC Indenture:

    (a) A default in any payment when and as due of interest on any REMIC bond;
or

    (b) A default in any payment of principal of any REMIC Bond when and as due, whether at the stated maturity thereof or when called for redemption; or

    (c) A failure by BFC Finance Corp. to perform or observe any covenants of BFC Finance Corp. other than such covenants relating to (a) or (b) above, or if any representation made in the REMIC Indenture or in any certificate delivered pursuant to the REMIC Indenture shall prove to be materially incorrect at the time made, and failure to remedy the same within 90 days (subject to extension to 180 days in certain circumstances as provided in the REMIC Indenture) after notice thereof has been given pursuant to of the REMIC Indenture.

WAIVER, RESCISSION AND ANNULMENT OF REMEDY EVENT

    The REMIC Trustee may waive any REMIC Event of Default which has been remedied and its consequences. The REMIC Trustee shall waive any REMIC Event of Default which has not been remedied upon the written request of the holders of a majority of the aggregate outstanding amount of each class of REMIC Bonds affected thereby.

REMEDIES

    If a REMIC Event of Default shall have occurred and be continuing and its consequences have not been rescinded or annulled, the REMIC Trustee may, subject to the rights of the REMIC Bondholders to control remedies, do one or more of the following:

    (a) Institute proceedings for the collection of all amounts then payable on the Acquisition and Construction Notes or DCDC Note, including all action commercially reasonable to realize upon the collateral securing the Acquisition and Construction Notes or DCDC Note (assuming an event of default exists with respect to such notes pursuant to the terms thereof);

    (b) Institute proceedings for the collection of all amounts then payable on the REMIC Bonds or under the REMIC Indenture, enforce any judgment obtained and collection from the REMIC Trust Estate securing the Series B REMIC Bonds moneys adjudged due;

    (c) Institute proceedings from time to time for the complete or partial foreclosure of the REMIC Indenture with respect to the REMIC Trust Estate or to enforce its rights thereunder;

    (d) Exercise any remedies as a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the REMIC Trustee or holders;

    (e) Replace the Manager; and

    (f) with respect to a payment default on the Series B REMIC Bonds which remains uncured for a period of 120 days or more, accelerate and declare the Series B REMIC Bonds immediately due and payable in full; provided at any time there exists and is continuing a payment default on the Series B REMIC Bonds, the REMIC Trustee shall accelerate and declare the Series B REMIC Bonds immediately due and payable in full if directed to do so by a majority in aggregate outstanding amount of the Series B REMIC Bonds.

    Notwithstanding the foregoing, no deficiency judgment shall be sought or obtained against BFC Finance Corp. or the residual holders if the amounts realizable from the REMIC Trust Estate under the REMIC Indenture are insufficient to pay the obligations on the Series B REMIC Bonds.

APPLICATION OF MONEYS COLLECTED

    All moneys received by the REMIC Trustee following a REMIC Event of Default upon the exercise of any remedies available to it, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of any amounts due and owing to the REMIC Trustee under the REMIC Indenture, shall be deposited in the Debt Service Fund and all moneys in the Debt Service Fund (other than moneys held for redemption of bonds duly called for redemption) shall be applied to the extent permitted by law in the following order, at the date or dates from time to time fixed by the REMIC Trustee, in the manner and priority provided as follows until such REMIC Event of Default is cured:

    First--To the payment to the persons entitled thereto of all installments of interest then due on the REMIC Bonds, in the direct order of the maturity of the installments of such interest and, if the amounts available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege; and

    Second--To the payment to the persons entitled thereto of the unpaid principal and premium, if any, on any of the REMIC Bonds, which shall have become due (other than REMIC Bonds which have matured or otherwise become payable before such REMIC Event of Default and moneys for the payment of which are held in the Debt Service Fund or otherwise held by the REMIC Trustee), with interest on such principal from the respective dates upon which the same became due and, if the amount available shall not be sufficient to pay in full the amount of principal, premium, if any, and the interest due on any particular date, then to the payment ratably, according to the amount of principal due on such date, to the persons entitled thereto, without any discrimination or privilege.

    To the extent funds remain after such payments, such funds shall be held by the REMIC Trustee; provided that in no event shall Series B REMIC Bonds be called for redemption in part so long as a REMIC Event of Default is outstanding under the REMIC Indenture.

CONTROL BY THE REMIC BONDHOLDERS UNTIL NO OUTSTANDING SERIES B REMIC BONDS

    Subject to the terms of the REMIC Indenture, holders of a majority in aggregate outstanding amount of each class of REMIC Bonds shall have the right at any time, by an instrument in writing executed and delivered to the REMIC Trustee, to direct the time, method and place of conducting any proceeding for any remedy available to the REMIC Trustee or exercising any trust or power conferred on the REMIC Trustee with respect to the bonds provided that:

    (a) such direction shall not be in conflict with any rule of law or with the REMIC Indenture;

    (b) the REMIC Trustee shall have been provided with indemnity reasonably satisfactory to it;

    (c) any direction to the REMIC Trustee to undertake a sale of the REMIC Trust Estate shall be accompanied by a Non-Disqualification Opinion;

    (d) the REMIC Trustee may take any other action deemed proper by the REMIC Trustee which is not inconsistent with such direction; provided, however, that the REMIC Trustee need not take any action which it determines would be unjustly prejudicial to REMIC Bondholders not consenting.

    Notwithstanding the foregoing, no holder of any REMIC Bond shall have the right to institute any suit, action or proceeding in equity or at law with respect to any remedy provided under the REMIC Indenture unless a REMIC Event of Default of which the REMIC Trustee is deemed to have notice under the REMIC Indenture has occurred, the requisite percentage of holders has directed the REMIC Trustee to institute proceedings, indemnity has been provided the REMIC Trustee, and thereafter the REMIC Trustee has failed to institute suit in its own name.

REMIC TRUSTEE RESIGNATION AND REMOVAL; SUCCESSOR REMIC TRUSTEE

    The REMIC Trustee and any successor REMIC Trustee may at any time resign by giving 30 days' prior written notice by registered or certified mail to BFC Finance Corp., the Rating Agency and the Manager and by first-class mail (postage prepaid) to the registered holder of each REMIC Bond and Certificate, all at the REMIC Trustee's expense, and such resignation shall take effect only upon the appointment and acceptance of a successor REMIC Trustee. If no successor REMIC Trustee shall have been appointed and have accepted appointment within 45 days of giving notice of removal or notice of resignation as aforesaid, the resigning REMIC Trustee or any holder of REMIC Bonds (on behalf of himself and all other holders) may petition any court of competent jurisdiction for the appointment of a successor REMIC Trustee and such court may thereupon, after such notice (if any) as it may deem proper, appoint such successor REMIC Trustee.

    The REMIC Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the REMIC Trustee, the Rating Agency, BFC Finance Corp., the Manager and the residual holders and signed by the owners of a majority of the aggregate outstanding amount of each class of bonds; provided, however, that no removal shall become effective until a successor REMIC Trustee has been appointed and has accepted the duties of the REMIC Trustee. In addition, any REMIC Trustee may be removed at any time, (i) at the written request of the Majority Residual Holders, for cause, including breach of the trusts set forth in the REMIC Indenture and (ii) by BFC Finance Corp. with the written approval of the Majority Residual Holders.

    In case the REMIC Trustee shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting under the REMIC Indenture, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the owners of a majority of the aggregate outstanding amount of each class of bonds, with the consent of the Majority Residual Holders, by an instrument or concurrent instruments in writing signed by such owners, or by their attorneys-in-fact duly authorized and a copy of which shall be delivered personally or sent by registered mail to BFC Finance Corp., the REMIC Trustee and the Manager. In addition, in case of such vacancy, BFC Finance Corp., upon notice as provided in the REMIC Indenture may, with the consent of the Majority Residual Holders, appoint a temporary REMIC Trustee to fill such vacancy until a successor REMIC Trustee shall be appointed by the owners of a majority of the aggregate outstanding amount of each class of bonds in the manner above provided. Any REMIC Trustee appointed under the REMIC Indenture (other than the initial REMIC Trustee thereunder) or appointed as a successor to the REMIC Trustee shall be a trust company or bank in good standing, duly authorized to exercise trust powers under the REMIC Indenture, having trust assets of at least $500,000,000 and a combined capital and surplus of at least $75,000,000, and subject to supervision or examination by federal or state authority, provided there is such a bank or trust company willing or able to serve in such capacity. In case at any time the successor REMIC Trustee shall cease to be eligible in accordance with such provisions, the REMIC Trustee shall resign immediately in the manner and with the effect specified in the REMIC Indenture. Resignation or removal of the REMIC Trustee does not relieve such resigning or removed REMIC Trustee from liability for its acts before the date such removal or resignation is effective. If there is no qualified REMIC Trustee willing to serve, the successor REMIC Trustee shall be selected by the Majority Residual Holders.

SUPPLEMENTAL REMIC INDENTURES WITHOUT CONSENT OF REMIC BONDHOLDERS

    Without the consent of, or notice, to, any REMIC Bondholders, BFC Finance Corp. (but only with the consent or direction of the Majority Residual Holders) and the REMIC Trustee, at any time and from time to time, may enter into one or more supplemental indentures for any of the following purposes:

    (a) To cure any ambiguity, to correct or supplement any provision of the REMIC Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision therein or in any supplemental indenture or to make such other provisions in regard to matters or questions arising under the REMIC Indenture or under any supplemental indenture, which shall not be inconsistent with the provisions of the REMIC Indenture, as BFC Finance Corp. may deem necessary or desirable and which do not adversely affect the interests of the holders of any affected REMIC Bonds;

    (b) To conform to any mandatory provisions of law;

    (c) To modify, amend or supplement the REMIC Indenture in such manner as to permit the qualification thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or under any state securities laws and to add to the REMIC Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939;

    (d) To correct or amplify the description of the REMIC Trust Estate or better to assure, convey and confirm unto the REMIC Trustee the REMIC Trust Estate, or to subject to the lien of the REMIC Indenture additional property;

    (e) To modify, eliminate or add to the provisions of the REMIC Indenture to such extent as shall be necessary to maintain the qualification of the REMIC Trust Estate as a REMIC under the Code; or

    (f) To maintain or improve the then current rating by the Rating Agency of any class of REMIC Bonds (so long as the rating (if any) with respect to any other class of REMIC Bonds is not adversely affected thereby).

SUPPLEMENTAL REMIC INDENTURES WITH CONSENT OF REMIC BONDHOLDERS

    With the consent of the REMIC Bondholders of not less than two-thirds in aggregate outstanding amount of the class of REMIC Bonds affected thereby, BFC Finance Corp. (but only with the consent or direction of the Majority Residual Holders) and the REMIC Trustee may enter into indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the REMIC Indenture or of modifying in any manner the rights of REMIC Bondholders under the REMIC Indenture; provided, however,

    (a) that no such supplemental indenture shall, without the consent of REMIC Bondholders of 100% in aggregate outstanding amount of REMIC Bonds affected thereby, change the stated maturity of the principal of, or any installment of principal or interest on, any REMIC Bond or reduce the principal amount thereof or the interest rate thereon or the redemption price with respect thereto; and

    (b) that no such supplemental indenture shall, without the consent of REMIC Bondholders of 100% in aggregate outstanding amount of REMIC Bonds affected thereby;

        (i) reduce the percentage of aggregate amount of REMIC Bonds, holders of which are specifically required under the REMIC Indenture (A) to direct the REMIC Trustee to liquidate the REMIC Trust Estate, (B) consent to any supplemental indenture or (C) for any waiver of compliance with certain provisions of the REMIC Indenture or certain defaults thereunder and their consequences provided for in the REMIC Indenture;

        (ii) except as expressly provided in the REMIC Indenture, create any lien having a priority over or a parity with the lien of the REMIC Indenture, terminate the lien of the REMIC Indenture on the

    REMIC Trust Estate, or deprive any REMIC Bondholder of the security afforded by the lien of the REMIC Indenture.

    No supplemental indenture shall be adopted without the prior written consent of the REMIC Trustee or the Manager if such supplemental indenture, as evidenced by an opinion of counsel delivered by the REMIC Trustee or the Manager, would impose additional duties or obligations upon the REMIC Trustee or the Manager. Any supplemental indenture must be accompanied by an opinion of counsel to the effect that the execution and delivery of such supplemental indenture will not, when applicable, cause the REMIC Trust Estate to fail to qualify as a REMIC so long as any Series B REMIC Bonds are outstanding.

AMENDMENTS TO THE NOTES AND LOAN DOCUMENTS WITHOUT CONSENT OF REMIC BONDHOLDERS

    BFC Finance Corp., acting at the direction of the Majority Residual Holders, and the REMIC Trustee may, without the consent of or notice to the REMIC Bondholders, consent to any amendment of the Notes and Loan Documents (i) to cure any ambiguity or to make minor corrections consistent with the terms thereof, or (ii) to make any other change that does not materially adversely affect the interests of the REMIC Bondholders provided in either case there is delivered to the REMIC Trustee an opinion of counsel stating that such amendment would not materially affect the interests of the REMIC Bondholders and that the execution and delivery of any such amendment will not cause the REMIC Trust Estate to fail to qualify as a REMIC so long as any REMIC Bonds are outstanding.

AMENDMENTS TO THE NOTES AND LOAN DOCUMENTS WITH CONSENT OF REMIC BONDHOLDERS

    Except for amendments as provided for above, neither BFC Finance Corp. nor the REMIC Trustee shall consent to any other amendment, change or modification of the Notes and Loan Documents without the written consent of the holders of not less than two-thirds of the aggregate outstanding amount of each class of REMIC Bonds affected thereby and the Majority Residual Holders. Prior to any such amendment, there must be delivered to the REMIC Trustee a Non-Disqualification Opinion. Nothing contained in the REMIC Indenture shall permit, or be construed as permitting, a reduction in the percentage of the holders of any class of REMIC Bonds which are required to consent to any such amendment, change or modification, or a reduction in, or a postponement of, the payments under the Notes, without the consent of all holders and the Majority Residual Holders.

THE MANAGER

    The Manager, which is Building Finance Company of Tennessee, Inc., shall (i) monitor the REMIC status of the REMIC Trust Estate and file tax returns and reports required by the Code; (ii) advise the REMIC Trustee whether transactions proposed by the REMIC Trustee or the holders of Certificates could jeopardize the REMIC status of the REMIC Trust Estate or result in the imposition of tax on the REMIC Trust Estate; and (iii) advise the REMIC Trustee and the holders of Certificates with respect to any administrative or judicial proceedings relating to an audit or examination by any governmental taxing authority regarding the REMIC.

    The Manager may be removed by the REMIC Trustee or the Majority Residual Holders acting with the consent of the REMIC Trustee, if the Manager shall default in the performance of its duties under the REMIC Indenture.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    The Bonds were originally sold by the Authority on March 27, 1996 to Lehmann Brothers Inc. pursuant to the Purchase Agreement. Lehmann Brothers Inc. subsequently resold the Bonds to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to an institutional accredited investor that agreed to comply with certain transfer restrictions and other conditions. As a condition to the Purchase Agreement, the Authority and the Credit Enhancement Provider entered into the Registration Rights Agreement with Lehmann Brothers Inc. (the "Registration Rights Agreement"). The Registration Rights Agreement provides that (i) the Authority and the Credit Enhancement Provider will file an Exchange Offer Registration Statement with the Securities and Exchange Commission on or prior to December 24, 1996, (ii) the Authority and the Credit Enhancement Provider will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Securities and Exchange Commission on or prior to March 23, 1997, and (iii) unless the Exchange Offer would not be permitted by applicable law or Securities and Exchange Commission policy, the Authority will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Securities and Exchange Commission, Exchange Bonds in exchange for all Bonds tendered prior thereto in the Exchange Offer. If (a) the Authority and the Credit Enhancement Provider fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing,
(b) any of such Registration Statements is not declared effective by the Securities and Exchange Commission on or prior to the date specified for such effectiveness, or (c) the Authority fails to consummate the Exchange Offer within 30 business days of the date specified for such effectiveness with respect to the Exchange Offer Registration Statement, then the Authority will pay to each holder of Securities ("Additional Interest"), additional interest calculated at the rate of 1% per annum on the principal amount of Securities held by such holder. Additional Interest, if any, shall be due and payable on each Interest Payment Date; provided that (1) Additional Interest shall be paid solely to the extent funds therefor are available from Revenues as provided for in the Indenture, (2) no Additional Interest shall be paid while any installment of interest (other than Additional Interest) or principal is due and payable under the Indenture or (unless paid from Revenues received under the Development Agreement) any amount is due to the Credit Enhancement Provider under the Reimbursement Agreement, (3) the Bonds shall not accelerate as a result of nonpayment of Additional Interest and (4) neither nonpayment of Additional Interest nor any of the events referred to in clauses (a) through (c) above, shall constitute an event of default under the Indenture. Following registration under the Act of the Credit Enhancement for resale by the holders thereof, the payment of Additional Interest will cease. Upon the Exchange Offer Registration Statement being declared effective, the Authority will offer the Exchange Bonds in exchange for surrender of the Bonds. The Authority will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Bonds. For each Bond surrendered to the Authority pursuant to the Exchange Offer, the holder of such Bond will receive an Exchange Bond having a principal amount equal to that of the surrendered Bond. Interest on each Exchange Bond will accrue from the date of its original issue.

    Under existing interpretations of the staff of the Securities and Exchange Commission contained in several no-action letters to third parties, the Credit Enhancement issued in connection with the Exchange Bonds would in general be freely tradeable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Bonds who is an "affiliate" of the Authority or the Credit Enhancement Provider or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Bonds (i) will not be able to rely on the interpretation of the staff of the Securities and Exchange Commission, (ii) will not be able to tender its Bonds in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Bonds, unless such sale or transfer is made pursuant to an exemption from such requirements.

    Each holder of the Bonds (other than certain specified holders) who wishes to exchange the Bonds for Exchange Bonds in the Exchange Offer will be required to represent in the Letter of Transmittal that (i) it is not an affiliate of the Authority or the Credit Enhancement Provider, (ii) the Exchange Bonds to be received by it were acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Bonds. In addition, in connection with any resales of Exchange Bonds, any Participating Broker-Dealer who acquired the Bonds for its own account as a result of market making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Securities and Exchange Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Bonds (other than a resale of an unsold allotment from the original sale of the Bonds) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Authority is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Bonds.

    Holders of Bonds will be required to make certain representations to the Authority (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer.


    Following the consummation of the Exchange Offer, holders of the Bonds who were eligible to participate in the Exchange Offer, but who did not tender their Bonds will not have any further registration rights and such Bonds will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Bonds could be adversely affected.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Authority will accept any and all Bonds validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Authority will issue $5,000 principal amount of Exchange Bonds in exchange for each $5,000 principal amount of outstanding Bonds accepted in the Exchange Offer. Holders may tender some or all of their Bonds pursuant to the Exchange Offer. However, Bonds may be tendered only in integral multiples of $5,000.

    The form and terms of the Exchange Bonds are the same as the form and terms of the Bonds except that (i) the Exchange Bonds bear a Series B designation and a different CUSIP Number from the Bonds, (ii) the Exchange Bonds will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Bonds will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Bonds in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Bonds will evidence the same debt as the Bonds and will be entitled to the benefits of the Indenture.

    As of the date of this Prospectus, $66,975,000 aggregate principal amount of Bonds were outstanding. The Authority has fixed the close of business on
            , 1997 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

    Holders of Bonds do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. The Authority intends to conduct the Exchange Offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

    The Authority shall be deemed to have accepted validly tendered Bonds when, as and if the Authority has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Bonds from the Authority.

    If any tendered Bonds are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Bonds will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

    Holders who tender Bonds in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Bonds pursuant to the Exchange Offer. The Authority will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
      1997, unless the Authority, in its reasonable discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Notwithstanding the foregoing, the Authority will not extend the Expiration Date beyond ,
      1997.

    In order to extend the Exchange Offer, the Authority will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    The Authority reserves the right, in its reasonable discretion, (i) to delay accepting any Bonds, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE BONDS

    The Exchange Bonds will bear interest from their date of issuance. Holders of Bonds that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Bonds. Such interest will be paid with the first interest payment on the Exchange Bonds on
            , 1997. Interest on the Bonds accepted for exchange will cease to accrue upon issuance of the Exchange Bonds.

    Interest on the Exchange Bonds is payable semi-annually on each June 1 and December 1, commencing on December 1, 1997.

PROCEDURES FOR TENDERING

    Only a holder of Bonds may tender such Bonds in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Bonds and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Bonds, Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Bonds may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

    By executing the Letter of Transmittal, each holder will make to the Authority the representations set forth above in the third paragraph under the heading "Purpose and Effect of the Exchange Offer."

    The tender by a holder and the acceptance thereof by the Authority will constitute agreement between such holder and the Authority in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    THE METHOD OF DELIVERY OF BONDS AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR BONDS SHOULD BE SENT TO THE AUTHORITY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner whose Bonds are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of the Medallion System unless the Bonds tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of a member firm of the Medallion System. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System.

    If the Letter of Transmittal is signed by a person other than the registered holder of any Bonds listed therein, such Bonds must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Bonds with the signature thereon guaranteed by a member firm of the Medallion System.

    If the Letter of Transmittal or any Bonds or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Authority of their authority to so act must be submitted with the Letter of Transmittal.

    The Authority understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Exchange Bonds at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in The Depository Trust Company's system may make book-entry delivery of Bonds by causing such Book-Entry Transfer Facility to transfer such Bonds into the Exchange Agent's account with respect to the Bonds in accordance with The Depository Trust Company's procedures for such transfer. Though delivery of the Bonds may be effected through book-entry transfer into the Exchange Agent's account at The Depository Trust Company, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to The Depository Trust Company does not constitute delivery to the Exchange Agent.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Bonds and withdrawal of tendered Bonds will be determined by the Authority in its reasonable discretion, which determination will be final and binding. The Authority reserves the absolute night to reject any and all Bonds not properly tendered or any Bonds the Authority's acceptance of which would, in the opinion of counsel for the Authority, be unlawful. The Authority also reserves the right in its reasonable discretion to waive any defects, irregularities or conditions of tender as to particular Bonds. The Authority's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Bonds must be cured within such time as the Authority shall determine. Although the Authority intends to notify holders of defects or irregularities with respect to tenders of Bonds, neither the Authority, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Bonds will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Bonds received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Bonds and (i) whose Bonds are not immediately available, (ii) who cannot deliver their Bonds, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through a member firm of the Medallion System;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Bonds and the principal amount of Bonds tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Bonds (or a confirmation of book-entry transfer of such Bonds into the Exchange Agent's account at The Depository Trust Company), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Bonds in proper form for transfer (or a confirmation of book-entry transfer of such Bonds into the Exchange Agent's account at The Depository Trust Company), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Bonds according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Bonds may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    To withdraw a tender of Bonds in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Bonds to be withdrawn, (ii) identify the Bonds to be withdrawn

(including the certificate number(s) and principal amount of such Bonds, or, in the case of Bonds transferred by book-entry transfer, the name and number of the account at The Depository Trust Company to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Bonds were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Bonds register the transfer of such Bonds into the name of the person withdrawing the tender and (iv) specify the name in which any such Bonds are to be registered, if different from that of the person having deposited the Bonds to be withdrawn. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Authority, whose determination shall be final and binding on all parties. Any Bonds so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Bonds will be issued with respect thereto unless the Bonds so withdrawn are validly retendered. Any Bonds which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Bonds may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, the Authority shall not be required to accept for exchange, or issue Exchange Bonds for, any Bonds, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Bonds, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Authority, might materially impair the ability of the Authority to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Authority or any of its subsidiaries; or

    (b) any law, statute, rule, regulation or interpretation by the staff of the Securities and Exchange Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Authority, might materially impair the ability of the Authority to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Authority; or

    (c) any governmental approval has not been obtained, which approval the Authority shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

    If the Authority determines in its reasonable discretion that any of the conditions are not satisfied, the Authority may (i) refuse to accept any Bonds and return all tendered Bonds to the tendering holders, (ii) extend the Exchange Offer and retain all Bonds tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Bonds (see "Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Bonds which have not been withdrawn.

    All conditions to the Exchange Offer (with the exception of certain governmental approvals) must be satisfied or waived prior to the Expiration Date. The Authority shall not be required to accept for exchange, or issue Exchange Bonds for, any Bonds, and may terminate or amend the Exchange Offer if any of the specified conditions do not occur prior to the Expiration Date.

EXCHANGE AGENT

SouthTrust Bank of Alabama, N.A.
P.O. Box 2554

Birmingham, Alabama 35290
Attention: Judy Miller
Telephone: (205) 254-5000
Fax: (205) 254-4180

    Delivery to an address other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

    The expenses of soliciting tenders will be born by the Authority. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Authority and its affiliates.

    The Authority has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Authority, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Authority. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

    The Exchange Bonds will be recorded at the same carrying value as the Bonds, which is face value, as reflected in the Authority's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Authority. The expenses of the Exchange Offer will be expensed over the term of the Exchange Bonds.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF BFC GUARANTY CORP. AND BFC FINANCE CORP.

    Set forth below are the names, ages (as of September 30, 1996) and a brief account of the business experience of each person who is a director or executive officer of the Credit Enhancement Provider and BFC Finance Corp. (each such person holds the same positions with each company).

NAME                                AGE                           POSITION
-------------------------------     ---     ----------------------------------------------------
Franklin L. Haney..............     56      President and Director
Emeline W. Haney...............     49      Director
Chris E. Zahnd.................     55      Director
Roger D. Bailey................     51      Secretary

    FRANKLIN L. HANEY. Mr Haney is a graduate of the University of Tennessee at Knoxville and received his law degree from George Washington School of Law. Mr. Haney is the founder and sole proprietor of the Franklin L. Haney Company which was established in 1968. The Franklin L. Haney Company is engaged in real estate development and finance brokering. Mr. Haney is married to Emeline W. Haney.

    EMELINE W. HANEY. Mrs. Haney is a graduate of the University of Georgia. Mrs. Haney has not been employed during the past five years, but is the mother of five children and is active in many civic and community projects. She was instrumental in establishing the Childrens Advocacy Center of Hamilton County, the first such center in Tennessee and is currently working to establish Home Safe, a Childrens Advocacy Center in Palm Beach, Florida. Mrs. Haney is also active in the Franklin L. Haney Company. Mrs. Haney is married to Franklin L. Haney.

    CHRIS ZAHND. Mr. Zahnd is a graduate of the University of Tennessee at Chattanooga. Mr. Zahnd has worked in the hotel industry for the past 16 years. During more than the past five years, he has been the evening Manager of the Holiday Inn Chattanooga Choo-Choo in Chattanooga, Tennessee, where he has been responsible for all aspects of the evening operations of the hotel. Prior to entering the inn keeping business, he was involved in the accounting and banking industries.

    ROGER D. BAILEY. Mr. Bailey is a former C.P.A. with Arthur Andersen & Co. and has over 25 years experience in accounting and financial businesses. He is currently Chief Financial Officer for the Franklin L. Haney Company, a position he has held for more than the last five years. As Chief Financial Officer, Mr. Bailey is responsible for the financial operations of the Franklin L. Haney Company, including accounting, bookkeeping, auditing, tax matters and financial reporting.

EXECUTIVE COMPENSATION

    None of the officers or directors of the Authority or the Registrants receives compensation from either the Authority or the Registrants for serving as an officer or director, although certain of them are employed by Franklin L. Haney Company, an entity affiliated with the Registrants. See "Management." Franklin L. Haney, President and a Director of each of the Registrants and Secretary and a Director of the Authority, has financial interests in some of the transactions described in this Prospectus. See "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Franklin L. Haney, the President and a Director of each of the Registrants, is also the President and a Director of a number of other affiliated companies:
Tower Associates, Inc.; Tower Associates II, Inc.; Building Finance Company of Tennessee, Inc.; Douglas County Development Corporation; and DCDC II, Inc. In addition, Franklin L. Haney is the Secretary and a Director of Castle Rock Public Improvement Authority. See "PROSPECTUS SUMMARY--Graphical Depiction of Affiliates."

                           OWNERSHIP OF THE AUTHORITY

    The Authority is a nonprofit corporation organized under the laws of the State of Colorado to be in general compliance with the requirements of Internal Revenue Service Revenue Procedure 82-26, which provides that the Internal Revenue Service will ordinarily rule that obligations issued by a nonprofit corporation on behalf of a governmental unit in accordance with the requirements of the revenue procedure meet the requirements of the revenue procedure. See "THE AUTHORITY." The Authority has no members and no shareholders, but is organized and operated exclusively on behalf of and for the benefit and in furtherance of the purposes of Dawson Ridge Metropolitan District No. 5, which is a municipal corporation and political subdivision of the State of Colorado.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The following is a description of certain relationships and related-party transactions.

SALE OF THE PROPERTY

    Franklin L. Haney is a Director of the Authority, which recently acquired the Property from DCDC for $54,550,000 cash. Franklin L. Haney owns Douglas County Development Corporation. At the present time, DCDC owns approximately 75% of the taxable property within the Districts.

THE CREDIT ENHANCEMENT

    Franklin L. Haney also owns 49% of Building Finance Company of Tennessee, Inc. ("BFCT"). BFCT owns the Registrants. The Series B REMIC Bonds are payable from notes held in a trust estate (the "REMIC Trust Estate") under an indenture of trust between the trustee and BFC Finance Corp.

    The remaining 51% of BFCT is owned by Franklin L. Haney's father-in-law, Herbert L. Oakes. Franklin L. Haney and his wife Emeline W. Haney are the Directors and, respectively, the President and Secretary of BFCT.

REMIC TRUST ESTATE--OTHER ASSETS

    In addition to the Series B REMIC Bonds securing the Credit Enhancement, the REMIC Trust Estate contains assets resulting from other transactions between BFCT and BFC Finance Corp., but that do not secure the Credit Enhancement. These assets include (i) notes issued by DCDC II, Inc., a Colorado corporation, representing a $9,310,689.07 loan originated by BFCT and (ii) notes issued by Parcel 49C Limited Partnership, a limited partnership, representing a $99,000,000 loan originated by BFCT. Franklin L. Haney owns 21%, and Douglas County Development Corporation owns 79%, of DCDC II, Inc. Franklin L. Haney owns 16%, and various members of his family own the remaining 84%, of Tower Associates II, Inc., which is a general partner and a limited partner of Parcel 49C Limited Partnership. (See "Credit Enhancement.")

OFFICERS AND DIRECTORS

    The officers and directors of BFC Guaranty Corp., BFC Finance Corp., and Tower Associates II, Inc., each of which is a Delaware Corporation, are identical. (See "Management.")

    C. Roger Addlesperger is a director for each of the Districts, as is his wife, Candace Addlesperger. C. Roger Addlesperger has also served as a consultant on matters relating to the real estate within the Dawson Ridge development for Franklin L. Haney Company, a sole proprietorship owned by Franklin L. Haney. Mr. Addlesperger has received approximately $363,267.33 from Franklin L. Haney Company for his consulting services since the beginning of Franklin L. Haney Company's last full fiscal year. Mr. Addlesperger has also served as Vice President of Douglas County Development Corporation.

ABSENCE OF PREFERENTIAL TERMS

    The Registrants believe that the transactions described herein are on no more favorable terms than would have been achieved if each of the transactions was between unrelated third parties.

                              PLAN OF DISTRIBUTION

    Each Participating Broker-Dealer that receives Exchange Bonds for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Bonds received in exchange for

Bonds where such Bonds were acquired as a result of market-making activities or other trading activities. The Authority has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer, all dealers effecting transactions in the Exchange Bonds for use in connection with any such resale. In addition, until the Exchange Bonds are registered, Participating Broker-Dealers may be required to deliver a prospectus.

    The Authority will not receive any proceeds from any sales of the Exchange Bonds by Participating Broker-Dealers. Exchange Bonds received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Bonds or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Bonds. Any Participating Broker-Dealer that resells the Exchange Bonds that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Bonds may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Bonds and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date the Authority will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                     RATING

    Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (the "Rating Agency"), has assigned a rating of "AAp" to the Bonds based on an evaluation of the Credit Enhancement. The letter "p" indicates the rating is provisional. The provisional rating assumes the successful completion of the Portals II building which is the subject of the Lease and indicates that sufficiency of the Credit Enhancement to pay debt service requirements of the Bonds is largely or entirely dependent upon the successful timely completion of such building. This rating, however, while addressing credit quality subsequent to completion of such building, makes no comment on the likelihood of, or the risk of default upon failure of such completion. The investor should exercise his/her own judgment with respect to such likelihood and risk. Any explanation of the significance of such rating may only be obtained from the Rating Agency. There is no assurance that such rating will be maintained for any given period of time or that it will not be lowered or withdrawn entirely if, in the judgment of the Rating Agency, circumstances so warrant. Any such revision or withdrawal of such a rating could have an adverse effect on the market price and marketability of the Bonds.

                                 LEGAL MATTERS

    The validity of the issuance of the Exchange Bonds will be passed upon for the Authority by Brownstein Hyatt Farber & Strickland, P.C., Denver, Colorado.

                            INDEPENDENT ACCOUNTANTS

    The financial statements of Castle Rock Ranch Public Improvements Authority, BFC Guaranty Corp. and BFC Finance Corp., as of December 31, 1996 included in this Prospectus, have been so included in reliance on the report of Joseph Decosimo & Company, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      DEFINITIONS OF CERTAIN TERMS AND DESCRIPTIONS OF PRINCIPAL DOCUMENTS

    Capitalized terms used in this Prospectus, and not otherwise defined, are used with the meanings assigned to such terms in the Indenture, the Operating Agreement, the Intergovernmental Agreement, the Deed of Trust, the Collateralized Credit Enhancement Agreement, the Reimbursement Agreement, the Development Agreement, the Recreational Facilities Agreement and the Lease, as applicable. The following definitions of such capitalized terms have been modified as may be appropriate for use in this Prospectus. Descriptions of the material terms of the Indenture, the Collateralized Credit Enhancement Agreement, the Deed of Trust, the Operating Agreement, the Intergovernmental Agreement, the Lease, the Development Agreement and the Recreational Facilities Agreement are included in this Prospectus, but are qualified in their entirety by reference to the actual documents being described. Copies of such documents are available from the Exchange Agent.

DEFINITIONS OF CERTAIN TERMS

    "1986 BONDS" shall mean the general obligation bonds in the original principal amount of $24,725,000 issued by Dawson Ridge Metropolitan District No. 1.

    "1992 BONDS" shall mean the exchange refunding bonds in the original principal amount of $21,054,000 offered in connection with Dawson Ridge Metropolitan District No. 1's plan of reorganization to holders of the 1986 Bonds.

    "1992 DEED OF TRUST" shall mean the Deed of Trust securing the 1992 Bonds.

    "ACCOUNTANT" shall mean a person or firm engaged in the practice of accounting who is a nationally recognized certified public accountant acceptable to the Trustee and who is independent of the entity whose accounts are being audited.

    "ACQUISITION AND CONSTRUCTION NOTES" shall mean those notes held in REMIC Trust Estate issued by Parcel 49C Limited Partnership.

    "ACT" shall mean Title 32 of the Colorado Revised Statutes, as amended.

    "ACT OF BANKRUPTCY" shall mean the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the Authority under any applicable bankruptcy, insolvency or similar law as now or hereafter in effect.

    "ADDITIONAL INTEREST" shall mean additional interest payable to each Holder of Transfer Restricted Securities calculated at the rate of 1% per annum on the principal amount of such Transfer Restricted Securities during the period (prior to the registration of the Credit Enhancement) that any Nonregistration exists.

    "AMENDMENT ONE" shall mean the provisions of an amendment to the Constitution of the State of Colorado, approved in the November 3, 1992 general election which may affect property tax revenues and spending for the Districts.

    "AUTHORITY" shall mean Castle Rock Ranch Public Improvements Authority, a corporate instrumentality of the District and a nonprofit corporation organized and existing under and by virtue of the laws of the State of Colorado.

    "AVAILABLE MONEYS" shall mean (a) proceeds of the Bonds received contemporaneously with the issuance and sale of the Bonds and held by the Trustee at all times since receipt of such proceeds in a separate and segregated account in which only Available Monies were at any time held, and the proceeds from the investment thereof, (b) monies paid by the Authority to the Trustee which monies shall have been held by the Trustee for at least 126 days prior to the date such monies are to be applied to the payment of principal or interest on the Bonds, provided that no Act of Bankruptcy shall have occurred during such 126 day period, (c) monies drawn under any Credit Enhancement which are either applied directly to the payment of the principal of or interest on the Bonds or which, if not so applied, are held in a separate and segregated subaccount under the Indenture until so applied, (d) deposits with the Trustee as agent and bailee of proceeds of the issuance of refunding obligations or obligations of the Authority or the District if, in the written opinion of nationally recognized counsel experienced in bankruptcy matters and acceptable to the Trustee, the deposit and use of such proceeds will not constitute a voidable preference under the Bankruptcy Code in the case of bankruptcy of the Authority or the District, (e) any other money the application of which will not, in the written opinion of nationally recognized counsel experienced in bankruptcy matters and acceptable to the Trustee, constitute a voidable preference under the Bankruptcy Code in the case of bankruptcy of the Authority or the District, and (f) investment income derived from the investment of the foregoing types of monies; provided that such proceeds, monies or income shall not be deemed to be Available Monies or available for payment of the Bonds if, among other things, an injunction, restraining order or stay is in effect preventing such proceeds, monies or income from being applied to make such payment.

    "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as amended.

    "BENEFICIAL OWNER" shall mean each actual purchaser of each Bond or Exchange Bond.

    "BOND COUNSEL" shall mean any attorney at law or firm of attorneys selected by the Authority, of nationally recognized standing in matters pertaining to the validity of and federal tax exemption of interest on obligations issued by states and political subdivisions, and duly admitted to practice law before the highest court of any state of the United States of America.

    "BONDS" shall mean the Authority's $66,975,000 aggregate principal amount of Public Facilities Revenue Bonds, Series 1996, issued pursuant to the Indenture and, after the exchange pursuant to the Registration Rights Agreement, shall include the bonds issued in exchange therefor (all such bonds to have the same rights and to be considered as one series for all purposes under the Indenture).


    "CERTIFICATES" shall mean the certificates representing a fractional undivided interest in the economic benefit to BFC Finance Corp. arising by, through or under the REMIC Indenture.


    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    "COLLATERAL" shall mean the Series B REMIC Bonds, the payments on such Bonds and any Federal Securities substituted therefor.

    "CREDIT ENHANCEMENT" shall mean that Collateralized Credit Enhancement Agreement from the Credit Enhancement Provider for the benefit of the Trustee, together with the Collateral (which shall be pledged and assigned pursuant thereto).

    "CREDIT ENHANCEMENT PROVIDER" shall mean BFC Guaranty Corp., a Delaware corporation.

    "DEED OF TRUST" shall mean that certain Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases, dated March 1, 1996, from the Authority for the benefit of the Trustee and the Credit Enhancement Provider.

    "DEVELOPMENT AGREEMENT" shall mean the Development Agreement, dated as of March 1, 1996, between the Authority and Douglas County Development Corporation.

    "DIRECT PARTICIPANTS" shall mean participants in the DTC and shall include security brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

    "DISTRICT" shall mean generally the Dawson Ridge Metropolitan District No. 5 as the same is organized and existing under and by virtue of the laws of the State of Colorado now in effect and as hereafter amended. "Districts" shall mean the following Districts: Dawson Ridge Metropolitan District No. 1, Dawson Ridge Metropolitan District No. 2, Dawson Ridge Metropolitan District No. 3, Dawson

Ridge Metropolitan District No. 4 and Dawson Ridge Metropolitan District No. 5. "RELATED DISTRICTS" shall mean Dawson Ridge Metropolitan District No. 1, Dawson Ridge Metropolitan District No. 2, Dawson Ridge Metropolitan District No. 3 and Dawson Ridge Metropolitan District No. 4.

    "EVENT OF DEFAULT" shall have the meaning given to that term in the document in which such term is being used.

    "EXCHANGE BONDS" shall mean the Public Facilities Revenue Bonds, Series
1996B.

    "EXCHANGE OFFER" shall mean the offer by the Authority to exchange $5,000 principal amount of the Exchange Bonds for each $5,000 principal amount of its outstanding Bonds, of which $66,975,000 principal amount is outstanding.

    "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean the registration statement filed in connection with the offering of the Exchange Bonds.

    "EXPENSE OBLIGATION" shall mean the obligation of each District to pay its Proportionate Share of Operations and Maintenance Expense pursuant to the Intergovernmental Agreement.

    "EXPIRATION DATE" shall mean 5:00 p.m., New York City time on            ,
1997 unless the Exchange Offer is extended, in which case it shall mean the latest date and time to which the Exchange Offer is extended.

    "EXTRA PAYMENTS" shall mean payments with respect to premium, if any, on the Bonds, interest on the Bonds in excess of the pre-default rate thereon, Additional Interest and amounts due solely as a result of acceleration of the Bonds.

    "FEDERAL SECURITIES" shall mean securities of the type described in paragraphs (a), (b) and (c)(v) of the definition of Investment Securities.

    "FEE AGREEMENT" shall mean the Facilities Development Fee Agreement, dated as of April 1986, between Bellamah Community Development and Dawson Ridge Metropolitan District No. 1.

    "FINANCING OBLIGATIONS" shall mean the obligations which arise pursuant to the provisions of the Intergovernmental Agreement as evidenced by the execution of the Intergovernmental Agreement by each District.

    "HOLDER" or "BONDHOLDER" shall mean the person in whose name such Bond shall be registered.

    "IMMUNITY ACT" shall mean the Colorado Governmental Immunity Act, Part I of
Article 10 of Title 24, Colorado Revised Statutes, as amended.

    "INDEBTEDNESS" shall mean any indebtedness or obligation of the Authority which, in accordance with generally accepted accounting principles, is classified as a liability on a balance sheet.

    "INDENTURE" shall mean the Indenture of Trust, dated as of March 1, 1996, between the Authority and the Trustee, together with any indentures supplemental thereto made in conformity therewith.

    "INDIRECT PARTICIPANTS" shall include banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

    "INTEREST PAYMENT DATE" shall mean June 1 and December 1 of each year, commencing with respect to the Bonds, on December 1, 1996.

    "INTERGOVERNMENTAL AGREEMENT" shall mean the Intergovernmental Agreement, dated as of March 1, 1996, among the Districts, and any amendments or supplements thereto.

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
    "INVESTMENT SECURITIES" shall mean, and includes, any of the following investments, to the extent permitted or authorized by applicable law at the time purchased by the Trustee, bearing interest or issued at a discount to the extent permitted by applicable law:

    (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America);

    (b) bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following federal agencies and provided such obligations are backed by the full faith and credit of the United States of America (stripped securities are only permitted if they have been stripped by the agency itself):

        (i) U.S. Export-Import Bank (direct obligations or fully guaranteed certificates of beneficial ownership);

        (ii) Farmers Home Administration (certificates of beneficial ownership);

       (iii) Federal Financing Bank;

        (iv) General Services Administration participation certificates;

        (v) Government National Mortgage Association ("GNMA") guaranteed mortgage-backed bonds and pass through certificate obligations;

        (vi) U.S. Maritime Administration guaranteed Title XI financing obligations; or

       (vii) U.S. Department of Housing and Urban Development (HUD) project notes, local authority bonds, new communities debentures (U.S. guaranteed) and U.S. public housing notes and bonds-- U.S. government guaranteed public housing notes and bonds;

    (c) bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following non-full faith and credit U.S. government agencies (stripped securities are only permitted if they have been stripped by the agency itself):

        (i) Federal Home Loan Bank System senior debt obligations;

        (ii) FHLMC senior debt obligations and participation certificates;

       (iii) FNMA mortgage-backed securities and senior debt obligations;

        (iv) Student Loan Marketing Association senior debt obligations; or

        (v) Resolution Funding Corporation obligations; or

    (d) money market mutual funds rated "AAAm" or "AAAm-G" by Standard & Poor's Ratings Services, whose investments are limited to securities of the types listed in (a)-(c) above.

    "ISSUE PRICE" shall mean the price at which a substantial amount of one maturity of the Bonds is first sold to the public.

    "LEASE" shall mean that certain U.S. Government Lease for Real Property, dated August 12, 1994, as supplemented by a Supplemental Lease Agreement No.1, dated January 3, 1996, and a supplemental Lease Agreement No. 2, dated March 27, 1996, between the General Services Administration of the United States of America and Parcel 49C Limited Partnership, a District of Columbia limited partnership, as the same may be further supplemented or amended.

    "LETTER OF TRANSMITTAL" shall mean the letter of transmittal accompanying the Prospectus.

    "LOAN AGREEMENT" shall mean the Loan Agreement dated as of March 1, 1996 between the Building Finance Company of Tennessee, Inc. and Parcel 49C Limited Partnership.

    "MAJORITY RESIDUAL HOLDERS" shall mean the holders of a majority in interest of Certificates.

    "NON-DISQUALIFICATION OPINION" shall mean, with respect to any action proposed to be under the REMIC Indenture, an opinion of counsel to the effect that the taking of such action will not cause the REMIC Trust Estate to fail to qualify as a REMIC at any time while any of the REMIC Bonds are outstanding and will not result in the imposition of a tax pursuant to Section 860F(a) of the Code or otherwise subject the REMIC Trust Estate to taxation.

    "NON-RECOURSE INDEBTEDNESS" shall mean any indebtedness secured by a lien, which is not a general obligation of the Authority and liability for which is effectively limited to the property subject to such lien with no recourse to, or lien upon, directly or indirectly, the Revenues or any other property of the Authority.

    "NON SET-OFF LEASE PAYMENTS" shall mean rental payments made pursuant to the Lease that are not subject to set-off by reason of the failure of 49C to perform its obligations thereunder.

    "NOTES" shall mean the Acquisition Note, the Construction Note and a note given by DCDC II, Inc. to BFC Finance Corp. in the principal amount of $9,310,689.07 secured by various documents including a deed of trust on approximately 300 acres of undeveloped land in Castle Rock, Colorado.

    "OPERATING AGREEMENT" shall mean the Operating Agreement, dated as of March 1, 1996, by and between the Authority and the District.

    "OPERATING AGREEMENT PAYMENTS" shall mean the Operating Agreement Payments required to be made by the District under the Operating Agreement, as the same shall be amended and supplemented from time to time in accordance with the express provisions thereof.

    "OPERATION AND MAINTENANCE EXPENSES" shall mean such reasonable and necessary current expenses, paid or accrued, for operation, maintenance and repair of the Recreational Facilities (as such term is defined in the Operating Agreement) as may be determined by the Authority, and the term may also include except as limited by contract or otherwise limited by law, without limiting the generality of the foregoing:

    (1) legal and overhead expenses of the Authority directly related and reasonably allocable to the administration of the Recreational Facilities;

    (2) all insurance premiums and premiums or fees for fidelity bonds appertaining to or required for the Recreational Facilities or a reasonably allocable share of a premium of any blanket bond or policy pertaining to the Recreational Facilities;

    (3) contractual services, professional services, salaries, administrative expenses, and costs of labor appertaining to the Recreational Facilities;

    (4) the costs incurred in the collection of all or any part of the Revenues from Recreational Facilities;

    (5) any costs of utility services furnished to the Recreational Facilities; and

    (6) payments of taxes, payments in lieu of taxes, assessments imposed by any governmental unit or public corporation, or any monthly deposits to an escrow established for any such purposes;

    "OPERATION AND MAINTENANCE EXPENSES" does not include:

    (a) any allowance for depreciation;

    (b) any costs of Recreational Facilities renewals or replacements, major repairs, reconstruction, improvements, extensions, or betterments;

    (c) any accumulation of reserves for capital replacements;

    (d) any reserves for operation, maintenance, or repair of the Recreational Facilities;

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    (e) any allowance for the redemption of the Bonds, or the payment of any interest thereon;

    (f) any liabilities incurred in the acquisition or improvement of any properties comprising the Recreational Facilities or any combination thereof; and

    (g) any other ground of legal liability not based on contract.

    "OPINION OF COUNSEL" shall mean a written opinion of counsel (who may be counsel for the Authority) appointed by the Authority.

    "OUTSTANDING" shall mean all Bonds (including, under certain circumstances, pledged bonds) theretofore authenticated and delivered by the Trustee under the Indenture except:

    (a) Bonds theretofore cancelled by the Trustee or surrendered to the Trustee for cancellation;

    (b) Bonds for the payment or redemption of which Available Moneys in the necessary amount shall have theretofore been deposited with the Trustee (whether upon or prior to the maturity or the redemption date of such Bonds); provided that, if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in the Indenture or provision satisfactory to the Trustee shall have been made for the giving of such notice; and

    (c) Bonds in lieu of, or in substitution for, which other Bonds shall have been authenticated and delivered by the Trustee pursuant to the Indenture.

    "PARTICIPATING BROKER-DEALER" shall mean a broker-dealer that receives Exchange Bonds for its own account pursuant to the Exchange Offer.

    "PROJECT" shall mean the acquisition, construction, equipping and improving of certain public improvements consisting of parks and recreational facilities.

    "PROPERTY" means the Real Estate (upon which certain of the Project facilities will be located) and water rights acquired with proceeds of the Bonds.

    "PROPORTIONATE SHARE" shall mean, for a District, the ratio of the estimated assessed value of all taxable real and personal property in such District to the total assessed value of all taxable real and personal property in all the Districts.

    "PROSPECTUS" shall mean the Prospectus relating to the initial offering of the Exchange Bonds.

    "PURCHASE AGREEMENT" shall mean the Purchase Agreement, dated as of March 26, 1996, between the Authority and Lehmann Brothers Inc.

    "RATING AGENCY" shall mean Standard & Poor's Ratings Services or, if Standard & Poor's Ratings Services is no longer rating the Bonds, any nationally recognized statistical rating organization which is then rating the Bonds.

    "REAL ESTATE" shall mean an approximately 876 acre portion of the Dawson Ridge Development in the Town of Castle Rock, Colorado.

    "RECORD DATE" shall mean the close of business on the 15th day of the calendar month immediately preceding the Interest Payment Date.

    "RECREATIONAL FACILITIES" shall mean parks and recreational facilities located within or for the benefit of the District.

    "RECREATIONAL FACILITIES AGREEMENT" shall mean the Recreational Facilities Agreement, dated as of March 1, 1996, between the Authority and the District.

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
    "REGISTRATION RIGHTS AGREEMENT" shall mean the agreement among the Authority, the Credit Enhancement Provider and the Underwriter, described more fully under "THE BONDS--Registration Rights,-- Additional Interest."

    "REIMBURSEMENT AGREEMENT" shall mean the Reimbursement Agreement, dated as of March 1, 1996, between the Authority and the Credit Enhancement Provider, as the same may be supplemented or amended.

    "REMIC EVENT OF DEFAULT" shall mean any Event of Default under the REMIC Indenture.

    "REMIC INDENTURE" shall mean an indenture of trust between BFC Finance Corp. and SouthTrust Bank of Alabama, National Association.

    "REMIC INTEREST PAYMENT DATE" shall mean each June 1 and December 1, commencing June 1, 1998.

    "REMIC RECORD DATE" shall mean the 15th day preceding each REMIC Interest Payment Date.

    "REMIC REDEMPTION FUND" shall mean the Redemption Fund established pursuant to the REMIC Indenture.

    "REMIC TRUST ESTATE" shall mean a trust estate established under the REMIC Indenture in accordance with the provisions of a Bond Pledge and Security Agreement between the Credit Enhancement Provider, the Trustee and the REMIC Trustee.

    "REMIC TRUSTEE" shall mean the SouthTrust Bank of Alabama, National Association.

    "RESIDUAL HOLDER" shall mean the owner of a fractional undivided interest in the economic benefit to BFC Finance Corp. arising by, through or under the REMIC Indenture.

    "REVENUE OBLIGATION" shall mean the obligation of the Districts under the Intergovernmental Agreement to pay the deficiencies required to pay obligations secured by the Deed of Trust.

    "REVENUES" shall mean all proceeds, charges, income, rents, receipts, profits, benefits and existing fund balances of the Authority, exclusive of (i) payments for Operation and Maintenance Expenses paid by the District pursuant to the Operating Agreement, (ii) any gifts, grants, bequests, donations and contributions to the extent specifically restricted by the donor to a particular purpose inconsistent with their use for Bond payments, and (iii) any payments received by the Authority pursuant to the Development Agreement.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

    "SPECIAL RECORD DATE" shall mean a date fixed by the Trustee whenever moneys become available for payment of defaulted interest.

    "TRUSTEE" shall mean SouthTrust Bank of Alabama, National Association, a national banking association organized and existing under and by virtue of the laws of the United States of America having a corporate trust office in Birmingham, Alabama, or its successor as Trustee under the Indenture.

    "TRUST ESTATE" shall mean all of the property described in the granting clauses of the Indenture or of any supplemental indenture.

    "UNDERWRITER" shall mean Lehmann Brothers Inc.

                                 THE INDENTURE

    The following describes the material provisions of the Indenture which are not described elsewhere in the Prospectus. This description is subject in all respects to the provisions of, and is qualified in its entirety by, reference to the Indenture. Copies of the Indenture are available from the Trustee.

AUTHORIZED AMOUNT OF BONDS

    The total principal amount of Bonds that may be issued under the Indenture is expressly limited to $66,975,000. The Authority may issue Bonds under the Indenture in exchange for the Bonds pursuant to the Registration Rights Agreement.

ADDITIONAL BONDS AND SUBORDINATE INDEBTEDNESS

    So long as any of the Bonds remain Outstanding, the Authority will not issue any additional bonds or obligations payable from Revenues or having a lien upon the Trust Estate having priority over, or on a parity with, the Bonds.

    The Authority may incur any Indebtedness secured by a lien or encumbrance which is expressly stated to be junior and subordinate to the lien and encumbrance upon the Revenues created under the Indenture and to the Deed of Trust except as otherwise provided in the Indenture. Subordinate Indebtedness shall have no rights of acceleration or foreclosure. No such subordinate Indebtedness shall be secured by the Credit Enhancement. No such subordinate Indebtedness shall be issued without the consent of the Credit Enhancement Provider.

ESTABLISHMENT OF FUNDS

    Upon the issuance of the Bonds, the Authority and/or the Trustee will establish and create the following funds and accounts:

    (a) Project Fund; and within the Project Fund, the Costs of Issuance
Account.

    (b) Revenue Fund.

    (c) Collateralized Credit Fund.

    (d) Interest Fund, and within the Interest Fund, the following accounts:

        (i) Capitalized Interest Account

        (ii) Collateralized Credit Interest Account

       (iii) Revenue Interest Account

    (e) Principal Fund, and within the Principal Fund, the following accounts:

        (i) Collateralized Credit Principal Account

        (ii) Revenue Principal Account

       (iii) The Sinking Fund Accounts

    (f) Redemption Fund, and within the Redemption Fund, the following accounts:

        (i) Special Redemption Account

        (ii) Redemption Holding Account

    (g) Rebate Fund.

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
PROJECT FUND

    The Authority shall establish, maintain and hold a separate fund to be known as the "Project Fund." The proceeds of the Bonds deposited in the Project Fund shall be applied for the purpose of providing funds for the acquisition of the Property and payment of expenses incident to the Project, including architectural and engineering fees and expenses, tests and inspection, surveys, land acquisition, the fees and expenses of the Trustee, costs of issuance and all other expenses in connection with the preparation, issuance and delivery of the Bonds of legal fees and expenses of counsel, and similar expenses.

    Before any expenditure is made from the Project Fund, the Authority shall determine that the entire sum of the expenditures then to be made and of all other expenditures previously made from the Project Fund have been used to finance the acquisition of the Property and expenses incident thereto, all of which property other than land is of a character subject to the allowance for depreciation under Section 167 of the Code.

REVENUE FUND

    The Authority agrees that, so long as any of the Bonds remain Outstanding, all of the Revenues of the Authority shall be deposited as soon as practicable upon receipt in the Revenue Fund which the Authority shall establish and maintain in an account to be held by the Trustee. Subject only to the provisions of the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth therein, the Authority pledges and, to the extent permitted by law, grants a security interest to the Trustee in the Revenue Fund to secure the payment of the principal of, premium, if any, and interest on the Bonds.

CREDIT ENHANCEMENT OF THE BONDS; ALLOCATION OF REVENUES

    So long as the Credit Enhancement is in effect and no Event of a Default exists thereunder, all payments of principal and interest on the Bonds (except for interest for the period prior to March 1, 1998, Additional Interest, other Extra Payments and amounts payable on redemption in the event of a taking of the Project by eminent domain) shall be made from the proceeds of draws on the Credit Enhancement which are to be deposited directly in the Collateralized Credit Fund. Pursuant to the Bond Pledge and Security Agreement, all payments in regard to the Collateral are to be made directly to the Trustee, and shall be deposited in the Collateralized Credit Fund. To the extent that the amount in the Collateralized Credit Fund is insufficient on any Interest Payment Date to pay interest (other than interest for the period prior to March 1, 1998, Additional Interest, any other interest constituting Extra Payments and Interest due as a result of a redemption (described above) and principal due and payable on the Bonds on such Interest Payment Date (other than amounts payable on such a redemption) the Trustee shall demand that the Credit Enhancement Provider immediately deposit the amount of such deficiency in the Collateralized Credit Fund.

    The Trustee shall have the obligation to hold and maintain the Credit Enhancement for the benefit of the owners of Bonds in accordance with its terms. If at any time during the term of the Credit Enhancement any successor Trustee shall be appointed and qualified under the Indenture, the resigning Trustee shall request that the provider of such Credit Enhancement transfer or cause the transfer of the Credit Enhancement to the successor Trustee. If the resigning Trustee fails to make this request, the successor Trustee shall do so before accepting appointment.

    On or before each Interest Payment Date, the Trustee shall transfer from the Revenue Fund and deposit into the following respective accounts or transfer the respective amount directly, as provided below, the following amounts, in the following order of priority, the requirements of each such account (including the making up of any deficiencies in any such account resulting from lack of moneys sufficient to make any earlier required deposit) at the time of deposit to be satisfied before any transfer is made to any account subsequent in priority:

    (1) Available Moneys to the Revenue Interest Account, in an amount equal to the aggregate amount of interest becoming due and payable on the next such Interest Payment Date on all Bonds then Outstanding (other than Additional Interest, interest constituting Excess Payments or payable as a result of certain redemptions) less any amounts to be transferred to the Interest Fund from the Capitalized Interest Account as capitalized interest and less any transfers from the Collateralized Credit Interest Account for the payment of such interest;

    (2) Available Moneys to the Revenue Principal Account, in an amount equal to the aggregate amount of principal, if any, becoming due and payable on the Outstanding Bonds (including any mandatory sinking fund payments required to be paid into the respective Sinking Fund Accounts for Outstanding Bonds) on the next ensuing Interest Payment Date, less any transfers from the Collateralized Credit Principal Account for the payment of such principal;

    (3) To the Rebate Fund in accordance with the rebate instructions;

    (4) To the Credit Enhancement Provider in an amount equal to amounts drawn under the Credit Enhancement and applied to the payment of principal of or interest on the Bonds, together with interest thereon as determined pursuant to the Reimbursement Agreement, to the extent a request for the same has been submitted to the Trustee by the Credit Enhancement Provider or otherwise provided pursuant to the Credit Enhancement, and to the extent not previously reimbursed to the Credit Enhancement Provider by the Trustee from Revenues, unless a default by the Credit Enhancement Provider has occurred and is continuing under the Credit Enhancement, in which event such amount shall remain in the Revenue Fund until such default has been cured or otherwise waived by the Trustee, at which time such amount shall be paid to the Credit Enhancement Provider; provided that Revenues received under the Development Agreement shall be used first for item (5) that follows;

    (5) To the Revenue Interest Account to the extent necessary for the payment of Additional Interest or any other interest constituting Extra Payments, to be applied to pay such interest in the order in which it accrued;

    (6) To the extent necessary to pay any other Extra Payments in the order in which such Extra Payments become due and payable;

    (7) To the extent necessary to pay any Trustee and other fees and expenses then due and payable under the Indenture in the order that such amounts become due and payable.

    Any moneys remaining in the Revenue Fund after the foregoing transfers may be used by the Authority for any lawful purpose.

REBATE FUND

    The Indenture creates and establishes, with the Trustee, a Rebate Fund in the name of the Authority which shall be expended in accordance with the provisions of the Indenture and the Tax Certificate. The Trustee shall make deposits to and disbursements from the Rebate Fund based upon the instructions of the Authority pursuant to the Indenture and the Tax Certificate. The Authority shall be responsible for making all such deposits in the Rebate Fund as required in the Indenture. The Trustee shall invest the Rebate Fund at the direction of the Authority subject to the restrictions set forth in the tax certificate to be delivered at the time of issuance of the Bonds.

INVESTMENT OF FUNDS

    Subject to the provisions of the Indenture regarding the deposit of and use of moneys in the Rebate Fund, all moneys in any of the funds and accounts established pursuant to the Indenture and held by the

Trustee shall be invested by the Trustee as directed by the Authority in writing solely in Investment Securities. Investment Securities may be purchased at such prices determined by the Authority. The Authority shall direct such investment so that all Investment Securities shall be acquired subject to the Authority's tax covenants contained in the Indenture, the limitations as to maturities set forth in the Indenture and such additional limitations or requirements consistent with the foregoing as may be established by written request of the Authority. Absent the direction of the Authority in the time and manner set forth above, the Trustee shall invest only in Federal Securities.

    All interest, profits and other income received from the investment of moneys in the Project Fund shall be deposited to the Revenue Fund. All interest, profits and other income received from the investment of moneys in any other fund or account established pursuant to the Indenture shall be credited to the fund or account for the credit of which such Investment Security was acquired.

DISCHARGE OF THE INDENTURE

    When all Bonds secured by the Indenture shall be paid in accordance with their terms (or payment of such Bonds has been provided for in the manner set forth in the following paragraph) together with all other sums payable thereunder, including, amounts due and payable to the Trustee, then the Indenture and the Trust Estate and all rights granted thereunder (except for any provisions which may continue to apply as described in the following paragraph) shall thereupon cease, terminate and become void and be discharged and satisfied. In such event the Trustee shall assign and transfer to the Authority (or to the Credit Enhancement Provider if amounts are then due under the Reimbursement Agreement or the Deed of Trust) all property then held by the Trustee thereunder and shall execute such documents as may be reasonably required by the Authority (or by the Credit Enhancement Provider if amounts are then due under the Reimbursement Agreement or the Deed of Trust) or shall turn over to the Authority (or to the Credit Enhancement Provider if amounts are then due under the Reimbursement Agreement or the Deed of Trust) any surplus in any fund, except the Rebate Fund.

    Payment of any outstanding Bond prior to the maturity or redemption date thereof shall be deemed to have been provided for if (i) in case said Bond is to be redeemed on any date prior to its maturity, the Authority shall have given to the Trustee in form satisfactory to it irrevocable instructions to give on a date in accordance with the provisions of the Indenture notice of redemption of such Bond on said redemption date, (ii) there shall have been deposited with the Trustee either Available Moneys in an amount which shall be sufficient or noncallable Federal Securities the principal of and the interest on which when due, and without any reinvestment thereof, will provide moneys which, together with the Available Moneys, if any, deposited with or held by the Trustee at the same time and available therefor, shall be sufficient, as verified by an Accountant's report, to pay when due the principal of, premium, if any, and interest due and to become due on said Bond on and prior to the redemption date or maturity date thereof, as the case may be, (iii) the Trustee shall have a valid first priority security interest in such Federal Securities and all proceeds thereof and distributions thereon and such Federal Securities shall be in the name of the Trustee for the benefit of the Holders, (iv) the Trustee shall have received an opinion of counsel to the effect that (1) the Federal Securities have been duly and validly assigned and delivered to the Trustee for the benefit of the Holders, and (2) the security interest of the Trustee for the benefit of the Holders is a first priority security interest perfected to the extent perfection is permissible under the laws of the state where the collateral is located, (v) the Trustee will receive an opinion of bond counsel to the effect that defeasance in accordance with the provisions of the Indenture shall not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes, (vi) the Trustee shall have received written confirmation from the Rating Agency that the defeasance will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the Bonds, and (vii) in the event said Bond is not by its terms subject to redemption within the next 35 days, the Authority shall have given the Trustee in form satisfactory to it irrevocable instructions to give, as soon as practicable in the same manner as the notice of redemption is given pursuant hereto, a notice to the registered owner of such Bond that the deposit

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

required by (ii) above has been made with the Trustee and that payment of said Bond has been provided for in accordance with the Indenture.

DISTRICT RIGHTS

    The Authority covenants and agrees that all activities of the Authority shall be undertaken for the benefit of the District. Upon termination of the Indenture and discharge of the obligations of the Authority, the District shall be entitled to acquire title to the Project without cost.

    The District is granted the right to obtain, at any time, unencumbered fee title and exclusive possession of property financed by obligations of the Authority (including the Bonds), and any additions to such property by (1) placing into escrow an amount that will be sufficient to defease such obligations, (2) paying reasonable costs incident to the defeasance, (3) paying any amount then due by the Authority to the Credit Enhancement Provider pursuant to the Reimbursement Agreement and the Deed of Trust, and (4) paying or defeasing any subordinate obligation issued or incurred pursuant to the Indenture. The District, at any time before it defeases such obligations, shall not agree or otherwise be obligated to convey any interest in the Project to any person (including the United States of America or its agencies or instrumentalities) for any period extending beyond or beginning after the District defeases such obligations. In addition, the District shall not agree or otherwise be obligated to convey a fee interest in the Project to any person who was a user thereof (or a related person) before the defeasance within 90 days after the District defeases such obligations.

    The Authority shall immediately cancel all encumbrances on the Project, including all leases and management agreements. Any lease, management contract, or similar encumbrance on the Project will be considered immediately cancelled if the lessee, management company, or other user vacates the Project within a reasonable time, generally not to exceed 90 days, after the date the District exercises its rights under the immediately preceding paragraph.

    In addition to the foregoing, if the Authority defaults in its payment obligations, the District is granted an exclusive option to purchase the Project for the amount of the outstanding indebtedness and accrued interest to the date of default. The Trustee shall provide notice to the District of any Event of Default within 30 days of the occurrence thereof. The District shall have (a) 90 days from the date it is notified by the Trustee of the default in which to exercise the option (which shall be exercised by giving written notice of such exercise to the Trustee and the Authority), and (b) 90 days from the date it exercises the option to purchase the Project.

    Unencumbered fee title to the Project and any additions thereto and exclusive possession and use thereof will vest in the District without demand or further action on its part when all obligations issued under the Indenture (including the Bonds) are discharged.

EVENTS OF DEFAULT

    Each of the following is defined as and shall be deemed an "Event of Default" under the Indenture:

    a. Default shall be made in the due or punctual payment (other than Extra Payments prior to the maturity of the Bonds) of the principal of, or premium (if any) on, any Bond when and as the same shall become due and payable, whether at maturity as therein expressed, by proceedings for redemption, by declaration or otherwise;

    b. Default shall be made in the due and punctual payment (other than Extra Payments prior to the maturity of the Bonds) of any installment of interest on any Bond, when and as such interest installment shall become due and payable;

    c. Default shall be made by the Authority in the performance or observance of any other of the covenants, agreements or conditions on its part in the Indenture or in the Bonds contained, and such

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
default shall have continued for a period of 45 days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the Authority and the Credit Enhancement Provider by the Trustee, or to the Authority and the Trustee by the Credit Enhancement Provider;

    d. The Authority shall (1) admit in writing its inability to pay its debts generally as they become due, (2) file a petition in bankruptcy or to take advantage of any insolvency act, (3) make an assignment for the benefit of its creditors, (4) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (5) on a petition in bankruptcy filed against the Authority, be adjudicated a bankrupt;

    e. The Authority shall file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law of the United States of America or any State thereof;

    f. A court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of the Authority, a receiver of the Authority, or of the whole or any substantial part of its property, or approving a petition filed against the Authority seeking reorganization of the Authority under the federal bankruptcy laws or any other applicable law of the United States of America or any State thereof, and such order, judgment or decree shall not be vacated or set aside and stayed within 60 days from the date of the entry thereof;

    g. Under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Authority or of the whole or any substantial part of its property, and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control; or

    h. There is a breach of a covenant or a material representation by the Credit Enhancement Provider under the Credit Enhancement.

    Notwithstanding the foregoing, so long as the Bondholders are being paid and no default exists under the Credit Enhancement, the occurrences described in paragraphs (c) through (h) above shall not be deemed to be Events of Default unless and until the Credit Enhancement Provider has consented thereto.

ACCELERATION

    Subject to certain rights of the District set forth in the Indenture, upon the occurrence of any Event of Default, the Trustee, by notice in writing to the Authority may, and upon written request of the Credit Enhancement Provider or the Holders of not less than 25% in aggregate principal amount of the Bonds at the time outstanding, shall, declare the principal of all the Bonds then outstanding, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, but only if Available Money sufficient to pay such Bonds shall be deposited with the Trustee on or before the date specified for such acceleration. The foregoing is subject to the limitation that (i) no acceleration shall occur without the consent of the Credit Enhancement Provider while the Credit Enhancement Provider has continued to meet its obligations to the Trustee pursuant to the Credit Enhancement and is otherwise not in breach of a covenant or a material representation by the Credit Enhancement Provider under the Credit Enhancement and (ii) neither the consent of the Credit Enhancement Provider nor the deposit of Available Money shall be required for acceleration if the Credit Enhancement Provider has failed to meet such obligations or is otherwise in breach of a covenant or material representation by the Credit Enhancement Provider under the Credit Enhancement.

OTHER REMEDIES; RIGHTS OF BONDHOLDERS

    Upon the happening and continuance of an Event of Default the Trustee may pursue any available remedy to enforce the performance of or compliance with any other obligation or requirement of the Indenture. Further, upon the happening of an Event of Default resulting in acceleration, the Trustee shall have the right to (a) foreclose on the mortgage created by the Deed of Trust through judicial proceedings or through the exercise of a power of sale; and (b) by suit, action, or proceeding in any court of competent jurisdiction cause possession of the Project or any part thereof to be awarded to the Trustee or to obtain the appointment of a receiver of the Project.

    The Holders of a majority in aggregate principal amount of the Bonds at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, under the Indenture. In the event that the Trustee, upon the happening of an Event of Default, shall have taken some action, by judicial proceedings or otherwise, pursuant to its duties under the Indenture, whether upon its own discretion or upon the request of the Credit Enhancement Provider and the Holders of 25% in aggregate principal amount of Bonds then outstanding, it shall have full power, in the exercise of its discretion for the best interests of the Bondholders, with the consent of the Credit Enhancement Provider so long as there are no defaults under the Credit Enhancement, with respect to the continuance, discontinuance, withdrawal, compromise, settlement or other disposal of such action; provided, however, that the Trustee shall not, unless there no longer continues an Event of Default, discontinue, withdraw, compromise, settle or otherwise dispose of any litigation pending at law or in equity, if at the time there has been filed with it a written request signed by the Credit Enhancement Provider or the Holders of at least a majority in aggregate principal amount of the Bonds at the time outstanding opposing such discontinuance, withdrawal, compromise, settlement or other disposal of such litigation.

LIMITATION ON BONDHOLDERS' RIGHT TO SUE

    No Holder of any Bond issued under the Indenture shall have the right to institute any suit, action or proceeding at law or in equity, for the execution of any trust or power of the Indenture or for any other remedy under or upon the Indenture, unless (a) such Holder shall have previously given to the Trustee and the Credit Enhancement Provider written notice of the occurrence of an Event of Default; (b) the Holders of at least 25% in aggregate principal amount of the Bonds then outstanding shall have made written request to the Trustee to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name; (c) such Holder or said Holders shall have tendered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and (d) the Trustee shall have refused or omitted to comply with such request for a period of 30 days after such written request shall have been received by, and said tender of indemnity shall have been made to, the Trustee.

DISTRICT'S RIGHT TO PURCHASE PROJECT

    Anything to the contrary in the Indenture notwithstanding, if an Event of Default shall occur, the District shall have an exclusive option to purchase all properties, equipment or other assets financed by the Bonds and any and all additions to that property, equipment or assets for an amount equal to the unpaid principal amount of all Bonds then outstanding and accrued interest thereon to the date of the Event of Default.

SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF BONDHOLDERS

    The Authority, when authorized by resolution of the District, and the Trustee, from time to time and at any time, but with the consent of the Credit Enhancement Provider (so long as the Credit Enhancement Provider is not in default under the Credit Enhancement), subject to the conditions and restrictions in the

Indenture contained, may enter into an indenture or indentures supplemental thereto, which indenture or indentures thereafter shall form a part thereof, for any one or more or all of the following purposes:

    a. to add to the covenants and agreements of the Authority in the Indenture contained, other covenants and agreements thereafter to be observed, or to surrender any right or power therein reserved to or conferred upon the Authority, provided, that no such covenant, agreement or surrender shall adversely affect the interests of the Holders of the Bonds;

    b. to evidence the succession of another corporation to the Authority, or successive successions, and the assumption by a successor corporation of the covenants and obligations of the Authority in the Bonds and in the Indenture contained;

    c. to make such provisions for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in the Indenture, or in regard to other matters or questions arising under the Indenture, as the Authority may deem necessary or desirable and not inconsistent with the Indenture and which shall not materially adversely affect the interests of the Holders of the Bonds; or

    d. to modify, amend or supplement the Indenture or any indenture supplemental thereto in such manner as to permit the qualification thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect, and, if they so determine, to add to the Indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute, and which shall not adversely affect the interests of the Holders of the Bonds.

    Any Supplemental Indenture authorized by the provisions of this Section may be executed by the Authority and the Trustee without the consent of the Holders of any of the Bonds at the time outstanding but the Trustee shall not be obligated to enter into any such Supplemental Indenture which affects the Trustee's own rights, duties or immunities under the Indenture or otherwise.

SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF BONDHOLDERS

    With the consent of the Credit Enhancement Provider (so long as the Credit Enhancement Provider is not in default under the Credit Enhancement) and the Holders of not less than 60% in aggregate principal amount of the Bonds at the time Outstanding, the Authority, when authorized by a resolution of the District, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any Supplemental Indenture; provided, however, that no such Supplemental Indenture shall (1) extend the fixed maturities of the Bonds or reduce the rate of interest thereon or extend the time of payment of interest, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the Holder of each Bond so affected, or (2) reduce the aforesaid percentage of Holders of Bonds whose consent is required for the execution of any such Supplemental Indenture, or permit the creation of any lien on the Trust Estate prior to or on a parity with the lien of the Indenture or deprive the Holders of the Bonds of the lien created by the Indenture upon the Trust Estate, without the consent of the Holders of all of the Bonds then Outstanding and the Credit Enhancement Provider. Upon receipt by the Trustee of a certified resolution authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of the Credit Enhancement Provider and Bondholders, as aforesaid, the Trustee shall join with the Authority in the execution of such Supplemental Indenture unless such Supplemental Indenture affects the Trustee's own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Indenture.

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
AMENDMENTS TO OPERATING AGREEMENT AND INTERGOVERNMENTAL AGREEMENT

    The Operating Agreement and the Intergovernmental Agreement may be amended only with the consent of the Trustee and the Credit Enhancement Provider (so long as the Credit Enhancement Provider is not in default under the Credit Enhancement). The Trustee shall consent to such amendments on the same basis as it consents to amendments to the Indenture.

                  COLLATERALIZED CREDIT ENHANCEMENT AGREEMENT

    In order to provide credit enhancement for the Bonds, the Credit Enhancement Provider and the Trustee have entered into a Collateralized Credit Enhancement Agreement dated as of March 1, 1996 (the "Collateralized Credit Enhancement Agreement"). Under the Collateralized Credit Enhancement Agreement, the Credit Enhancement Provider is required to provide the Trustee with all amounts necessary to pay the principal of and interest on the Bonds when due (the "Indebtedness"). The Indebtedness does not include any Extra Payments. This obligation of the Credit Enhancement Provider has been secured by the pledge and delivery to the Trustee of the Collateral. The obligation of the Credit Enhancement Provider to pay principal of and interest on the Bonds as described above continues until such time as the Indebtedness has been paid in full, but the Credit Enhancement Provider's liability therefor is limited to the Collateral.

    Pursuant to the provisions of the Collateralized Credit Enhancement Agreement, the Trustee may not, without the consent of the Credit Enhancement Provider, change any of the terms of the Bonds contained in the Indenture, modify or waive any of the terms of any agreement with the Authority with respect to the Bonds or take and hold any security for the payment of the Bonds or performance of the Credit Enhancement Provider's obligations thereunder.

    Under the Collateralized Credit Enhancement Agreement, the obligations of the Authority to the Credit Enhancement Provider or any other person controlled by or owned in whole or in part by the Credit Enhancement Provider are subordinated to the Authority's obligations on the Indebtedness during any period that a default exists under the Indebtedness. The Collateralized Credit Enhancement Agreement also provides that, without the prior written consent of the Trustee, any such subordinated indebtedness may not be paid, nor may the Credit Enhancement Provider accept or cause or permit any other person controlled by or owned in whole or in part by it to accept any payment of such subordinated indebtedness, at any time after default exists under the Indebtedness.

                            REIMBURSEMENT AGREEMENT

    In connection with the Credit Enhancement Provider providing the Credit Enhancement to secure the payment of the principal of and interest on the Bonds, the Authority and the Credit Enhancement Provider entered into a Reimbursement Agreement dated as of March 1, 1996 ("Reimbursement Agreement") establishing the terms and conditions of the payment by the Authority to the Credit Enhancement Provider of any amounts paid by it under the Credit Enhancement. In accordance with the Reimbursement Agreement, the Authority is required to pay to the Credit Enhancement Provider all amounts paid by the Credit Enhancement Provider under the Credit Enhancement. Such amounts are payable on the day on which such a payment is made pursuant to the Credit Enhancement, together with interest on any amounts not timely paid at the rate of 9% per annum. The Authority is not obligated to pay interest on any payment under the Credit Enhancement if it has deposited with the Trustee the total amount of the payment to be made pursuant to the Credit Enhancement prior to the date of payment thereof. In addition, the Authority has agreed to pay to the Credit Enhancement Provider, on the date of the issuance of the Bonds, a commitment fee of 6% of the principal amount of the Bonds.

    The Authority is required under the Reimbursement Agreement to: comply with all laws, ordinances, orders, rules and regulations applicable to it; take all reasonable efforts and diligently proceed to complete the Recreational Facilities (as defined in the Reimbursement Agreement), including the golf course;

maintain and preserve all of its properties; not amend, modify or supplement certain documents related to the Credit Enhancement without the Credit Enhancement Provider's prior consent; maintain its existence as a non-profit corporation under the laws of the State of Colorado; and provide certain financial information to the Credit Enhancement Provider, including the Authority's annual budget, annual mill levy certifications of each of the Districts and the assessed valuation of all property owned by the Authority. The Authority has also agreed to charge and collect such rents, rates, fees or charges for the use of the Project as will be sufficient, together with certain other revenues, to produce Net Income Available for Debt Service (as defined in the Indenture) equal to at least 1.30 times Aggregate Annual Debt Service (as defined in the Indenture) on all Bonds Outstanding for the next fiscal year.

    Under the Reimbursement Agreement, the following constitute Events of
Default:

    1. If any representation or warranty is made by the Authority thereunder or in any related document or in any other certificate or statement furnished by the Authority thereunder or pursuant to any related document is false or untrue or incomplete in any material respect when made;

    2. If the Authority fails to observe or perform any of the covenants, conditions or provisions of the Reimbursement Agreement, and such failure continues for ten days after notice from the Credit Enhancement Provider to the Authority;

    3. If a default by the Authority occurs under the Indenture and continues for a period of ten days, or a default by the Authority occurs and any applicable grace period lapses under any other related documents to which the Authority is a party;

    4. If the Reimbursement Agreement or any other related document to which the Authority is a party is no longer valid and binding on the Authority;

    5. If the Authority becomes insolvent or bankrupt or certain other related bankruptcy actions are taken by or with respect to the Authority; and

    6. If the Authority fails to pay any amounts due and owing under the Reimbursement Agreement.

    If an Event of Default occurs under the Reimbursement Agreement, the Credit Enhancement Provider may exercise any of the following remedies;

    1.  Foreclose on the Deed of Trust, subject to the limitations thereof;

    2. Institute an action of mandamus or other proceeding to enforce its rights under the Reimbursement Agreement;

    3. Require the Authority to account for funds as if it were the trustee of an express trust for the benefit of the Credit Enhancement Provider;

    4.  Institute an injunction action;

    5. Declare all obligations of the Authority under the Reimbursement Agreement to be immediately due and payable; and

    6. Select whatever other action at law or equity is necessary to enforce its rights under the Reimbursement Agreement or any related document.

    To the extent permitted by law, the Authority has also agreed to indemnify and hold harmless the Credit Enhancement Provider from and against certain claims, damages, losses, liabilities and reasonable costs and expenses by reason of, or in connection with, the execution and delivery of or payment or failure to pay under the Credit Enhancement and the issuance and sale of the Bonds, except for the willful misconduct or gross negligence of the Credit Enhancement Provider.

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
                               THE DEED OF TRUST

    The following description of the Deed of Trust is subject in all respects to the provisions of, and is qualified in its entirety by, reference to the Deed of Trust, copies of which are available from the Trustee.

    The Authority delivered the Deed of Trust for the purpose of securing (i) repayment of the indebtedness evidenced by the Bonds, the Note (as defined therein) and the Credit Enhancement Note (as defined therein) (collectively, the "Indebtedness"); (ii) the payment of all other sums, with interest thereon, advanced in accordance with the Deed of Trust; (iii) the performance of the covenants and agreements of the Authority contained in the Deed of Trust, the Note, the Credit Enhancement Note, the Reimbursement Agreement and the Indenture (collectively, the "Secured Obligations"); and (iv) the repayment of any future disbursements, with interest thereon, made to the Authority by the Trustee or the Credit Enhancement Provider. The Deed of Trust irrevocably grants and conveys to the Public Trustee of Douglas County, Colorado, in trust, with power of sale, the interests of the Authority in the Property, together with all buildings and improvements, and fixtures or appurtenances, now and hereafter erected thereon, construction material, supplies and equipment intended to be incorporated and installed therein or used in construction thereon; all building permits, construction contracts, claims and warranties under construction contracts, tap fees, architectural plans and specifications relating to construction of improvements on the Real Estate and trademarks and logos relating to marketing the Property and any and all rents and leases (subject to the rights to collect and apply such rents), profits, royalties, claims to water, water rights, minerals, geothermal resources, oil and gas rights and profits, easements and access rights, less any of said property which may be released from the Deed of Trust (together, the "Pledged Property").

COVENANTS OF THE AUTHORITY

    The Authority covenants and agrees in the Deed of Trust to promptly pay the Trustee and the Credit Enhancement Provider (collectively, the "Beneficiary") all principal and interest and all other sums of money payable by virtue of the Bonds, the Note, the Credit Enhancement Note, the Reimbursement Agreement, the Indenture and the Deed of Trust, which the Trustee or the Credit Enhancement Provider is entitled to receive, and to perform each and every covenant and agreement in the Bonds, the Credit Enhancement Note, the Reimbursement Agreement, the Deed of Trust, the Indenture, the Note or any other documents relating to the loan represented by the Bonds or the Note.

    The Authority covenants and agrees in the Deed of Trust to do all things necessary to preserve and keep in full force and effect its existence under the laws of the State of Colorado and to comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to the Authority or to the Pledged Property or any part thereof.

    The Authority agrees to pay all taxes, assessments and other charges, fines and impositions attributable to the Pledged Property as well as leasehold payments or ground rents, if any, when due and payable, before they become delinquent and before any interest attaches or any penalty is incurred. If any tax, assessment or other charge, fine or imposition becomes of record, the Authority agrees that such shall be satisfied and discharged of record within thirty days of becoming of record, and a certified copy of the official document evidencing such satisfaction and discharge shall be sent to the Beneficiary within ten days after such discharge. However, the Authority shall not be required to discharge any lien if (a) the Authority shall, in good faith, contest such lien by, or defend enforcement of such lien in, legal proceedings which operate to prevent the enforcement of the lien or forfeiture of the Pledged Property or any part thereof and (b) the Authority shall give the Beneficiary notice of such contest and the Beneficiary is provided with an opinion of competent counsel that the failure to discharge the lien will not have a materially detrimental effect on the security provided by the Deed of Trust.

    The Authority agrees to procure and maintain, or cause to be procured and maintained, continuously in effect until the Bonds are paid in full, insurance as provided for in the Indenture. The Authority covenants to maintain the Pledged Property in good repair as provided in the Indenture.

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
    If the Authority fails to perform the covenants and agreements contained in the Deed of Trust, or if any action or proceeding is commenced which materially affects, or may materially affect, the Beneficiary's respective interests in the Project, then the Beneficiary, at the Beneficiary's option, may make such appearances, disburse such sums and take such actions as the Beneficiary determines are necessary to protect its respective interest and the interest of the holders of the Bonds, including, but not limited to, disbursement for reasonable attorney's fees and entry upon the Project to make repairs. Any amounts disbursed pursuant to this paragraph, together with interest thereon, shall become additional indebtedness of the Authority, secured by the Deed of Trust. Unless the Authority and the Beneficiary agree in writing to other terms of payment, such amounts shall be payable upon notice to the Authority requesting payment thereof. Nothing contained in this paragraph shall require the Beneficiary to incur any expense or take any action. The Beneficiary, on making good and performing following any default or defaults on the part of the Authority, shall be thereby subrogated to any and all rights of the person or persons to whom payment is made by the Beneficiary. The rights of the Beneficiary shall be exercised by the Credit Enhancement Provider so long as the Credit Enhancement Provider is not in default of its obligations under the Credit Enhancement.

EVENTS OF DEFAULT; ACCELERATION; POWER OF SALE; UCC REMEDIES

    The following shall constitute "Events of Default" under the Deed of Trust:

    (a) A default or breach of the terms, conditions and provisions of the Deed of Trust (other than as provided in (b), (c) or (d) below) for a period of 60 days after written notice, specifying such default and requesting that it be remedied, is given to the Authority by the Beneficiary, unless the Beneficiary shall agree in writing to an extension of such time period prior to its expiration, or such longer period as may be reasonably necessary to remedy such default, provided that the Authority is proceeding with reasonable diligence to remedy the same;

    (b) An Event of Default as such term is defined in the Indenture shall occur and be continuing;

    (c) Any Indebtedness which is not promptly and fully paid when due and such default continues for 10 days (except that no default under the Deed of Trust shall occur on the failure to make any payment under the Note or the Indenture where such failure is not an Event of Default under the Indenture); or

    (d) If the Authority shall:

        (i) admit in writing its inability to pay its debts generally as they become due; or

        (ii) file a petition in bankruptcy to be adjudicated a voluntary bankrupt or file a similar petition under any insolvency act, or approve or consent to any such petition filed against it; or

       (iii) make an assignment for the benefit of its creditors; or

        (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or

        (v) on a petition in bankruptcy filed against it, be adjudicated bankrupt or if a court of competent jurisdiction shall enter an order or decree appointing a receiver or trustee of the Authority or of the whole or substantially all of its property, and such adjudication, order or decree shall not be vacated or set aside or stayed within 90 days from the date of the entry thereof.

    Following an Event of Default, the Beneficiary may declare all of the sums secured by the Deed of Trust to be immediately due and payable and may invoke the power of sale and any other remedies permitted by applicable law. The Beneficiary shall be entitled to collect all reasonable costs and expenses incurred in pursuing any remedies, including, but not limited to, reasonable attorney's fees.

    Following an Event of Default, the Beneficiary may exercise any rights and remedies of a secured party under the Colorado Uniform Commercial Code or other applicable laws and require the Authority

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
to assemble any collateral covered by the Deed of Trust and constituting personal property at a place to be designated by the Beneficiary which is reasonably convenient to both parties.

    Notwithstanding the foregoing, foreclosure of the Deed of Trust shall not be permitted unless the Beneficiary shall have received an opinion of Special Tax Counsel that such foreclosure shall not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes, and the Credit Enhancement Provider shall not be entitled to foreclose on the Deed of Trust or accelerate the Indebtedness secured thereby following the occurrence and continuance of a default by the Credit Enhancement Provider under the Credit Enhancement.

ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER

    As additional security under the Deed of Trust, the Authority assigns to the Beneficiary the rents, issues and profits of the Project, provided that until a default under the Deed of Trust occurs, the Authority shall have the right to collect and retain such rents, issues and profits as they become due and payable, except to the extent otherwise provided in the Indenture. In the event of default under the Deed of Trust, the Beneficiary shall be entitled to enter upon, take possession of and manage the Project and to collect the rents, issues and profits of the Project, including those past due. All rents collected by the Beneficiary shall be applied first to payment of the costs of management of the Project and collection of rents and then to the sums secured by the Deed of Trust.

    In the Event of Default under the Deed of Trust, the Beneficiary may apply for and obtain, either in its own name, or through the Trustee, ex parte and without notice (notice being expressly waived), the appointment of a receiver for the Pledged Property and for the rents, issues and profits therefrom and may have such receiver appointed as a matter of right without regard to the solvency of the Authority or any other person or corporation, or the adequacy of any security or the existence of waste. The Beneficiary may have sums received by such receiver, after deduction and payment of the costs and expenses of the receivership, including the Beneficiary's attorney's fees, applied to the sums secured by the Deed of Trust in such manner and order as specified by the Beneficiary; provided that following the occurrence and continuance of a default by the Credit Enhancement Provider under the Credit Enhancement, such amounts shall be applied as provided in the Indenture.

NONRECOURSE

    Notwithstanding any other agreement or instrument relating to the Bonds, the Note or the Project, neither the Authority, its officers or directors, employees and agents, nor its or their heirs, successors or assigns, shall have any liability for payment or performance of the covenants or obligations set forth in the Indenture, in the Reimbursement Agreement or in any other agreement or instrument securing the indebtedness and obligations created or secured under the Deed of Trust, except from Revenues described and pledged under the Indenture, Pledged Property, other money derived from the foreclosure of the Project, and moneys in the Funds created under the Indenture, and the Beneficiary and the Bondholders may not then assert or claim a deficiency or other personal money judgment against the Authority, its officers or directors, employees and agents of the Authority, or its or their heirs, successors or assigns, but rather agree to look absolutely, strictly and solely to the Project (including any proceeds from any foreclosure thereof), the Revenues and the moneys in the Funds under the Indenture, for payment of the principal of and interest on all indebtedness and obligations secured by the Deed of Trust and to any other of the Authority's property, rights, accounts, general intangibles, leases, rents, issues, profits, income, insurance premiums, awards, payments and consideration conveyed, mortgaged, assigned or pledged under the Deed of Trust or under any other instrument which secures the indebtedness secured by the Deed of Trust or in which a security interest has been granted to or for the benefit of the Beneficiary to secure the Bonds or the Note. The foregoing shall not be deemed or construed to be a release of the indebtedness secured by the Deed of Trust or in any way to impair, limit or otherwise affect the lien of the Indenture or of the Deed of Trust or of any such other instrument on the property, funds or rights covered thereby as security for the payment of the indebtedness secured by the Deed of Trust and for the performance of the covenants in the Indenture or in the Deed of Trust, or prevent the Beneficiary from naming the Authority as a defendant in any action to enforce any remedy for a default, so long as no monetary judgment or other judgment is sought or entered therein against the Authority, its officers or directors, employees and agents, or its heirs, successors or assigns, or against any property of the Authority other than the Revenues, the Trust Estate described in the Indenture and all other property described in the foregoing sentence. Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to the Authority's continued liability for the payment to the Beneficiary arising while the Project is owned by the Authority of (a) any rents, issues, profits and income actually collected by the Authority from the Project after an Event of Default not applied to the operation of the Project; (b) security deposits made by tenants of the Project; or (c) insurance proceeds and condemnation awards, payments and consideration which the Authority actually receives and to which the Beneficiary is entitled pursuant to the Deed of Trust or the Indenture. It is further expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to the Authority's continued liability throughout and after its ownership of the Project to the Beneficiary for payment, indemnification, and reimbursement of all obligations and liabilities, whether legal or equitable, arising under any federal, state, or local environmental law, statute, regulation, ordinance, order, by-law, code, requirement, or directive or under common law regarding the presence, generation, use, management, transport, treatment, release, discharge, emission or disposal of any Hazardous Substances to, at or from the Project, to the extent caused by the Authority, all as further set forth in the Indenture.

RELEASE

    Upon payment of all sums secured by the Deed of Trust and upon full performance thereof by the Authority, the Beneficiary shall promptly, after written notice from the Authority, execute and deliver to the Authority a request for the release of the Deed of Trust directed to the Beneficiary. The Authority shall, however, pay all costs and expenses in connection with the recordation and execution of said release. In addition, property subject to the Deed of Trust may be released from the Deed of Trust upon the mutual agreement of the Borrower and the Beneficiary or as provided in the Indenture.

                            THE OPERATING AGREEMENT

    The following description of the Operating Agreement is subject in all respects to the provisions of, and is qualified in its entirety by, reference to the Operating Agreement, copies of which are available from the Trustee.

    The Authority will be the owner of the Project and the District will have no fee title thereto until such time as a deed to all or any portion of the property and the Project is delivered to the District. The Authority will be responsible for the acquisition, construction and completion of the Project.

PROJECT CONTRACTS

    The Authority has executed or shall execute, or has awarded or shall award, all contracts and purchase orders needed to complete the Project.

TERM

    The Operating Agreement term shall commence as of the date that either (i) the Town of Castle Rock, Colorado shall have approved an amendment to the service plan of the District specifically authorizing the mill levy imposition described below under "Operating Agreement Payments", or (ii) the District shall have received an opinion acceptable to the District of counsel acceptable to the District that such mill levy may be imposed without regard to any service plan amendment. Each of the Districts has covenanted in the Recreational Facilities Agreement to take all reasonable action necessary to effect such

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service plan amendment or to obtain such opinion. The Operating Agreement shall terminate on payment of all obligations secured by the Deed of Trust.

OPERATING AGREEMENT PAYMENTS

    (a) The District covenants to pay to the Authority, its successors and assigns, the following Operating Agreement Payments: (i) all Operations and Maintenance Expenses to the extent not paid from Revenue, and (ii) any deficiencies of Revenue required to pay obligations secured by the Deed of Trust, subject to the limitations in (c) below.

    (b) Overdue Operating Agreement Payments shall continue as an obligation of the District until the amount in default has been fully paid and shall bear interest at the rate of 15% per annum.

    (c) The provisions of (a) and (b) above are limited to amounts (i) collected from a mill levy against taxable real and personal property within the District not to exceed 35 mills, and subject to other limitations specified in the questions voted upon by the election of the District on November 7, 1995; and
(ii) amounts collected by the District from the Related Districts pursuant to the Intergovernmental Agreement. See "DEFINITIONS OF CERTAIN TERMS AND DESCRIPTIONS OF PRINCIPAL DOCUMENTS--THE INTERGOVERNMENTAL AGREEMENT--Payments and Nature of Obligations" herein. In the event amounts collected from such sources shall be insufficient in any year, the amount of such deficiency shall nevertheless be a continuing obligation of the District payable from such sources in subsequent years. The District agrees to include in its annual certification to the Board of County Commissioners of Douglas County, Colorado, a mill levy sufficient, when combined with other revenues reasonably anticipated to be available, to satisfy its obligations under the Operating Agreement.

    (d) Notwithstanding the foregoing, the District will be under no obligation to pay Operating Agreement Payments unless and until the date that either (i) the Town of Castle Rock, Colorado shall have approved an amendment to the service plan of the District specifically authorizing the mill levy imposition described in (c) above, or (ii) the District shall have received an opinion acceptable to the District of counsel acceptable to the District that such mill levy may be imposed without regard to any service plan amendment. Each of the Districts has covenanted in the Recreational Facilities Agreement to take all reasonable action necessary to effect such service plan amendment or to obtain such opinion.

TITLE

    During the term of the Operating Agreement, the Authority shall hold title to and ownership of each of the Project facilities and any and all additions thereto which comprise repairs, replacements, modifications, improvements and substitutions until such Project facility is transferred to the District. The District agrees that any damage to the Project that would materially impact the operation of the Project and that is occasioned by the removal of fixtures and improvements shall be promptly repaired. Notwithstanding anything to the contrary in the Operating Agreement, it is understood that title to personal property permanently attached to the Project by the District or any other entity, instrumentality, authority or department of the District shall become a part of the Project.

MAINTENANCE, UTILITIES AND TAXES

    The Authority and the District each agree that during the term of the Operating Agreement it will itself at its own expense or will cause others to
(a) keep the Project facilities which it owns in as reasonably safe condition as its operations will reasonably permit, and (b) keep the Project facilities which it owns in good repair and in good operating condition, making from time to time all necessary repairs thereto and renewals and replacements thereof, which may be necessary for this purpose, so that the Project facilities which it owns will remain suitable and efficient for use of the character described in and contemplated by the Indenture.

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    Throughout the term of the Operating Agreement all improvement, repair and maintenance of the Project facilities shall be the responsibility of the party owning such facilities, and such party shall pay for or otherwise arrange for the payment of all utility services supplied to such facilities, which may include (without limitation) cleaning services, maintenance, security, power and electricity, gas, telecommunications and radio equipment and all utilities and services supplied to or in connection with the Project, and shall pay for or otherwise arrange for the payment of the cost of the repair and replacement of such facilities or any part thereof resulting from ordinary wear and tear.

    Each party shall also pay or cause to be paid, without abatement, deduction or offset, all property taxes and general and special assessments (collectively, "property taxes") of any type or nature levied, assessed or charged by an authorized governmental authority to and against the Project facilities which it owns, the improvements thereto from time to time and the respective interests or estates therein; provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, each party shall be obligated to pay only such installments as are required to be paid during the term of the Operating Agreement as and when the same become due.

    The foregoing provisions are not a limitation on the obligations of the District to pay Operating Agreement Payments to the Authority.

    Each party may, at its expense and in its name, in good faith contest any such taxes, assessments, utility and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless, by nonpayment of any such items, the Project or any part thereof will be subject to loss or forfeiture, in which event the responsible party shall promptly pay such taxes, assessments or charges or provide full security against any loss which may result from nonpayment, in form satisfactory to the Credit Enhancement Provider and the Trustee.

    Any payments by the Authority of the foregoing amounts with respect to Recreational Facilities shall be considered Operating Agreement Payments due from the District under the Operating Agreement.

DAMAGE, DESTRUCTION AND CONDEMNATION

    Unless the District shall have exercised its option to terminate the Operating Agreement (see "Option to Terminate" below), if prior to full payment of the Bonds (or provisions for payment thereof having been made in accordance with the provisions of the Indenture) (i) the Project or any portion thereof is damaged or destroyed (in whole or in part) by fire or other casualty or (ii) title to, or the temporary use of, the Project or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the District shall be obligated to continue to pay all Operating Agreement Payments with no abatement or reduction in such amounts whatsoever.

    The proceeds of any award resulting from any damage to or destruction or condemnation of the Project shall be deposited with the Trustee, as described and provided for in the Indenture. See "THE INDENTURE."

    The amount of Operating Agreement Payments for the Project shall not be abated or diminished during any period in which by reason of damage or destruction there is substantial interference with the use by the District of the Project, or any portion thereof or for any other reason whatsoever; provided, however, that if any insurance proceeds shall be deposited with the Trustee under the Indenture, they shall be treated as Revenues and credited against Operating Agreement Payments due and payable under the Operating Agreement to the extent applied to the payment of principal of or interest on the Bonds or to reimburse the Credit Enhancement Provider with respect to amounts paid under the Credit Enhancement and so applied. In the event of any such damage or destruction, the Operating Agreement shall

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nonetheless continue in full force and effect and the District waives any right to terminate the Operating Agreement by virtue of any such damage and destruction.

ASSIGNMENT

    The Authority's rights under the Operating Agreement (except for certain of the Authority's indemnification rights and rights to attorney's fees and expenses), including the right to receive and enforce payment of the Operating Agreement Payments to be made by the District under the Operating Agreement, may be assigned by the Authority to the Trustee or the Credit Enhancement Provider without the consent of the District.

    The Operating Agreement may be assigned as a whole or in part, by the District with the written consent of the Authority, the Credit Enhancement Provider and the Trustee (which consents shall not be unreasonably withheld), subject, however, to each of the following conditions:

    (a) No assignment shall relieve the District from primary liability for any obligations under the Operating Agreement, and in the event of any such assignment the District shall continue to remain primarily liable for payment of the amounts specified in the Operating Agreement and for performance and observance of each of the other agreements to be performed and observed by the District to the same extent as though no assignment had been made.

    (b) In the case of an assignment, the assignee shall assume the obligations of the District under the Operating Agreement to the extent of the interest assigned.

    (c) The District shall, within 30 days after the delivery thereof, furnish or cause to be furnished to the Authority and the Trustee a true and complete copy of each such assumption or assignment as the case may be.

    (d) No such assignment by the District shall cause the Project to be used for a purpose other than as may be authorized under applicable law and under the Indenture and the Reimbursement Agreement.

AMENDMENT OF OPERATING AGREEMENT

    The Operating Agreement may not be effectively changed, amended or modified except with the written consent of the Trustee and the Credit Enhancement Provider.

EVENTS OF DEFAULT

    Each of the following shall be and constitute an "Event of Default" by the District and a breach of the Operating Agreement:

    (a) Failure by the District to pay any Operating Agreement Payment when due and payable, and the continuation of any such failure for a period of 3 Business Days after any such payment is due, unless such failure occurs as the result of the application of clause (c) above under the subheading "Operating Agreement Payments";

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
    (b) Failure by the District to pay when due any other amounts required to be paid by the District under the Operating Agreement, unless such failure occurs as the result of the application of clauses (c) and (d) above under "Operating Agreement Payments", or to observe and perform any covenant, condition, agreement or provision (other than as specified in paragraph (a) above or this paragraph (b)) contained in the Operating Agreement or in documents executed in connection therewith on the part of the District to be observed or performed, which failure shall continue for a period of 30 days after written notice thereof, specifying such failure and requesting that it be remedied, shall have been given to the District by the Authority, the Trustee or the Credit Enhancement Provider by first class mail or hand delivery, any of which may give such notice in their discretion, unless the Person giving such notice shall agree in writing to an extension of such thirty day period prior to expiration; provided, however, that the Authority, the Trustee and the Credit Enhancement Provider, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the District within such period, is being diligently pursued, and can be continued and completed in such manner as to not adversely affect the rights of the Owners of the Bonds, the Credit Enhancement Provider or the normal operations of the Project or the use thereof for the purposes for which such operations are and were originally intended;

    (c) The District shall (i) apply for or consent to the appointment of or taking of possession by a receiver, trustee, custodian, liquidator or other similar official of itself or of all or a substantial part of its properties or assets, (ii) admit in writing its inability to pay its debts as they become due or generally become unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, or (iv) commence a voluntary case as debtor under the federal bankruptcy laws (whether under any Title of the United States Code or otherwise under any federal law) as now or hereafter constituted or file a petition seeking to take advantage of any other law relating to bankruptcy, reorganization, insolvency, winding up, or composition or adjustment of debts, or acquiesce in writing to, or fail to controvert in a timely manner, a petition filed against it in any involuntary case under such federal bankruptcy laws, as the case may be, or any action shall be taken by it for the purpose of effecting any of the foregoing;

    (d) A case or proceeding shall be commenced, without the application or consent of the District in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts, of the District, or the appointment of a receiver, trustee, custodian, liquidator or any similar official of the District or of all or a substantial part of the assets of the District, or similar relief with respect to the District under any federal laws relating to bankruptcy (including under any Title of the United States Code or otherwise under any federal law), insolvency, liquidation, reorganization, winding up, or composition or adjustment of debts, shall be commenced against the District and such case or proceeding shall continue undismissed or unstayed and in effect for any period of 60 consecutive days, or an order for relief against the District shall be entered in an involuntary case under such federal or other bankruptcy laws;

    (e) If (i) the District is adjudged insolvent by a court of competent jurisdiction, or (ii) an order, judgment or decree is entered by any court of competent jurisdiction appointing, without the consent of the District, a receiver, trustee or custodian of the District or of the whole or any part of its property and any of the aforesaid adjudications, orders, judgments or decrees shall not be vacated or set aside or stayed within 60 days from the date of entry thereof;

    (f) If, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the District or of the whole or any substantial part of the property of the District and such custody or control shall not be terminated within 60 days from the date of assumption of such custody or control; or

    (g) Any warranty, representation or other statement of the District contained in the Operating Agreement or in any instrument furnished in compliance with or in reference to the Operating Agreement shall prove to have been false or misleading in any material respect on the date as of which it was made.

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
    In case the Authority (or the Credit Enhancement Provider, as the assignee of the Authority) shall have proceeded to enforce any right under the Operating Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Authority or the Trustee, then and in every such case the District, the Authority, the Trustee and the Credit Enhancement Provider shall be restored to their respective positions and rights thereunder, and all rights, remedies and powers of the District, the Authority, the Trustee and the Credit Enhancement Provider shall continue as though no such proceeding had been taken, but subject to the limitations of any such adverse determination.

REMEDIES

    Whenever any Event of Default referred to above shall have happened and be continuing the Authority, the Trustee and the Credit Enhancement Provider shall have the right (a) to inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the District during regular business hours of the District if reasonably necessary in the opinion of the Trustee, the Credit Enhancement Provider, or the Authority, and (b) to take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the District under the Operating Agreement.

    In case the District shall fail forthwith to pay such amounts upon such demand, the Credit Enhancement Provider shall be entitled, following payment of the Bonds or provision therefor, as provided in the Indenture, to liquidate and sell investments held by the Credit Enhancement Provider or the Trustee in any account within the Bond Fund and apply the proceeds thereof to payment of such amounts and the Credit Enhancement Provider shall further be entitled and empowered to otherwise institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the District and collect in the manner provided by law out of the property of the District the moneys adjudged or decreed to be payable.

    Any amounts collected pursuant to action taken under the above provisions shall be applied in accordance with the provisions of the Indenture and the Reimbursement Agreement.

    The foregoing provisions are subject to the limitation that, except for the rights specified in clause (a) of the third preceding paragraph, the Trustee shall be entitled to exercise its rights under the Operating Agreement only if the Credit Enhancement Provider has failed to provide payments to the Trustee pursuant to the Credit Enhancement, or if the Trustee's failure to exercise such rights could be anticipated to materially adversely effect the holders of the Bonds.

RIGHT TO ACQUIRE PROJECT

    The District is granted the right to obtain, at any time, unencumbered fee title and exclusive possession of property (including the Project) financed by obligations of the Authority (including the Bonds and obligations arising under the Reimbursement Agreement), and any additions to such property, by (1) placing into escrow an amount that will be sufficient to defease such obligations, and
(2) paying reasonable costs incident to the defeasance, in the manner provided in the Operating Agreement and the Indenture. The District, at any time before it defeases such obligations, shall not agree or otherwise be obligated to convey any interest in such property to any person (including the United States of America or its agencies or instrumentalities) for any period extending beyond or beginning after the District defeases such obligations. In addition, the District shall not agree or otherwise be obligated to convey a fee interest in such property to any person who was a user thereof (or a related person) before the defeasance within 90 days after the District defeases such obligations.

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
DEFAULT RIGHTS

    In addition to the foregoing, if the Authority defaults in its payments under obligations described in the Indenture, the District is granted an exclusive option to purchase the property financed thereby (including the Project) for the amount of the outstanding indebtedness of the Authority and accrued interest to the date of default. The District shall have (a) not less than 90 days from the date it is notified by the Authority of the default in which to exercise the option, and (b) not less than 90 days from the date it exercises the option to purchase the property.

INDENTURE RIGHTS

    The Authority covenants that it will take no action to amend or supplement the Indenture in any manner which would materially affect the obligations of the District under the Operating Agreement without obtaining the prior written consent of the District to such amendment or supplement.

OPTION TO TERMINATE

    The District shall have the following options to terminate the Operating
Agreement:

    (i) At any time prior to full payment of the Bonds, the District may make provision for payment of the Bonds in accordance with the provisions of the Indenture (see "THE INDENTURE"), and the District may terminate the Operating Agreement, regardless of whether the Bonds are then subject to optional redemption, (A) by paying to Trustee an amount which, when added to all amounts then on deposit in the Bond Fund, will be sufficient to pay, retire and redeem all the Outstanding Bonds in accordance with the provisions of the Indenture (including, without limiting the generality of the foregoing, principal of the Outstanding Bonds and interest to maturity or earliest applicable redemption date, as the case may be, and premium, if any, expenses of redemption and all fees and expenses of the Trustee and the District) and, in case of redemption, by giving notice and making arrangements satisfactory to the Trustee for the giving of the required notice of redemption under the Indenture, (B) by giving the Authority, the Trustee and the Credit Enhancement Provider notice in writing of such termination, and (C) by paying all amounts unpaid under the Reimbursement Agreement and the Deed of Trust, and such termination shall forthwith become effective.

    (ii) After full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), and after payment of all amounts arising under the Reimbursement Agreement and the Deed of Trust, the District may terminate the Operating Agreement by giving the Authority, the Trustee and the Credit Enhancement Provider notice in writing of such termination and such termination shall forthwith become effective.

    The prepayment amount payable by the District in the event of any prepayment to be made pursuant to paragraphs (i) or (ii) above shall be the sum of the following:

    (1) An amount of money which, when added to amounts then on deposit in the Bond Fund, will be sufficient to retire and redeem all the then Outstanding Bonds in the manner required by the Indenture and on the earliest possible date after notice of redemption is given as provided in the Indenture, whether or not such date is an Interest Payment Date, including, without limitation, the principal amount thereof, all interest to accrue to said redemption date, the applicable redemption premium and expenses, if any, plus

    (2) An amount of money equal to the administrative fees and expenses of the Trustee and the Authority accrued and to accrue until such final payment and redemption or purchase of the Bonds, plus

    (3) An amount equal to all amounts then accrued and to accrue until such final payment and redemption or purchase of the Bonds, plus

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    (4) An amount of money equal to all sums then due the Authority under the
Operating Agreement, plus

    (5) To the extent not included in the foregoing, an amount sufficient to pay all obligations under the Reimbursement Agreement and the Indenture.

    The District shall have the extraordinary option to terminate the Operating Agreement and prepay the amounts sufficient to provide for the full payment of the Bonds (or to make provision for such payment in accordance with the provisions of the Indenture) and all amounts due under the Reimbursement Agreement and the Deed of Trust, upon damage, destruction or condemnation of the Project.

                        THE INTERGOVERNMENTAL AGREEMENT

    The following description of the Intergovernmental Agreement is subject in all respects to the provisions of, and is qualified in its entirety by, reference to the Intergovernmental Agreement, copies of which are available from the Trustee.

GENERAL INTENT

    It is the purpose and intent of the Districts to coordinate and assist in the financing of the acquisition of the property, and to coordinate all related activities and to affirmatively cooperate with each other in order to best accomplish the goals stated in the Intergovernmental Agreement.

TERM

    The Intergovernmental Agreement shall not be effective as to any District until either (A) the Town of Castle Rock, Colorado, has approved the amendment to the service plan of such District specifically authorizing the imposition of the mill levy described below under "Limitation on Obligations" by such District or (B) such District shall have received an opinion acceptable to the District of counsel acceptable to the District that such mill levy may be imposed without regard to any service plan amendment. Each of the Districts has covenanted in the Recreational Facilities Agreement to take all reasonable action necessary to effect such service plan amendment or to obtain such opinion. Once effective as to any District, the Intergovernmental Agreement shall continue in effect as to such District until all of the Operating Agreement Payments have been satisfied; provided that if such Operating Agreement Payments shall be satisfied pursuant to a refinancing of the Bonds or the refinancing or discharge of the obligations under the Reimbursement Agreement, the obligation of the Authority with respect to any such refinancing or discharge shall be considered Operating Agreement Payments for purposes of the Intergovernmental Agreement.

ASSESSMENT OF FEES AND CHARGES

    Each District shall, subject to limitations of any other agreement theretofore or thereafter executed by such District, be free to assess facilities development fees, service charge surcharges, and other fees, rates, tolls, charges, and taxes in amounts determined to be required by each such District in order to meet its Financing Obligations under the Intergovernmental Agreement.

PAYMENTS

    Each Related District promises to pay to the District all of its Expense Obligations and Revenue Obligations in accordance with the terms of the Intergovernmental Agreement. With respect to any particular District, the Revenue Obligation of such District evidenced thereby shall be general obligation indebtedness to which such District pledges its full faith and credit, subject to the provisions described in "Limitation on Obligations" below, and shall be incurred and exist from and after the effective date of the Intergovernmental Agreement. Notwithstanding anything contained in the Intergovernmental Agreement

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
to the contrary, in compliance with the limitations imposed by the November 7, 1995 resolutions adopted by the voters of the Districts, the maximum principal amount of the general obligation represented by the Intergovernmental Agreement shall not exceed $100,000,000 in principal amount or $500,000,000 in maximum debt service, subject to the limitations described below under "Limitations on Obligations". The Revenue Obligations and indebtedness incurred shall be payable only in accordance with the terms of the Intergovernmental Agreement. Interest shall be paid by each District on the principal amount of its Revenue Obligation, which interest shall also be a Revenue Obligation. The maximum net effective interest rate accruing on any particular District's indebtedness shall be 45%.

NATURE OF OBLIGATIONS

    It is recognized by the Districts that the Revenue Obligations imposed upon the Districts under the Intergovernmental Agreement constitute "indebtedness" within the meaning of the Constitution of the State of Colorado. At duly called and noticed elections held for each District on November 7, 1995, the electorate of each District authorized the incurrence of indebtedness by each District of an amount sufficient to fund the various Revenue Obligations expressed in the Intergovernmental Agreement, and also approved execution of the Intergovernmental Agreement by each District. In addition, it is recognized by the District that the Expense Obligations constitute a multiple fiscal year obligation as to which each District is obligated to increase taxes in an amount not to exceed $1,500,000 annually, in compliance with the limitations imposed by the November 7, 1995 resolutions adopted by the voters of the Districts. In no event shall any commitment, covenant, promise or other obligation under the Intergovernmental Agreement require the issuance or incurrence of the indebtedness by the Districts in excess of their respective voted indebtedness authorization.

PROPORTIONATE SHARE OF REVENUE OBLIGATIONS

    The Proportionate Share of the total Revenue Obligations for each District shall be determined by the District in the preparation of an annual budget for each year. The "Proportionate Share" for each District shall be the ratio of the estimated assessed value of all taxable real and personal property in such District to the total assessed value of all taxable real and personal property in all of the Districts.

LIMITATION ON OBLIGATIONS

    Notwithstanding any provision of the Intergovernmental Agreement to the contrary, the obligation of a District to pay any or all amounts thereunder in any year shall be limited to amounts collected under a maximum mill levy imposition of 35 mills. Any Proportionate Share in excess of the amounts collected pursuant to such mill levy limit shall continue to be due from such District, and shall bear interest at the rate of 15% per annum, subject to the provisions described above under "Payments" and "Nature of Obligations", until the end of the term of the Intergovernmental Agreement, and shall thereupon be forgiven. In the event the method for determining assessed value or mill levies for the State of Colorado is hereafter amended, the District shall provide a statement of revised procedures to each of the Related Districts so the amounts collected under such revised method shall equal as closely as reasonably possible the amounts which would have been collected absent such revision. In addition, no District shall have any obligation to pay its Proportionate Share until either (A) the Town of Castle Rock, Colorado, has approved the amendment to the service plan of such District specifically authorizing the imposition of such mill levy, or (B) such District shall have received an opinion acceptable to such District of counsel acceptable to such District that such mill levy may be imposed without regard to any service plan amendment. Each of the Districts has covenanted in the Recreational Facilities Agreement to take all reasonable action necessary to effect such service plan amendment or to obtain such opinion.

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BUDGET AND APPROPRIATIONS

    On or before September 1 of each year, the District shall prepare a proposed Project budget, specifying the anticipated Proportionate Share to be paid in the ensuing fiscal year by each of the Related Districts. On or before September 10 of each year, the Related Districts shall either approve budget documents prepared by the District or propose to the District, in writing, additions to and/or deletions from the proposed budgets. Absent receipt by the District of a written proposal for additions and/or deletions by September 15 of such year, the Related Districts shall be deemed to have approved the items included in the proposed budgets. In the event the Related Districts propose additions and/or deletions to the proposed budgets for consideration by the District and for inclusion in the budget documents prepared by the District, and if such additions and/or deletions are not agreed to by the District, the issue shall be submitted to the Arbitrator (as defined in the Intergovernmental Agreement) who shall accept and/or reject such proposed additions and/or deletions pursuant to the provisions of the Intergovernmental Agreement. Following the Arbitrator's decision, the District shall approve its budget for the next ensuing year.

    Each Related District shall adopt budgets, and make appropriations therefor, sufficient to pay its Proportionate Share of Revenue Obligations as required under the Intergovernmental Agreement, subject to the provisions described above under "Limitation on Obligations." Each District shall include such amounts in its budget for the ensuing year, and shall certify an ad valorem tax levy in an amount sufficient, together with other revenues of such District, to pay the full amounts required under the Intergovernmental Agreement, subject to the provisions described above under "Limitation on Obligations."

BREACH OF INTERGOVERNMENTAL AGREEMENT

    The Districts agree that no breach of the Intergovernmental Agreement shall justify or permit termination of the continuing obligations under the Intergovernmental Agreement.

    In addition to any other available remedies, in the event of a breach of the Intergovernmental Agreement, any District may ask a court of competent jurisdiction to enter a writ of mandamus to compel the board of directors of the breaching District to perform its duties under the Intergovernmental Agreement, and any District may seek from a court of competent jurisdiction temporary and/or permanent restraining orders, or orders of specific performance, to compel the other to perform in accordance with the obligations set forth under the Intergovernmental Agreement.

ASSIGNMENT

    Neither the Intergovernmental Agreement, nor any of any District's rights, obligations, duties or authorities thereunder may be assigned in whole or in part without the prior written consent of each of the other Districts and the Trustee. Any purported attempt to assign the Intergovernmental Agreement or any rights thereunder shall be void and of no force and effect. Consent to one assignment shall not be consent to any subsequent assignment. The foregoing is subject to the limitation that the District has assigned or shall be entitled to assign all or any portion of its rights thereunder to the Authority (which may similarly assign its rights to the Trustee) or the Trustee, or any successor to the foregoing, or to any other party without the consent of the Related Districts.

AMENDMENT

    The Intergovernmental Agreement may not be modified, amended, changed or terminated, in whole or in part, except by an agreement in writing duly authorized and executed by each of the Districts and consented to in writing by the Authority, the Trustee and the Credit Enhancement Provider.

                                   THE LEASE

    The following description of the Lease is subject in all respects to the provisions of, and is qualified in its entirety by, reference to the Lease, copies of which are available from the Trustee.

GENERAL

    Parcel 49C Limited Partnership (the "Partnership") has entered into a lease (the "Lease") with the United States Government, acting by and through the General Services Administration (the "Government"), pursuant to which the Government has agreed to lease all of the net usable square feet (535,130) of space in the Project. Rent payments under the Lease will commence on March 1, 1998.

LEASE PAYMENT OBLIGATIONS

    The base rent payable under the Lease shall be based on an initial annual rental rate of $38.85 per net usable square foot for the first 287,483 of net usable square feet of space leased and $37.95 per net usable square foot for the remaining 162,376 of net usable square feet leased for a total initial amount of $17,330,883.75 per year or $1,444,240.31 per month. The Government may deduct from the base rent during any year of the term of the Lease an amount which will not exceed $8.50 per net usable square foot (which amount may be increased each year in accordance with a formula set forth in the Lease using the same methodology for calculating the increase in the rent for operating costs set forth in the Lease) for the Lessor's failure to perform its obligations under the Lease, but the Government has agreed pursuant to an attornment agreement (the "Attornment Agreement") to give the REMIC Trustee notice of and an opportunity to cure the Partnership's failure to perform its obligations under the Lease prior to deducting amounts from the base rent, unless the Partnership's failure to perform has caused a life or health-threatening condition. Consequently, the total base rent not subject to set-off is $13,507,082.22 per year, or $1,125,590.19 per month. Rent is payable in equal monthly installments in arrears. Counsel for the Government rendered an opinion that the obligations of the Government to pay rent under the Lease constitutes an absolute and unconditional obligation of the Government. As is the case with most federal agencies, the Government's access to funds requires an annual appropriation by Congress. The Government's ability to make payments under the Lease requires such an appropriation to the Federal Buildings Fund, the fund from which all the Government's long-term leases are paid. In the event Congress fails to make such appropriation, or in the event any payments that are properly due and owing the Partnership under the Lease are not made, the Partnership or the Trustee would be entitled, in the opinion of the counsel for the Government, to enforce the payment obligations of the United States in accordance with the terms of the Lease, or as otherwise may be available at law or in equity.

COMPLETION OF CONSTRUCTION

    In the event that the space rented to the Government is not completed as scheduled (which is to occur in six phases) and the delay is attributable to the Partnership, rather than an adjustment to the rent commencement date or any other provisions for liquidated damages, the Partnership is required to pay the Government liquidated damages equal to the rent payable with respect to each phase for the period of time from the applicable rent commencement date until the phase has been determined to be substantially complete. The imposition of such liquidated damages does not relieve the Government of its obligation to pay rent or in any way affect the assignment of such rent to the REMIC Trustee.

CASUALTY OR CONDEMNATION

    If the premises leased to the Government are totally destroyed by fire or other casualty, the Government will have the right to terminate the Lease by providing written notice to the Partnership within 120 days after the occurrence of such event. In case of partial destruction or damage, so as to render all or a portion of the premises unrentable, as reasonably determined by the Government, the rent will be reduced proportionately from the date of such partial destruction or damage. The Government may not terminate the Lease as a result of such partial destruction or damage so long as the Partnership diligently commences and pursues the repair and restoration of the premises. Although not specifically covered by the Lease, in the event of a condemnation of the building, the Government may have the right to terminate the Lease.

PARTNERSHIP RESPONSIBILITIES

    The Partnership has various obligations under the Lease, including obligations regarding hazardous waste, asbestos, illegal activities, kickbacks and compliance with certain statutes regarding contractors' employment practices. Failure of the Partnership to comply with such obligations may give the Government valid claims against the Partnership, but the Government has agreed pursuant to the Attornment Agreement not to terminate the Lease for such failure. The Lease also requires that the Partnership as lessor to certify that it has no knowledge of any illegal or improper activity in the procurement of the Lease. The Partnership delivered such a certificate at the date of issuance of the REMIC Bonds. If the Government determines that such a violation exists, the Government may elect to (i) reduce the amount of its monthly rent payments by five percent for each month of the remaining term of the Lease, including any option periods, and recover up to five percent of the rent already paid; (ii) reduce payments for alterations not included in monthly rental payments by five percent of the amount of the alterations agreement; or (iii) reduce the rent payments for violations by the Partnership's subcontractor by an amount not exceeding the amount of profit or fee reflected in the subcontract at the time the subcontract was placed.

    The Lease also provides that if any price negotiated in connection with any construction contract of the Partnership relating to the Project is increased by any significant amount because the Partnership or a subcontractor furnished cost or pricing data that was not complete, accurate and current, the price or cost shall be reduced accordingly and the contract shall be modified to reflect such reduction. The Lease also provides that the Government may seek a reduction in the contract price if defective cost or pricing data previously submitted indicates that the price or cost should be reduced accordingly and that the Lease should be modified.

OPTIONS TO LEASE ADDITIONAL SPACE

    The Government was granted three options to lease additional space, aggregating an additional 85,271 of net usable square feet, at an annual rental rate of $37.95 per net usable square foot, upon the same terms and conditions set forth in the Lease. The deadline for the Government's exercise of these options was December 31, 1996, which deadline was met by the Government and the Government has exercised its options to lease the additional space. See "CREDIT ENHANCEMENT--The Portals II Building."

                           THE DEVELOPMENT AGREEMENT

    The following description of the Development Agreement does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by, reference to the Development Agreement, copies of which are available from the Trustee.

GENERAL

    Until the mill levy described in the Operating Agreement and the Intergovernmental Agreement is imposed, certain charges (payments in lieu of taxes) will be assessed pursuant to the Development Agreement upon the property owned by Douglas County Development Corporation ("DCDC") and certain others located within the Districts (such charges are referred to as the "Development Charges") and subsequent owners of such property, in an amount equivalent to that which would be generated by a mill levy against all of the taxable real and personal property in the Districts pursuant to the Operating Agreement and the Intergovernmental Agreement.

    Under the Development Agreement, DCDC has granted to the Authority, for the purpose of providing security for the payment of the Development Charges, a good and sufficient lien upon the property, subject to no encumbrances other than the permitted encumbrances described in the Development Agreement.

ESTABLISHMENT AND ACCEPTANCE OF THE DEVELOPMENT CHARGE OBLIGATION

    Each parcel, lot or tract constituting a portion of the property shall have a Development Charge obligation under the Development Agreement equal to the amount of the Development Charges payable in respect of such parcel, lot or tract in accordance with the terms of the Development Agreement, which obligation shall be secured by the Development Charge lien created under the Development Agreement. DCDC for and on behalf of itself, its successors and assigns, accepts and acknowledges the Development Charge obligation with respect to the property, and agrees that the property and each such parcel, lot or tract shall be bound thereby.

GRANT AND RELEASE OF DEVELOPMENT CHARGE LIEN

    In consideration of the Authority's issuance of the Bonds and undertaking the financial obligations set forth therein relating to the Project which will benefit the property and the owners, residents, tenants and occupants thereof, and to secure the payment of the Development Charge obligation in accordance with the Development Agreement and the performance of any and all other covenants, agreements, warranties and conditions of DCDC contained in the Development Agreement, DCDC has, under the terms of the Development Agreement, encumbered and mortgaged unto the Authority, its successors and assigns, the property, together with all improvements, fixtures and other property, real and personal, owned by DCDC, which may belong to, or be or thereafter become a part thereof; subject, however, to the condition that the Development Charge lien thereby granted shall automatically cease, terminate and be released upon the occurrence of any of the following events: (i) the Bonds are no longer outstanding and the Credit Enhancement Provider has consented to the release of the Development Charge lien; (ii) the Credit Enhancement Provider has consented to the release of the Development Charge lien and if, in the opinion of nationally recognized bond counsel, the release of the Development Charge lien will not cause interest on the Bonds to be includable in gross income for federal income tax purposes, (iii) the amendment to the Districts' service plan authorizing the imposition of the mill levy provided for in the Operating Agreement and the Intergovernmental Agreement has been formally approved by the Town; or (iv) if, in the opinion acceptable to the District of counsel acceptable to the District, the imposition of the mill levy as described in the Operating Agreement and the Intergovernmental Agreement is otherwise valid and enforceable without regard to such service plan amendment. Upon the cessation of the Development Charge lien, the Authority or its assigns shall execute and record all documents necessary to evidence the release of the Development Charge lien of record.

DEVELOPMENT CHARGES

    Until such time as the Development Charge lien is released, the Authority shall be entitled to collect the Development Charges payable in respect of the property or any parcel, lot or tract constituting a portion of the property, which charges are to be assessed and paid within fifteen (15) days after any applicable payment date.

    Development Charges shall be assessed by the Authority against the property in an annual amount equivalent to the amount the District or a Related District would collect if it were to impose a mill levy not to exceed 35 mills against the property. In the event of a change in the method for determining assessed value or the ratio of valuation for assessment, the maximum mill levy shall be adjusted to account for such revision so that the Development Charges imposed by the Authority shall be determined as if such change had not occurred. The total Development Charges to be imposed in any year by the Authority against the property shall be determined by its Board of Directors.

    In the event that additional parcels, lots or tracts of land become a part of the property by amendment or supplement to the Development Agreement, the Development Charge obligation shall be assessed against each parcel, lot or tract relative to all Included property served by the Project.

    Each owner of the property or any parcel, lot or tract constituting a portion of the property shall pay its allocable share (as determined by the District) of the Development Charge within fifteen (15) days after the applicable payment date. The Authority shall cause billings to be sent to each owner of the property or any parcel, lot or tract constituting a portion of the property, setting forth the amount of the Development Charges required to be paid and the applicable payment date.

SALE OR LEASE OF THE PROPERTY

    The Development Charge lien will remain a lien upon each parcel of the property, subject to no encumbrances or lease of such parcel of the property to any third party except the permitted encumbrances, whether such transaction is by lease, deed, contract for deed or other conveyance.

LIMITATIONS ON DEVELOPMENT CHARGE OBLIGATIONS

    The Authority covenants, agrees and consents that if at any time the property is comprised of more than one parcel, lot or tract, then each parcel, lot or tract constituting a portion of the property shall be security for, and subject to a Development Charge lien with respect to, only the Development Charges attributable to such parcel, lot or tract constituting a portion of the property. The Authority further covenants, agrees and consents that the Development Charges collected by the Authority shall be used solely in a manner which would satisfy the financial obligations of the District under the Operating Agreement and the Intergovernmental Agreement.

DEFAULTS BY ANY OWNER OF THE PROPERTY AND REMEDIES OF THE AUTHORITY

    Any one or more of the following shall be deemed to be a default with respect to any portion of the property to which the same is applicable:

    any default in the payment or satisfaction of the Development Charges or any part thereof with respect to such portion of the property;

    the attachment of, seizure of or levy upon such portion of the property that is then subject to the Development Charge lien pursuant to any legal process, if the same is not cured within thirty (30) days, except to the extent the Development Charge lien is prior to the lien giving rise to such attachment, seizure or levy; or

    a failure by any owner of such portion of the property to pay, prior to delinquency, all taxes, assessments, whether general or special, governmental charges, utility charges, and all other charges of any kind whatsoever that may at any time be lawfully charged, assessed or levied with respect to such portion of the property then owned by such Person, and which are secured by any prior lien or encumbrance thereon, or any portion thereof, or which may result in the creation of a prior lien or encumbrance upon such portion of the property, in the event of nonpayment thereof (collectively, "Charges"); provided, however, that such failure shall not constitute a default while such owner is contesting in good faith such Charges and takes such action as may be reasonably necessary to prevent issuance of a county treasurer's deed or other action that would defeat the Development Charge lien.

    Upon the occurrence of any one or more of the foregoing defaults, the Authority may exercise certain remedies under the Development Agreement, including but not limited to, the right to foreclose upon the portion of the property in default.

                     THE RECREATIONAL FACILITIES AGREEMENT

    The following description of the Recreational Facilities Agreement does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by, reference to the Recreational Facilities Agreement, copies of which are available from the Trustee.

    To provide for the ownership and operation of the Project until the Operating Agreement becomes effective, the Authority and the District will enter into the Recreational Facilities Agreement. Pursuant to the terms of the Recreational Facilities Agreement, the Authority will be the owner of the Project and the District will have no fee title thereto until such time as a deed to all or any portion of the Project is delivered to the District.

    The Recreational Facilities Agreement will be replaced (except to the extent provided therein) by the Operating Agreement and the Intergovernmental Agreement when such agreements become effective pursuant to their respective terms. See "THE OPERATING AGREEMENT" and "THE INTERGOVERNMENTAL AGREEMENT" above.

    During the Term of the Recreational Facilities Agreement, the Authority shall hold title to and ownership of each of the Project facilities and any and all additions thereto which comprise repairs, replacements, modifications, improvements and substitutions until such Project facility is transferred to the District. The District agrees that any damage to the Project that would materially impact the operation of the Project that is occasioned by the District's removal of fixtures and improvements shall be promptly repaired by the District. Notwithstanding anything to the contrary in the Recreational Facilities Agreement, it is understood that title to personal property permanently attached to the Project by the District or any other entity, instrumentality, authority or department of the District shall become a part of the Project.

                  CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY

                       FINANCIAL STATEMENTS AND AUDIT REPORT

                                DECEMBER 31, 1996

                  CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY

                                     CONTENTS

-----------------------------------------------------------------------------



REPORT OF INDEPENDENT ACCOUNTANTS                                           1

BALANCE SHEET                                                               2

STATEMENT OF REVENUES, EXPENSES AND
  CHANGES IN FUND DEFICIT                                                   3

STATEMENT OF CASH FLOWS                                                     4

NOTES TO FINANCIAL STATEMENTS                                             5/8

              A TENNESSEE REGISTERED LIMITED LIABILITY PARTNERSHIP
-------------------------------------------------------------------------------

PRIVATE COMPANIES PRACTICE SECTION   MEMBER AICPA DIVISION FOR CPA FIRMS   SEC PRACTICE SECTION

                        REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Castle Rock Ranch Public Improvements Authority
Castle Rock, Colorado

We have audited the accompanying financial statements of Castle Rock Ranch Public Improvements Authority as of December 31, 1996, and for the period from March 29, 1996 (date operations commenced) to December 31, 1996. These financial statements are the responsibility of Castle Rock Ranch Public Improvements Authority's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and generally accepted government auditing standards issued by the Comptroller General of the United States and Office of Management and Budget (OMB) Circular A-128, "Audits of State and Local Governments." Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The financial statements present only Castle Rock Ranch Public Improvements Authority and are not intended to present fairly the financial position of the Dawson Ridge Metropolitan Districts and the results of operations and cash flows of its fund types in conformity with generally accepted accounting principles.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Castle Rock Ranch Public Improvements Authority as of December 31, 1996, and the results of its operations and cash flows for the period from March 29, 1996 to December 31, 1996, in conformity with generally accepted accounting principles.




Chattanooga, Tennessee
February 18, 1997, except
  for the subsequent events
  note as to which the date
  is February 24, 1997

               CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY

                                 BALANCE SHEET

                                DECEMBER 31, 1996

-------------------------------------------------------------------------------


          ASSETS

LAND AND WATER RIGHTS                                            $ 54,550,000
                                                                 ------------
OTHER ASSETS
  Restricted Cash and Investments                                   4,917,238
  Accrued Interest - Restricted Investments                            23,228
  Deferred Commitment Fee - Related Party -
    less accumulated amortization of $153,965                       3,864,535
  Deferred Bond Issuance Costs - less accumulated
    amortization of $61,751                                         1,722,178
                                                                 ------------

          Total Other Assets                                       10,527,179
                                                                 ------------

TOTAL ASSETS                                                     $ 65,077,179
                                                                 ------------
                                                                 ------------

          LIABILITIES AND FUND DEFICIT

LIABILITIES
  Bonds Payable, plus unamortized
    bond premium of $691,820                                     $ 67,666,820
  Accrued Interest Payable                                            344,350
                                                                 ------------

          Total Liabilities                                        68,011,170

FUND DEFICIT                                                      ( 2,933,991)
                                                                 ------------

TOTAL LIABILITIES AND FUND DEFICIT                               $ 65,077,179
                                                                 ------------
                                                                 ------------

    The accompanying notes are an integral part of the financial statements.

              CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY

       STATEMENT OF REVENUES, EXPENSES AND CHANGES IN FUND DEFICIT

                 PERIOD FROM MARCH 29, 1996 TO DECEMBER 31, 1996

-------------------------------------------------------------------------------


OPERATING EXPENSES
  Amortization of Bond Issuance Costs                             $   (61,751)
  Amortization of Deferred Commitment Fee - Related Party            (153,965)
                                                                  ------------

OPERATING LOSS                                                       (215,716)
                                                                  ------------
NONOPERATING REVENUE (EXPENSE)
  Interest Income                                                     310,033
  Interest Expense                                                 (3,028,308)
                                                                  ------------
                                                                   (2,718,275)
                                                                  ------------

NET LOSS                                                           (2,933,991)

FUND DEFICIT - beginning of period                                      -
                                                                  ------------

FUND DEFICIT - end of period                                      $(2,933,991)
                                                                  ------------
                                                                  ------------


    The accompanying notes are an integral part of the financial statements.

              CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY

                           STATEMENT OF CASH FLOWS

                 PERIOD FROM MARCH 29, 1996 TO DECEMBER 31, 1996

-------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
  Operating Loss                                                 $   (215,716)
  Amortization of Bond Issuance Costs                                  61,751
  Amortization of Deferred Commitment Fee - Related Party             153,965
                                                                 -------------

      NET CASH PROVIDED BY OPERATING ACTIVITIES                         -
                                                                 -------------
CASH FLOWS FROM CAPITAL AND RELATED
  FINANCING ACTIVITIES
  Capital Expenditures                                            (54,550,000)
  Issuance of Bonds, plus accrued interest sold                    68,082,015
  Commitment Fee Paid                                              (4,018,500)
  Deposit to Restricted Cash                                       (7,729,586)
  Decrease in Restricted Cash                                       2,790,658
  Payment of Debt Issuance Costs                                   (1,783,929)
  Interest Paid                                                    (3,099,152)
                                                                 -------------

      NET CASH USED BY CAPITAL AND RELATED
        FINANCING ACTIVITIES                                         (308,494)
                                                                 -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Interest Received                                                   308,494
                                                                 -------------

NET INCREASE IN CASH                                                    -

CASH - beginning of period                                              -
                                                                 -------------

CASH - end of period                                             $      -
                                                                 -------------
                                                                 -------------


    The accompanying notes are an integral part of the financial statements.

              CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY

                        NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1996

-------------------------------------------------------------------------------

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies and practices followed by Castle Rock Ranch Public Improvements Authority are as follows:

REPORTING ENTITY - Castle Rock Ranch Public Improvements Authority (the Authority) is a Colorado nonprofit corporation created March 11, 1996, to be operated as an instrumentality of Dawson Ridge Metropolitan District No. 5 (the District). The Authority was created to issue Guaranteed Public Facilities Revenue Bonds Series 1996 (the Bonds) to purchase certain land and water rights in the Dawson Ridge development of Castle Rock, Douglas County, Colorado and to pay the debt service on the bonds. Operations of the Authority commenced March 29, 1996.

The District appoints all board members and is primarily responsible for retirement of the bonds recorded as a liability of the Authority. The Authority is considered to be a discrete component unit of the District.

The accounting policies of the Authority conform to the generally accepted accounting principles applicable to governmental entities. The more significant accounting policies of the Authority are summarized as follows:

BASIS OF ACCOUNTING - The financial statements of the Authority have been prepared on the accrual basis of accounting. Accordingly, revenues are recognized when earned and expenses are recognized when they are incurred.

BUDGETS - The Authority has established no formal budget procedures as its primary function is as a debt service fund for the District.

LAND AND WATER RIGHTS - Land and water rights are recorded at cost. When the bonds are paid off or mature, title to the land and water rights transfers to the District.

BOND ISSUANCE COSTS - Bond issuance costs are amortized on a straight-line basis over the term of the Bonds.

DEFERRED COMMITMENT FEE - The deferred commitment fee is recognized on a straight-line basis over the term of the Bonds.

RESTRICTED INVESTMENTS - Restricted investments are considered held-to-maturity and are recorded at cost adjusted for the amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income using the interest method.

              CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY

                        NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1996

-------------------------------------------------------------------------------

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

BOND PREMIUM - The premium recorded on issuance of the Bonds is recorded as an adjustment to the par value of the Bonds and is amortized over the term of the Bonds and recognized as an adjustment to interest expense using the interest method.

INCOME TAXES - As a nonprofit corporation and instrumentality of the District, the Authority is exempt from federal and state income taxes.

ESTIMATES AND UNCERTAINTIES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RESTRICTED CASH AND INVESTMENTS

Restricted cash and investments as of December 31, 1996, consist of the following:

                                                       BOOK VALUE    FAIR VALUE

5.375% - 6.125% United States Treasury Notes -
  maturing at various dates from May 31, 1997
  through May 31, 1998                                 $4,911,822    $4,904,743
Money Market Fund                                           5,416         5,416
                                                       ----------    ----------
                                                       $4,917,238    $4,910,159
                                                       ----------    ----------
                                                       ----------    ----------

BONDS PAYABLE

The Bonds were issued March 29, 1996, at coupon rates ranging from 5.7% to 6.5% and maturing at varying amounts beginning December 1, 1999 and ending December 1, 2017. Par value of the Bonds is $66,975,000 and the proceeds from issuance were $67,760,621 plus accrued interest of $321,394. The proceeds were used to acquire 876 acres of real property and 900 acre feet of water rights in Dawson Ridge development in the town of Castle Rock, Douglas County, Colorado. The land and water rights were purchased from a related party, Douglas County Development Corporation (DCDC), an affiliate of The Franklin L. Haney Company. Mr. Haney is a director of the Authority. The land acquired will be used to develop a golf course and other recreational facilities for the benefit of the Dawson Ridge Metropolitan Districts. The Bonds have a debt service reserve retained from the proceeds from their issuance sufficient to fund interest payments on the Bonds until March 1, 1998.

              CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY

                        NOTES TO FINANCIAL STATEMENTS

                             DECEMBER 31, 1996

-------------------------------------------------------------------------------

BONDS PAYABLE - continued

BFC Guaranty Corp., a related company controlled by Mr. Haney, entered into a collateralized credit enhancement agreement for the benefit of the Trustee of the Bonds. Under the terms of the agreement, BFC Guaranty Corp. will guarantee complete payment of the Bonds for the period commencing March 1, 1998, until the Bonds are redeemed or mature.

In order to secure its obligations under the Collateralized Credit
Enhancement Agreement, BFC Guaranty Corp. has pledged and delivered to the Trustee, Series B REMIC Bonds with a par value of $67,075,000, and coupon rates ranging from 5.7% to 6.5%. The Series B REMIC Bonds mature at varying amounts beginning December 1, 1998 and ending December 1, 2017. The Series B REMIC Bonds will be issued to BFC Guaranty Corp. on March 1, 1998, at no cost.

The Series B REMIC Bonds, along with another series of bonds representing a regular interest in the REMIC Trust Estate (the "Series A REMIC Bonds"), were issued under an indenture of trust between BFC Finance Corp. and SouthTrust Bank of Alabama. The proceeds from the Series A REMIC Bonds will be used to fund the acquisition and construction of an office building in the District of Columbia to be leased by the U.S. Government. Scheduled lease payments will be sufficient to retire all principal and interest payments on the Series A and Series B REMIC Bonds.

Debt service requirements and sinking fund requirements as of December 31, 1996, are as follows:

                                           PRINCIPAL            INTEREST

YEAR ENDING
  December 31, 1997                        $     -             $ 4,132,203
  December 31, 1998                              -               4,132,203
  December 31, 1999                          1,980,000           4,132,203
  December 31, 2000                          2,095,000           4,018,353
  December 31, 2001                          2,215,000           3,897,890
  Later Years                               60,685,000          37,100,612
                                           -----------         -----------
  Total                                    $66,975,000         $57,413,464
                                           -----------         -----------
                                           -----------         -----------

The fair value of the bonds payable approximates book value.


REIMBURSEMENT AGREEMENT

The Authority also entered into a Reimbursement Agreement with BFC Guaranty Corp. that requires the Authority to reimburse BFC Guaranty Corp. for any principal and interest payments made by BFC Guaranty Corp. under the provisions of the Collateralized Credit Enhancement Agreement. Interest at the rate of 9% will be charged on the payments. In addition, the Authority paid BFC Guaranty Corp. a commitment fee of 6% of the Bond proceeds which totaled $4,018,500.

                 CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY

                          NOTES TO FINANCIAL STATEMENTS

                                 DECEMBER 31, 1996

-------------------------------------------------------------------------------


OPERATING AND DEVELOPMENT AGREEMENTS

The Authority has entered into an operating agreement obligating the Dawson Ridge Metropolitan Districts to provide funds to the extent that revenues from the golf course and recreational facilities are insufficient to fund the debt service on the Bonds. Such funds would be derived from a mill levy on taxable property in the Dawson Ridge districts. The levy would be subject to certain limitations including a 35-mill limitation. In order to provide an alternate source of revenue, the Authority entered into a development agreement with DCDC providing for a payment in lieu of taxes by DCDC in an amount equivalent to the amount which would be generated by the mill levy pursuant to the operating agreement. DCDC owns approximately 75% of the taxable property in the Dawson Ridge districts. As of December 31, 1996, there were no obligations owed to the Authority pursuant to the development agreement.

SUBSEQUENT EVENT

On February 24, 1997, the Authority filed an amended Registration Statement on Form S-4 with the Securities and Exchange Commission offering to exchange the entire issue of Guaranteed Public Facilities Revenue Bonds, (Series 1996) for an identical issue of Guaranteed Public Facilities Bonds, (Series 1996B). The Series 1996B Bonds and the Credit Enhancement of BFC Guaranty Corp. will be registered under the Securities Act of 1933 and as a result, the Series 1996B Bonds will not be subject to the transfer restrictions associated with the Series 1996 Bonds. No gain or loss will be recognized for financial statement purposes on the exchange.

                               BFC GUARANTY CORP.

                      FINANCIAL STATEMENTS AND AUDIT REPORT

                               DECEMBER 31, 1996

                               BFC GUARANTY CORP.

                                   CONTENTS

--------------------------------------------------------------------------------

REPORT OF INDEPENDENT ACCOUNTANTS                                              1

BALANCE SHEET                                                                  2

STATEMENT OF INCOME AND RETAINED EARNINGS                                      3

STATEMENT OF CASH FLOWS                                                        4

NOTES TO FINANCIAL STATEMENTS                                                5/8

             A TENNESSEE REGISTERED LIMITED LIABILITY PARTNERSHIP

---------------------------------------------------------------------------------------------------
PRIVATE COMPANIES PRACTICE SECTION     MEMBER AICPA DIVISION FOR CPA FIRMS     SEC PRACTICE SECTION

                       REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors and Stockholder
BFC Guaranty Corp.
Washington, D.C.

We have audited the accompanying balance sheet of BFC Guaranty Corp. as of December 31, 1996, and the related statements of income and retained earnings and cash flows for the period from March 29, 1996 (date operations commenced) to December 31, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BFC Guaranty Corp. as of December 31, 1996, and the results of its operations and its cash flows for the period from March 29, 1996 to December 31, 1996, in conformity with generally accepted accounting principles.



Chattanooga, Tennessee
  February 18, 1997, except for the
  Subsequent Events note as to which
  the date is February 24, 1997

                               BFC GUARANTY CORP.

                                 BALANCE SHEET

                               December 31, 1996

--------------------------------------------------------------------------------

     ASSETS

Cash                                                                 $    1,000
Advances to Parent Company                                            4,018,500
Accrued Interest on Advances to Parent Company                          271,249
Deferred Tax Asset                                                    1,313,942
                                                                     ----------
TOTAL ASSETS                                                         $5,604,691
                                                                     ----------
                                                                     ----------

     LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
  Income Taxes Payable                                               $1,458,515
  Deferred Income - Related Party                                     3,864,535
                                                                     ----------
     Total Liabilities                                                5,323,050
                                                                     ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
  Common Stock - no par value - 1,500 shares
    authorized and issued                                                 1,000
  Retained Earnings                                                     280,641
                                                                     ----------
     Total Stockholder's Equity                                         281,641
                                                                     ----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                           $5,604,691
                                                                     ----------
                                                                     ----------




   The accompanying notes are an integral part of the financial statements.

                               BFC GUARANTY CORP.

                 STATEMENT OF INCOME AND RETAINED EARNINGS

               PERIOD FROM MARCH 29, 1996 TO DECEMBER 31, 1996

--------------------------------------------------------------------------------

INCOME
  Commitment Fee Income - Related Party                                $153,965
  Interest Income - Related Party                                       271,249
                                                                       --------

INCOME BEFORE PROVISION FOR INCOME TAXES                                425,214

  Provision for Income Taxes                                            144,573
                                                                       --------

NET INCOME                                                              280,641

RETAINED EARNINGS - beginning of period                                    -
                                                                       --------

RETAINED EARNINGS - end of period                                      $280,641
                                                                       --------
                                                                       --------

PRIMARY AND FULLY DILUTED EARNINGS
  PER COMMON SHARE                                                     $ 187.09
                                                                       --------
                                                                       --------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                1,500
                                                                       --------
                                                                       --------



   The accompanying notes are an integral part of the financial statements.

                              BFC GUARANTY CORP.

                           STATEMENT OF CASH FLOWS

                PERIOD FROM MARCH 29, 1996 TO DECEMBER 31, 1996

--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                                        $   280,641
  Deferred Income Taxes                                              (1,313,942)
  Increase in Deferred Income                                         3,864,535
  Increase in Accrued Interest - Related Party                       (  271,249)
  Increase in Income Taxes Payable                                    1,458,515
                                                                    -----------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                        4,018,500

CASH FLOWS FROM INVESTING ACTIVITIES
  Advances to Parent Company                                         (4,018,500)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of Common Stock                                                1,000
                                                                    -----------
NET INCREASE IN CASH                                                      1,000

CASH - beginning of period                                                -
                                                                    -----------

CASH - end of period                                                $     1,000
                                                                    -----------
                                                                    -----------



    The accompanying notes are an integral part of the financial statements.

                               BFC GUARANTY CORP.

                         NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

-------------------------------------------------------------------------------


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies and practices followed by the company are as follows:

DESCRIPTION OF BUSINESS - The company was organized on March 21, 1996, as a wholly-owned subsidiary of Building Finance Company of Tennessee. The company was formed solely to provide credit enhancement for the Castle Rock Ranch Public Improvement Authority Guaranteed Public Facilities Revenue
Bonds, Series 1996 (the "Castle Rock Bonds"), acquire assets in connection with the provision of credit enhancement for the Castle Rock Bonds and enter into agreements related thereto. Operations of the company commenced March 29, 1996, with the issuance of 1,500 shares of no par value common stock to BFC Finance Company of Tennessee for $1,000.

DEBT SECURITIES - Debt securities are considered held-to-maturity and are stated at cost in accordance with Statement of Financial Accounting Standards Number 115.

DEFERRED INCOME - Deferred income is recognized on a straight-line basis over the term of the Castle Rock Bonds and Collateralized Credit Enhancement Agreement.

INCOME TAXES - Deferred tax assets and liabilities are recognized for the future tax effects attributed to temporary differences between book and tax bases of assets and liabilities. The measurement of current and deferred tax assets and liabilities is based on enacted tax law.

ESTIMATES AND UNCERTAINTIES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EARNINGS PER COMMON SHARE - Earnings per common share is computed by dividing the net income for the period by the weighted average number of common shares outstanding during the period.

DEBT SECURITIES

Debt securities consist of $67,075,000 par value REMIC Federal Lease-Backed Bonds (Series 1996, Class B) issued by a related party, BFC Finance Corp. The bonds are currently pledged as collateral for the Castle Rock Bonds and are held in trust by the Bond Trustee. The bonds will be issued on March 1, 1998, to the company at no cost.

                              BFC GUARANTY CORP.

                        NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

-------------------------------------------------------------------------------


DEBT SECURITIES - continued

The bonds will be issued with varying maturity dates at an aggregate discount of $5,738,773 and accrued interest of $1,034,574. Aggregate maturities and cash payments to be received by the company are as follows:

                                COUPON           PRINCIPAL       INTEREST
                                 RATE             PAYMENTS       PAYMENTS

Within 1 Year                      -            $      -       $      -
1 Year through 5 Years           5.75%            6,310,000     15,168,726
After 5 Years through
  10 Years                    5.7% - 6.1%        13,190,000     17,414,168
After 10 Years               6.25% - 6.5%        47,575,000     19,728,970
                                                -----------    -----------
                                                $67,075,000    $52,311,864
                                                -----------    -----------
                                                -----------    -----------

The fair value of the bonds as of December 31, 1996, approximates
$67,600,000, the carrying value of the Castle Rock Bonds as of December 31, 1996.

COLLATERALIZED CREDIT ENHANCEMENT AGREEMENT

The company has entered into a collateralized credit enhancement agreement for the benefit of the Trustee of the Castle Rock Bonds. Under the terms of the agreement, the company will guarantee complete payment of the Castle Rock Bonds for the period commencing March 1, 1998, until the Bonds are redeemed or mature.

The Castle Rock Bonds were issued March 29, 1996, by Castle Rock Ranch Public Improvements Authority (the Authority) at coupon rates ranging from 5.7% to 6.5% and maturing at varying amounts beginning December 1, 1999 and ending December 1, 2017. Par value of the Castle Rock Bonds is $66,975,000 and the proceeds from issuance were $67,760,621. The proceeds were used to acquire real property and water rights in Dawson Ridge development in the town of Castle Rock, Douglas County, Colorado. The land and water rights were purchased from a related party, Douglas County Development Corporation
(DCDC), an affiliate of The Franklin L. Haney Company. Mr. Haney is the President of BFC Guaranty Corp. The land acquired will be used to develop a golf course and other recreational facilities for the benefit of the Dawson Ridge Metropolitan Districts. The Castle Rock Bonds have a debt service reserve retained from the proceeds from their issuance sufficient to fund interest payments on the Bonds until March 1, 1998.

                              BFC GUARANTY CORP.

                        NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

-------------------------------------------------------------------------------


COLLATERALIZED CREDIT ENHANCEMENT AGREEMENT - continued

In order to secure its obligations under the Collateralized Credit Enhancement Agreement, the company has pledged and delivered to the Trustee Series B REMIC Bonds with a par value of $67,075,000, and coupon rates ranging from 5.7% to 6.5%. The Series B REMIC Bonds mature at varying amounts beginning December 1, 1998 and ending December 1, 2017. The Series B REMIC Bonds will be issued to the company on March 1, 1998, at no cost.

The Series B REMIC Bonds, along with another series of bonds representing a regular interest in the REMIC Trust Estate (the "Series A REMIC Bonds"), were issued under an indenture of trust between BFC Finance Corp. and SouthTrust Bank of Alabama. The proceeds from the Series A REMIC Bonds will be used to fund the acquisition and construction of an office building in the District of Columbia to be leased by the U.S. Government. Scheduled lease payments will be sufficient to retire all principal and interest payments on the Series A and Series B REMIC Bonds.

REIMBURSEMENT AGREEMENT

In conjunction with the Collateralized Credit Enhancement Agreement, the company also entered into a Reimbursement Agreement with Castle Rock Ranch Public Improvements Authority that requires the Authority to reimburse the company for any principal and interest payments made by the company under the provisions of the Collateralized Credit Enhancement Agreement. Interest at the rate of 9% will be charged on the payments. In addition, the Authority paid the company a commitment fee of 6% of the Castle Rock Bond proceeds which totaled $4,018,500. The company advanced the fee to its parent company, Building Finance Corporation of Tennessee.

The Authority has entered into an operating agreement obligating the Dawson Ridge Metropolitan Districts to provide funds to the extent that revenues from the golf course and recreational facilities are insufficient to fund the debt service on the Castle Rock Bonds. Such funds would be derived from a mill levy on taxable property in the Dawson Ridge districts. The levy would include a 35 mill limitation. In order to provide an alternate source of revenue, the Authority entered into a development agreement with DCDC providing for a payment in lieu of taxes by DCDC in an amount equivalent to the amount which would be generated by the mill levy pursuant to the operating agreement. DCDC owns approximately 75% of the taxable property in the Dawson Ridge districts.

                              BFC GUARANTY CORP.

                        NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

-------------------------------------------------------------------------------


INCOME TAXES

The provision for income taxes is as follows:

Current Provision                                                 $ 1,458,515
Deferred Provision                                                 (1,313,942)
                                                                  -----------
                                                                  $   144,573
                                                                  -----------
                                                                  -----------

The deferred tax provision and the related deferred tax asset result from income recognized when received for tax purposes, but deferred for financial statement purposes.

SUBSEQUENT EVENT

On February 24, 1997, the Authority filed an amended Registration Statement on Form S-4 with the Securities and Exchange Commission offering to exchange the entire issue of Guaranteed Public Facilities Revenue Bonds, (Series 1996) for an identical issue of Guaranteed Public Facilities Bonds, (Series 1996B). The Series 1996B Bonds and the Credit Enhancement of the company will be registered under the Securities Act of 1933 and as a result, the Series 1996B Bonds will not be subject to the transfer restrictions associated with the Series 1996 Bonds. No gain or loss will be recognized for financial statement purposes by the Authority on the exchange.

                               BFC  FINANCE  CORP.

                    FINANCIAL  STATEMENTS  AND  AUDIT  REPORT

                                December 31, 1996

                               BFC  FINANCE  CORP.
                                    CONTENTS

-------------------------------------------------------------------------------




REPORT OF INDEPENDENT ACCOUNTANTS                                            1

BALANCE SHEETS                                                               2

STATEMENTS OF INCOME AND RETAINED EARNINGS                                   3

STATEMENTS OF CASH FLOWS                                                     4

NOTES TO FINANCIAL STATEMENTS                                              5/9

                         A TENNESSEE REGISTERED LIMITED LIABILITY PARTNERSHIP

--------------------------------------------------------------------------------------------------
Private Companies Practice Section     Member AICPA Division for CPA Firms    SEC Practice Section


                        REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors and Stockholder
BFC Finance Corp.
Washington, D.C.

We have audited the accompanying balance sheet of BFC Finance Corp. as of December 31, 1996, and the related statements of income and retained earnings and cash flows for the period from March 29, 1996 (date operations commenced) to December 31, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BFC Finance Corp. as of December 31, 1996, and the results of its operations and its cash flows for the period from March 29, 1996 to December 31, 1996, in conformity with generally accepted accounting principles.







Chattanooga, Tennessee
May 9, 1997

                               BFC  FINANCE  CORP.
                                 BALANCE  SHEETS

-------------------------------------------------------------------------------

                                                  DECEMBER 31,     APRIL 30,
                                                      1996           1997
                                                                  (UNAUDITED)

          ASSETS

Notes Receivable from Related Parties, net of
  unearned discount of $4,919,602 as of
  December 31, 1996 and $1,580,355 (unaudited)
  as of April 30, 1997                            $ 126,488,158   $ 129,827,406
Bond Issue Costs, net of accumulated
  amortization of $76,548 as of December 31,
  1996 and $110,569 (unaudited) as of
  April 30, 1997                                      2,134,833       2,100,812
                                                  -------------   -------------
TOTAL ASSETS                                      $ 128,622,991   $ 131,928,218
                                                  -------------   -------------
                                                  -------------   -------------

          LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
  Bonds Payable, net of unearned discount of
   $13,829,730 as of December 31, 1996 and
   $12,382,089 (unaudited) as of April 30, 1997   $ 128,170,270   $ 129,617,911
  Accrued Interest Payable                              413,809       2,187,273
  Income Taxes Payable to Parent                         12,720          41,320
                                                  -------------   -------------
          Total Liabilities                         128,596,799     131,846,504
                                                  -------------   -------------

STOCKHOLDER'S EQUITY
  Common Stock - no par value - 1,500 shares
   authorized and issued                                  1,500           1,500
  Retained Earnings                                      24,692          80,214
                                                  -------------   -------------
          Total Stockholder's Equity                     26,192          81,714
                                                  -------------   -------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY        $ 128,622,991   $ 131,928,218
                                                  -------------   -------------
                                                  -------------   -------------



    The accompanying notes are an integral part of the financial statements.

                             BFC  FINANCE  CORP.
               STATEMENTS  OF  INCOME  AND  RETAINED  EARNINGS

------------------------------------------------------------------------------


                                               PERIOD FROM
                                              MARCH 29, 1996     FOUR MONTHS
                                              TO DECEMBER 31,  ENDED APRIL 30,
                                                   1996              1997
                                                                 (UNAUDITED)

INCOME
  Interest Income - Related Parties             $ 7,340,218     $ 3,339,248
                                                -----------     -----------

EXPENSES
  Interest Expense                                7,226,258       3,221,105
  Amortization Expense                               76,548          34,021
                                                -----------     -----------
                                                  7,302,806       3,255,126
                                                -----------     -----------

INCOME BEFORE PROVISION FOR
  INCOME TAXES                                       37,412          84,122

  Provision for Income Taxes                         12,720          28,600
                                                -----------     -----------

NET INCOME                                           24,692          55,522

RETAINED EARNINGS - beginning of period                -             24,692
                                                -----------     -----------

RETAINED EARNINGS - end of period               $    24,692     $    80,214
                                                -----------     -----------
                                                -----------     -----------

PRIMARY AND FULLY DILUTED
  INCOME PER COMMON SHARE                       $     16.46     $     37.01
                                                -----------     -----------
                                                -----------     -----------

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING                                         1,500           1,500
                                                -----------     -----------
                                                -----------     -----------


    The accompanying notes are an integral part of the financial statements.

                             BFC  FINANCE  CORP.
                         STATEMENTS  OF  CASH  FLOWS

------------------------------------------------------------------------------


                                                     PERIOD FROM
                                                    MARCH 29, 1996      FOUR MONTHS
                                                    TO DECEMBER 31,    ENDED APRIL 30,
                                                         1996               1997
                                                                         (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                        $     24,692       $     55,522
  Adjustments to Reconcile Net Income to
    Net Cash Provided by Operating Activities -
    Interest Expense                                   7,226,258          1,447,641
    Interest Income                                   (7,340,218)       ( 3,339,248)
    Amortization Expense                                  76,548             34,021
    Proceeds from Issuance of Bonds Payable           72,395,525               -
    Increase in Accrued Interest Payable                    -             1,773,464
    Increase in Income Taxes Payable
      to Parent Company                                   12,720             28,600
                                                    -------------       ------------

        NET CASH PROVIDED BY OPERATING ACTIVITIES     72,395,525               -

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of Notes Receivable                    (72,397,025)              -

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of Common Stock                                 1,500               -
                                                    -------------       ------------

NET INCREASE IN CASH                                        -                  -

CASH - beginning of period                                  -                  -
                                                    -------------       ------------

CASH - end of period                                $       -          $       -
                                                    -------------       ------------
                                                    -------------       ------------

SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES
  Payments from Notes Receivable Used to
    Pay Interest Expense on Bonds Payable           $  3,990,295       $       -
  Bonds Issued in Exchange for Notes Receivable     $ 67,075,000       $       -



    The accompanying notes are an integral part of the financial statements.

                               BFC FINANCE CORP.
                        NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies and practices followed by the company are as follows:

DESCRIPTION OF BUSINESS - The company was organized on March 21, 1996, as a wholly-owned subsidiary of Building Finance Company of Tennessee. The company was formed to purchase certain loans from its parent pursuant to a Sale Agreement dated March 1, 1996, and to assign such loans, pledged securities, mortgages and other assets delivered in connection with the Sale Agreement to SouthTrust Bank of Alabama, N.A. as trustee in connection with the issuance of the company's REMIC Lease-Backed Bonds, Series 1996, Classes A and B. Operations commenced on March 29, 1996, with the issuance of $74,925,000 par value Class A REMIC Bonds and the subsequent exchange of certain proceeds from these bonds, all of the outstanding and issued shares of common stock of the company and the placement of the Class B REMIC Bonds with a related company for notes receivable totaling $126,087,367 from a related partnership.

DISCOUNT ON FINANCIAL INSTRUMENTS - The discount recorded on loans assigned to the company by its parent and on bonds payable issued by the company is recorded as an adjustment to the par value of the instruments and is accreted or amortized over the term of the instruments as income or expense using the interest method.

BOND ISSUANCE COSTS - Bond issuance costs are amortized on a straight-line basis over the term of the bonds.

ESTIMATES AND UNCERTAINTIES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EARNINGS PER COMMON SHARE - Earnings per common share is computed by dividing the net income for the period by the weighted average number of common shares outstanding during the period.

INCOME TAXES - The provision for income taxes is computed under the provisions of Statement of Financial Accounting Standards Number 109 (SFAS 109). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax effects attributed to temporary differences between book and tax bases of assets and liabilities. The measurement of current and deferred tax assets and liabilities is based on enacted tax law. The company files a consolidated federal tax return with its parent company, Building Finance Company of Tennessee.

INTERIM FINANCIAL STATEMENTS - The unaudited balance sheet presented as of April 30, 1997, and the unaudited statements of income and retained earnings and cash flows for the period then ended contain all adjustments that, in the opinion of management, are necessary to provide a fair statement of the results for the interim period presented. All such adjustments are considered of a normal and recurring nature.

                               BFC FINANCE CORP.
                        NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTES RECEIVABLE

Notes receivable consist of the following:

                                                        DECEMBER 31,     APRIL 30,
                                                            1996           1997
                                                                        (UNAUDITED)

8.5% Note Receivable from a Related Partnership -
  principal and interest payments of $863,305
  per month beginning March 1, 1998.  Maturity date
  December 1, 2017.  Unearned discount $1,868,916
  as of December 31, 1996, and unamortized
  premium of $627,731 (unaudited) as of April 30,
  1997.  Collateralized by an assignment of lease
  payments from the related partnership.               $  97,131,084   $  99,627,731

9% Note Receivable from a Related Partnership -
  principal and interest payments of $244,820 per
  month beginning March 1, 1998.  Maturity date
  December 1, 2017.  Unearned discount of $2,863,767
  as of December 31, 1996 and $2,114,026 (unaudited)
  as of April 30, 1997.  Collateralized by an
  assignment of lease payments from the related
  partnership.                                            24,223,600      24,973,341

0% Note Receivable from a Related Company - principal
  payments of $3,990,295, $2,660,197 and $2,660,197
  due December 1, 1996, June 1, 1997 and December 1,
  1997, respectively.  Unearned discount of $186,919
  as of December 31, 1996 and $94,059 (unaudited)
  as of April 30, 1997.  Collateralized by real
  estate and U.S. Government securities.                   5,133,474       5,226,334
                                                       -------------   -------------
                                                       $ 126,488,158   $ 129,827,406
                                                       -------------   -------------
                                                       -------------   -------------

The 8.5% and 9% notes were assigned to the company by its parent, Building Finance Company of Tennessee, in exchange for certain proceeds from the Class A REMIC Bonds, all of the company's issued and outstanding common stock and the placement of the Class B REMIC Bonds with a related company, BFC Guaranty Corp. BFC Guaranty Corp. issued all of its issued and outstanding shares of common stock as consideration for the Class B REMIC Bonds. Interest on the notes for the period from April 1, 1996, the issuance date, through February 1, 1998, was prepaid at 4% and 9%, respectively, and retained by Building Finance Company of Tennessee. Payments beginning March 1, 1998, will be received from lease payments received by 49C Partnership (the Partnership). The Partnership is using the proceeds from these notes to construct an office building in Washington, D.C. that will be leased by the United States government. Minimum lease payments over the term of the lease are sufficient to cover the scheduled payments on the notes. The notes are pledged as collateral for the Class A and B REMIC Bonds issued by the company.

                               BFC FINANCE CORP.
                        NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTES RECEIVABLE - continued

The 0% note was received from a related company, DCDC II, Inc. (DCDC II), in consideration for the sale and assignment to DCDC II of the capitalized interest reserve of $8,780,284 on the Class A REMIC Bonds. The capitalized interest reserve covers interest payments on the bonds for the period from March 1, 1996 through December 1, 1997. All future principal and interest payments on the Class A REMIC Bonds will be paid from the payments received on the 8.5% and 9% notes. This note is also pledged as collateral for the Class A and B REMIC Bonds.

Future principal and interest payments on the notes receivable as of December 31, 1996, are as follows:

                                                     PRINCIPAL      INTEREST
YEAR ENDING
  December 31, 1997                              $   8,780,284   $       -
  December 31, 1998                                  2,104,187       8,977,063
  December 31, 1999                                  2,731,689      10,565,811
  December 31, 2000                                  2,976,187      10,321,313
  December 31, 2001                                  3,242,581      10,054,919
  Later Years                                      115,032,723      96,619,151
                                                 -------------   -------------
                                                 $ 134,867,651   $ 136,538,257
                                                 -------------   -------------
                                                 -------------   -------------

BONDS PAYABLE

Bonds payable consist of the following:

                                                        DECEMBER 31,     APRIL 30,
                                                            1996           1997
                                                                        (UNAUDITED)

6.125% - 7.375% Class A, Series 1996 REMIC
  Leased-Backed Bonds, Par Value $74,925,000 -
  interest payments are made semiannually
  beginning December 1, 1996 and ending
  December 1, 2017.  Principal payments are made
  serially beginning December 1, 1998 and ending
  December 1, 2017.  Unamortized discount $555,724
  as of December 31, 1996 and $510,947 (unaudited)
  as of April 30, 1997.  Collateralized by the
  company's notes receivable.                          $  74,369,276   $  74,414,053
5.7% - 6.5% Class B, Series 1996 REMIC Leased-
  Backed Bonds, Par Value $67,075,000 - interest
  payments made semiannually beginning June 1,
  1998 and ending December 1, 2017.  Principal
  payments are made serially beginning December 1,
  1998 and ending December 1, 2017.  Unamortized
  discount $13,274,006 as of December 31, 1996 and
  $11,871,142 (unaudited) as of April 30, 1997.
  Collateralized by the company's notes receivable.       53,800,994      55,203,858
                                                       -------------   -------------
                                                       $ 128,170,270   $ 129,617,911
                                                       -------------   -------------
                                                       -------------   -------------

                               BFC FINANCE CORP.
                        NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


BONDS PAYABLE - continued

The Class A REMIC Bonds were sold in a public offering effective March 29, 1996. The Class B REMIC Bonds were placed with a related company, BFC Guaranty Corp., as partial consideration for the acquisition of the notes receivable from Building Finance Company of Tennessee. The Class B REMIC Bonds are held in trust and pledged as collateral for bonds issued by Castle Rock Ranch Public Improvement Authority.

Debt service requirements as of December 31, 1996, are as follows:

                                                     PRINCIPAL      INTEREST
YEAR ENDING
  December 31, 1997                              $      -        $   5,320,394
  December 31, 1998                                  2,635,000       8,424,117
  December 31, 1999                                  3,975,000       9,297,316
  December 31, 2000                                  4,215,000       9,058,804
  December 31, 2001                                  4,470,000       8,803,223
  Later Years                                      126,705,000      84,562,184
                                                 -------------   -------------
                                                 $ 142,000,000   $ 125,466,038
                                                 -------------   -------------
                                                 -------------   -------------

FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of the company's financial instruments are as follows:

                              DECEMBER 31, 1996                APRIL 30, 1997
                        CARRYING AMOUNT    FAIR VALUE   CARRYING AMOUNT   FAIR VALUE
                                                           (UNAUDITED)     (UNAUDITED)
FINANCIAL ASSETS
  Notes Receivable       $ 126,488,158   $ 126,488,158   $ 129,827,406   $ 129,827,406
                         -------------   -------------   -------------   -------------
                         -------------   -------------   -------------   -------------

FINANCIAL LIABILITIES
  Bonds Payable          $ 128,170,270   $ 129,850,459   $ 129,617,911   $ 131,265,934
                         -------------   -------------   -------------   -------------
                         -------------   -------------   -------------   -------------


The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

NOTES RECEIVABLE - The carrying amount is based on proceeds received from issuance adjusted for amortization of premium or accretion of discount at implicit rates. The fair value is estimated by discounting future cash flows at current rates. Current rates are not materially different from the implicit rates of the instruments.

BONDS PAYABLE - The carrying amount is based on proceeds received from issuance adjusted for amortization of premium or accretion of discount at implicit rates. The fair value is estimated by discounting future cash flows at current rates. Current rates are not materially different from the implicit rates of the instruments.

                               BFC FINANCE CORP.
                        NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


PROVISION FOR INCOME TAXES

The provision for income taxes consists of the following:

                                                      DECEMBER 31,    APRIL 30,
                                                          1996          1997
                                                                     (UNAUDITED)

Current Provision                                      $  12,720     $  28,600
                                                       ---------     ---------
                                                       ---------     ---------

CONCENTRATION

The company's sole source of cash to make principal and interest payments on the bonds payable is from the collection of the 8.5% and 9% notes receivable from 49C Partnership. Collection of these notes receivable is dependent on the collection of lease payments from the United States government by 49C Partnership.


SUBSEQUENT EVENT

Subsequent to December 31, 1996, Castle Rock Ranch Public Improvement Authority filed a Registration Statement on Form S-4 with the Securities and Exchange Commission offering to exchange its entire issue of Guaranteed Public Facilities Revenue Bonds, (Series 1996) for an identical issue of Guaranteed Public Facilities Bonds, (Series 1996B). The Series 1996B Bonds, the credit enhancement of the bonds and the Class A and B REMIC Bonds will be registered under the Securities Act of 1933. The Class B REMIC Bonds serve as collateral for the Series 1996 and Series 1996B Bonds.

              CASTLE  ROCK  RANCH  PUBLIC  IMPROVEMENTS  AUTHORITY

                    FINANCIAL  STATEMENTS  AND  AUDIT  REPORT

                                December 31, 1996

              CASTLE  ROCK  RANCH  PUBLIC  IMPROVEMENTS  AUTHORITY
                                     CONTENTS
------------------------------------------------------------------------------


REPORT OF INDEPENDENT ACCOUNTANTS                                            1

BALANCE SHEETS                                                               2

STATEMENTS OF REVENUES, EXPENSES AND
  CHANGES IN FUND DEFICIT                                                    3

STATEMENTS OF CASH FLOWS                                                     4

NOTES TO FINANCIAL STATEMENTS                                              5/8

              A TENNESSEE REGISTERED LIMITED LIABILITY PARTNERSHIP
------------------------------------------------------------------------------
Private Companies Practice Section                        SEC Practice Section
                       Member AICPA Division for CPA Firms

                        REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Castle Rock Ranch Public Improvements Authority
Castle Rock, Colorado

We have audited the accompanying financial statements of Castle Rock Ranch Public Improvements Authority as of December 31, 1996, and for the period from March 29, 1996 (date operations commenced) to December 31, 1996. These financial statements are the responsibility of Castle Rock Ranch Public Improvements Authority's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and generally accepted government auditing standards issued by the Comptroller General of the United States and Office of Management and Budget (OMB) Circular A-128, "Audits of State and Local Governments." Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The financial statements present only Castle Rock Ranch Public Improvements Authority and are not intended to present fairly the financial position of the Dawson Ridge Metropolitan Districts and the results of operations and cash flows of its fund types in conformity with generally accepted accounting principles.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Castle Rock Ranch Public Improvements Authority as of December 31, 1996, and the results of its operations and cash flows for the period from March 29, 1996 to December 31, 1996, in conformity with generally accepted accounting principles.


Chattanooga, Tennessee
February 18, 1997

                 CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY
                                 BALANCE SHEETS
------------------------------------------------------------------------------

                                                     DECEMBER 31,   APRIL 30,
                                                         1996          1997
                                                                    (UNAUDITED)
          ASSETS

LAND AND WATER RIGHTS                                $54,550,000   $54,550,000
                                                     -----------   -----------
OTHER ASSETS
  Restricted Cash and Investments                      4,917,238     4,916,384
  Accrued Interest - Restricted Investments               23,228       116,142
  Deferred Commitment Fee - Related Party -
    less accumulated amortization of $153,965 as
    of December 31, 1996 and $215,552 (unaudited)
    as of April 30, 1997                               3,864,535     3,802,948
  Deferred Bond Issuance Costs - less accumulated
    amortization of $61,751 as of December 31,
    1996 and $89,197 (unaudited) as of April 30,
    1997                                               1,722,178     1,694,732
                                                     -----------   -----------
          Total Other Assets                          10,527,179    10,530,206
                                                     -----------   -----------
TOTAL ASSETS                                         $65,077,179   $65,080,206
                                                     ===========   ===========

          LIABILITIES AND FUND DEFICIT

LIABILITIES
  Bonds Payable, plus unamortized
    bond premium of $691,820 as of December 31,
    1996 and $658,526 (unaudited) as of April 30,
    1997                                             $67,666,820   $67,633,526
  Accrued Interest Payable                               344,350     1,721,751
                                                     -----------   -----------
          Total Liabilities                           68,011,170    69,355,277

FUND DEFICIT                                          (2,933,991)   (4,275,071)
                                                     -----------   -----------
TOTAL LIABILITIES AND FUND DEFICIT                   $65,077,179   $65,080,206
                                                     ===========   ===========

   The accompanying notes are an integral part of the financial statements.

             CASTLE  ROCK  RANCH  PUBLIC  IMPROVEMENTS  AUTHORITY
     STATEMENTS  OF  REVENUES,  EXPENSES  AND  CHANGES  IN  FUND  DEFICIT

-------------------------------------------------------------------------------

                                                      PERIOD FROM
                                                     MARCH 29, 1996    FOUR MONTHS
                                                           TO             ENDED
                                                      DECEMBER 31,      APRIL 30,
                                                          1996            1997
                                                                       (UNAUDITED)

OPERATING EXPENSES
  Amortization of Bond Issuance Costs                $(   61,751)     $(   27,446)
  Amortization of Deferred Commitment Fee -
    Related Party                                     (  153,965)      (   61,587)
                                                     ------------     ------------

OPERATING LOSS                                        (  215,716)      (   89,033)
                                                     ------------     ------------

NONOPERATING REVENUE (EXPENSE)
  Interest Income                                        310,033           92,059
  Interest Expense                                    (3,028,308)      (1,344,106)
                                                     ------------     ------------
                                                      (2,718,275)      (1,252,047)
                                                     ------------     ------------

NET LOSS                                              (2,933,991)      (1,341,080)

FUND DEFICIT - beginning of period                         -           (2,933,991)
                                                     ------------     ------------

FUND DEFICIT - end of period                         $(2,933,991)     $(4,275,071)
                                                     ------------     ------------





    The accompanying notes are an integral part of the financial statements.

              CASTLE  ROCK  RANCH  PUBLIC  IMPROVEMENTS  AUTHORITY
                           STATEMENTS  OF  CASH  FLOWS

-------------------------------------------------------------------------------

                                                      PERIOD FROM
                                                     MARCH 29, 1996    FOUR MONTHS
                                                           TO             ENDED
                                                      DECEMBER 31,      APRIL 30,
                                                          1996            1997
                                                                       (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
  Operating Loss                                    $(   215,716)    $(    89,033)
  Amortization of Bond Issuance Costs                     61,751           27,446
  Amortization of Deferred Commitment Fee -
    Related Party                                        153,965           61,587
                                                     ------------     ------------

      NET CASH PROVIDED BY OPERATING ACTIVITIES            -                -
                                                     ------------     ------------

CASH FLOWS FROM CAPITAL AND RELATED
  FINANCING ACTIVITIES
  Capital Expenditures                               (54,550,000)           -
  Issuance of Bonds, plus accrued interest sold       68,082,015            -
  Commitment Fee Paid                                ( 4,018,500)           -
  Deposit to Restricted Cash                         ( 7,729,586)           -
  Decrease (Increase) in Restricted Cash               2,790,658      (       117)
  Payment of Debt Issuance Costs                     ( 1,783,929)           -
  Interest Paid                                      ( 3,099,152)           -
                                                     ------------     ------------

      NET CASH USED BY CAPITAL AND RELATED
        FINANCING ACTIVITIES                         (   308,494)     (       117)
                                                     ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Interest Received                                      308,494              117
                                                     ------------     ------------

NET INCREASE IN CASH                                       -                -

CASH - beginning of period                                 -                -
                                                     ------------     ------------

CASH - end of period                                $      -         $      -
                                                     ------------     ------------
                                                     ------------     ------------




    The accompanying notes are an integral part of the financial statements.

              CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY
                        NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies and practices followed by Castle Rock Ranch Public Improvements Authority are as follows:

REPORTING ENTITY - Castle Rock Ranch Public Improvements Authority (the Authority) is a Colorado nonprofit corporation created March 11, 1996, to be operated as an instrumentality of Dawson Ridge Metropolitan District No. 5 (the District). The Authority was created to issue Guaranteed Public Facilities Revenue Bonds Series 1996 (the Bonds) to purchase certain land and water rights in the Dawson Ridge development of Castle Rock, Douglas County, Colorado and to pay the debt service on the bonds. Operations of the Authority commenced March 29, 1996.

The District appoints all board members and is primarily responsible for retirement of the bonds recorded as a liability of the Authority. The Authority is considered to be a discrete component unit of the District.

The accounting policies of the Authority conform to the generally accepted accounting principles applicable to governmental entities. The more significant accounting policies of the Authority are summarized as follows:

BASIS OF ACCOUNTING - The financial statements of the Authority have been prepared on the accrual basis of accounting. Accordingly, revenues are recognized when earned and expenses are recognized when they are incurred.

BUDGETS - The Authority has established no formal budget procedures as its primary function is as a debt service fund for the District.

LAND AND WATER RIGHTS - Land and water rights are recorded at cost. When the bonds are paid off or mature, title to the land and water rights transfers to the District.

BOND ISSUANCE COSTS - Bond issuance costs are amortized on a straight-line basis over the term of the Bonds.

DEFERRED COMMITMENT FEE - The deferred commitment fee is recognized on a straight-line basis over the term of the Bonds.

RESTRICTED INVESTMENTS - Restricted investments are considered held-to-maturity and are recorded at cost adjusted for the amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income using the interest method.

              CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY
                        NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

BOND PREMIUM - The premium recorded on issuance of the Bonds is recorded as an adjustment to the par value of the Bonds and is amortized over the term of the Bonds and recognized as an adjustment to interest expense using the interest method.

INCOME TAXES - As a nonprofit corporation and instrumentality of the District, the Authority is exempt from federal and state income taxes.

ESTIMATES AND UNCERTAINTIES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS - The unaudited balance sheet presented as of April 30, 1997, and the unaudited statements of revenues, expenses and changes in fund deficit and cash flows for the period then ended contain all adjustments that, in the opinion of management, are necessary to provide a fair statement of the results for the interim period presented. All such adjustments are considered of a normal and recurring nature.

RESTRICTED CASH AND INVESTMENTS

Restricted cash and investments consist of the following:

                                   DECEMBER 31, 1996      APRIL 30, 1997
                                                            (UNAUDITED)
                               BOOK VALUE  FAIR VALUE  BOOK VALUE  FAIR VALUE
                               ----------  ----------  ----------  ----------
5.375% - 6.125% United States
  Treasury Notes - maturing at
  various dates from May 31,
  1997 through May 31, 1998    $4,911,822  $4,904,743  $4,910,851  $4,904,182
Money Market Fund                   5,416       5,416       5,533       5,533
                               ----------  ----------  ----------  ----------
                               $4,917,238  $4,910,159  $4,916,384  $4,909,715
                               ==========  ==========  ==========  ==========
BONDS PAYABLE

The Bonds were issued March 29, 1996, at coupon rates ranging from 5.7% to 6.5% and maturing at varying amounts beginning December 1, 1999 and ending December 1, 2017. Par value of the Bonds is $66,975,000 and the proceeds from issuance were $67,760,621 plus accrued interest of $321,394. The proceeds were used to acquire 876 acres of real property and 900 acre feet of water rights in Dawson Ridge development in the town of Castle Rock, Douglas County, Colorado. The land and water rights were purchased from a related party, Douglas County Development Corporation (DCDC), an affiliate of The Franklin L. Haney Company. Mr. Haney is a director of the Authority. The land acquired will be used to develop a golf course and other recreational facilities for the benefit of the Dawson Ridge Metropolitan Districts. The Bonds have a debt service reserve retained from the proceeds from their issuance sufficient to fund interest payments on the Bonds until March 1, 1998.

              CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY
                        NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

BONDS PAYABLE - continued

BFC Guaranty Corp., a related company controlled by Mr. Haney, entered into a collateralized credit enhancement agreement for the benefit of the Trustee of the Bonds. Under the terms of the agreement, BFC Guaranty Corp. will guarantee complete payment of the Bonds for the period commencing March 1, 1998, until the Bonds are redeemed or mature.

In order to secure its obligations under the Collateralized Credit Enhancement Agreement, BFC Guaranty Corp. has pledged and delivered to the Trustee, Series B REMIC Bonds with a par value of $67,075,000, and coupon rates ranging from 5.7% to 6.5%. The Series B REMIC Bonds mature at varying amounts beginning December 1, 1998 and ending December 1, 2017. The Series B REMIC Bonds were issued to BFC Guaranty Corp. along with $1,000 on March 29, 1996, in exchange for all of BFC Guaranty Corp.'s authorized and issued shares of no par value stock.

The Series B REMIC Bonds, along with another series of bonds representing a regular interest in the REMIC Trust Estate (the "Series A REMIC Bonds"), were issued under an indenture of trust between BFC Finance Corp. and SouthTrust Bank of Alabama. The proceeds from the Series A REMIC Bonds will be used to fund the acquisition and construction of an office building in the District of Columbia to be leased by the U.S. Government. Scheduled lease payments will be sufficient to retire all principal and interest payments on the Series A and Series B REMIC Bonds.

Debt service requirements and sinking fund requirements as of December 31, 1996, are as follows:

                                                    PRINCIPAL      INTEREST
                                                   -----------   -----------
YEAR ENDING
  December 31, 1997                                $     -       $ 4,132,203
  December 31, 1998                                      -         4,132,203
  December 31, 1999                                  1,980,000     4,132,203
  December 31, 2000                                  2,095,000     4,018,353
  December 31, 2001                                  2,215,000     3,897,890
  Later Years                                       60,685,000    37,100,612
                                                   -----------   -----------
  Total                                            $66,975,000   $57,413,464
                                                   ===========   ===========

The fair value of the bonds payable approximates book value.

REIMBURSEMENT AGREEMENT

The Authority also entered into a Reimbursement Agreement with BFC Guaranty Corp. that requires the Authority to reimburse BFC Guaranty Corp. for any principal and interest payments made by BFC Guaranty Corp. under the provisions of the Collateralized Credit Enhancement Agreement. Interest at the rate of 9% will be charged on the payments. In addition, the Authority paid BFC Guaranty Corp. a commitment fee of 6% of the Bond proceeds which totaled $4,018,500.

              CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY
                        NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

OPERATING AND DEVELOPMENT AGREEMENTS

The Authority has entered into an operating agreement obligating the Dawson Ridge Metropolitan Districts to provide funds to the extent that revenues from the golf course and recreational facilities are insufficient to fund the debt service on the Bonds. Such funds would be derived from a mill levy on taxable property in the Dawson Ridge districts. The levy would be subject to certain limitations including a 35-mill limitation. In order to provide an alternate source of revenue, the Authority entered into a development agreement with DCDC providing for a payment in lieu of taxes by DCDC in an amount equivalent to the amount which would be generated by the mill levy pursuant to the operating agreement. DCDC owns approximately 75% of the taxable property in the Dawson Ridge districts. As of December 31, 1996, there were no obligations owed to the Authority pursuant to the development agreement.

CONCENTRATION

The credit enhancement for the Authority's bonds payable is dependent on collection of lease payments by a related partnership from the United States Government.

SUBSEQUENT EVENT

Subsequent to December 31, 1996, the Authority filed a Registration Statement on Form S-4 with the Securities and Exchange Commission offering to exchange the entire issue of Guaranteed Public Facilities Revenue Bonds, (Series 1996) for an identical issue of Guaranteed Public Facilities Bonds, (Series 1996B). The Series 1996B Bonds, Credit Enhancement of BFC Guaranty Corp. and the Class A and B REMIC Bonds will be registered under the Securities Act of 1933 and as a result, the Series 1996B Bonds will not be subject to the transfer restrictions associated with the Series 1996 Bonds. No gain or loss will be recognized for financial statement purposes on the exchange.

                              BFC  GUARANTY  CORP.

                    FINANCIAL  STATEMENTS  AND  AUDIT  REPORT

                                December 31, 1996

                              BFC  GUARANTY  CORP.
                                    CONTENTS

-------------------------------------------------------------------------------




REPORT OF INDEPENDENT ACCOUNTANTS                                            1

BALANCE SHEETS                                                               2

STATEMENTS OF INCOME AND RETAINED EARNINGS                                   3

STATEMENTS OF CASH FLOWS                                                     4

NOTES TO FINANCIAL STATEMENTS                                              5/8

                         A TENNESSEE REGISTERED LIMITED LIABILITY PARTNERSHIP

--------------------------------------------------------------------------------------------------
Private Companies Practice Section     Member AICPA Division for CPA Firms    SEC Practice Section



                        REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors and Stockholder
BFC Guaranty Corp.
Washington, D.C.

We have audited the accompanying balance sheet of BFC Guaranty Corp. as of December 31, 1996, and the related statements of income and retained earnings and cash flows for the period from March 29, 1996 (date operations commenced) to December 31, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BFC Guaranty Corp. as of December 31, 1996, and the results of its operations and its cash flows for the period from March 29, 1996 to December 31, 1996, in conformity with generally accepted accounting principles.




Chattanooga, Tennessee
April 9, 1997

                              BFC  GUARANTY  CORP.
                                 BALANCE  SHEETS
-------------------------------------------------------------------------------


                                                     DECEMBER 31,    APRIL 30,
                                                         1996          1997
                                                                    (UNAUDITED)
          ASSETS

Cash                                               $      1,000   $      1,000
Debt Securities - less unamortized bond
  discount of $13,274,006 as of December 31,
  1996 and $11,871,142 (unaudited) as of
  April 30, 1997                                     53,800,994     55,203,858
Advances to Parent Company                            4,018,500      4,018,500
Accrued Interest on Advances to Parent Company          271,249        391,804
Deferred Tax Asset                                    1,313,942      1,293,002
                                                   ------------   ------------
TOTAL ASSETS                                       $ 59,405,685   $ 60,908,164
                                                   ------------   ------------
                                                   ------------   ------------

          LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
  Income Taxes Payable                             $  2,498,841   $  3,016,804
  Deferred Income - Related Party                     3,864,535      3,802,948
                                                   ------------   ------------
          Total Liabilities                           6,363,376      6,819,752
                                                   ------------   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
  Common Stock - no par value - 1,500 shares
    authorized and issued                                 1,000          1,000
  Additional Paid-In Capital                         50,741,210     50,741,210
  Retained Earnings                                   2,300,099      3,346,202
                                                   ------------   ------------

          Total Stockholder's Equity                 53,042,309     54,088,412
                                                   ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY         $ 59,405,685   $ 60,908,164
                                                   ------------   ------------
                                                   ------------   ------------


    The accompanying notes are an integral part of the financial statements.

                            BFC  GUARANTY  CORP.
               STATEMENTS  OF  INCOME  AND  RETAINED  EARNINGS

------------------------------------------------------------------------------

                                                       PERIOD FROM
                                                     MARCH 29, 1996       FOUR MONTHS
                                                     TO DECEMBER 31,     ENDED APRIL 30,
                                                          1996                1997
                                                                           (UNAUDITED)

INCOME
  Commitment Fee Income - Related Party              $   153,966         $    61,586
  Interest Income - Related Party                        271,249             120,555
  Accretion of Discount on Debt Securities             3,059,784           1,402,864
                                                     -----------          ----------

INCOME BEFORE PROVISION FOR INCOME TAXES               3,484,999           1,585,005

  Provision for Income Taxes                           1,184,900             538,902
                                                     -----------          ----------

NET INCOME                                             2,300,099           1,046,103

RETAINED EARNINGS - beginning of period                    -               2,300,099
                                                     -----------          ----------

RETAINED EARNINGS - end of period                    $ 2,300,099         $ 3,346,202
                                                     -----------          ----------
                                                     -----------          ----------


PRIMARY AND FULLY DILUTED EARNINGS
  PER COMMON SHARE                                   $  1,533.40         $    697.40
                                                     -----------          ----------
                                                     -----------          ----------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                 1,500               1,500
                                                     -----------          ----------
                                                     -----------          ----------



    The accompanying notes are an integral part of the financial statements.

                            BFC  GUARANTY  CORP.
                         STATEMENTS  OF  CASH  FLOWS

------------------------------------------------------------------------------

                                                       PERIOD FROM
                                                     MARCH 29, 1996       FOUR MONTHS
                                                     TO DECEMBER 31,    ENDED APRIL 30,
                                                          1996                1997
                                                                          (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                        $  2,300,099         $ 1,046,103
  Adjustments to Reconcile Net Income to
    Net Cash Provided by Operating Activities -
  Deferred Income Taxes                              ( 1,313,942)             20,939
  Accretion of Discount on Debt Securities           ( 3,059,784)         (1,402,864)
  Increase (Decrease) in Deferred Income               3,864,535          (   61,586)
  Increase in Accrued Interest - Related Party       (   271,249)         (  120,555)
  Increase in Income Taxes Payable                     2,498,841             517,963
                                                    -------------        -------------

      NET CASH PROVIDED BY OPERATING ACTIVITIES        4,018,500               -

CASH FLOWS FROM INVESTING ACTIVITIES
  Advances to Parent Company                         ( 4,018,500)              -

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of Common Stock                                 1,000               -
                                                    -------------        -------------

NET INCREASE IN CASH                                       1,000               -

CASH - beginning of period                                 -                   1,000
                                                    -------------        -------------

CASH - end of period                                $      1,000         $     1,000
                                                    -------------        -------------
                                                    -------------        -------------


SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES
  Issuance of Common Stock for Debt Securities      $ 50,741,210         $     -



    The accompanying notes are an integral part of the financial statements.

                              BFC  GUARANTY  CORP.
                        NOTES  TO  FINANCIAL  STATEMENTS
-------------------------------------------------------------------------------


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies and practices followed by the company are as follows:

DESCRIPTION OF BUSINESS - The company was organized on March 21, 1996, as a wholly-owned subsidiary of Building Finance Company of Tennessee. The company was formed solely to provide credit enhancement for the Castle Rock Ranch Public Improvement Authority Guaranteed Public Facilities Revenue Bonds, Series 1996 (the "Castle Rock Bonds"), acquire assets in connection with the provision of credit enhancement for the Castle Rock Bonds and enter into agreements related thereto. Operations of the company commenced March 29, 1996, with the issuance of 1,500 shares of no par value common stock to BFC Finance Company of Tennessee for $1,000 plus $67,075,000 par value REMIC Federal Lease-Backed Bonds (Series 1996, Class B).

DEBT SECURITIES - Debt securities consist of $67,075,000 par value REMIC Federal Lease-Backed Bonds (Series 1996, Class B), and were originally recorded at the cost basis of its parent company and the original holder of the bonds, Building Finance Company of Tennessee.

DISCOUNT ON DEBT SECURITIES - The discount recorded on issuance of the debt securities is recorded as an adjustment to the par value of the securities and is accreted over the term of the securities and recognized as income using the interest method.

DEFERRED INCOME - Deferred income is recognized on a straight-line basis over the term of the Castle Rock Bonds and Collateralized Credit Enhancement Agreement.

INCOME TAXES - Deferred tax assets and liabilities are recognized for the future tax effects attributed to temporary differences between book and tax bases of assets and liabilities. The measurement of current and deferred tax assets and liabilities is based on enacted tax law.

ESTIMATES AND UNCERTAINTIES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EARNINGS PER COMMON SHARE - Earnings per common share is computed by dividing the net income for the period by the weighted average number of common shares outstanding during the period.

INTERIM FINANCIAL STATEMENTS - The unaudited balance sheet presented as of April 30, 1997, and the unaudited statements of income and retained earnings and cash flows for the period then ended contain all adjustments that, in the opinion of management, are necessary to provide a fair statement of the results for the interim period presented. All such adjustments are considered of a normal and recurring nature.

                              BFC  GUARANTY  CORP.
                        NOTES  TO  FINANCIAL  STATEMENTS

-------------------------------------------------------------------------------


DEBT SECURITIES

Debt securities consist of $67,075,000 par value REMIC Federal Lease-Backed Bonds (Series 1996, Class B) issued by a related party, BFC Finance Corp. The bonds are currently pledged as collateral for the Castle Rock Bonds and are held in trust by the Bond Trustee.

Aggregate maturities and cash payments to be received by the company are as follows:

                                        COUPON        PRINCIPAL     INTEREST
                                         RATE         PAYMENTS      PAYMENTS

Within 1 Year                              -       $      -       $      -
1 Year through 5 Years                   5.75%        6,310,000     15,168,726
After 5 Years through
  10 Years                            5.7% - 6.1%    13,190,000     17,414,168
After 10 Years                       6.25% - 6.5%    47,575,000     19,728,970
                                                   ------------   ------------
                                                   $ 67,075,000   $ 52,311,864
                                                   ------------   ------------
                                                   ------------   ------------


The fair value of the Class B REMIC Bonds calculated as the net present value of future cash flows using current interest rates is estimated to be $55,481,000 as of December 31, 1996, and $56,852,000 (unaudited) as of April 30, 1997.


COLLATERALIZED CREDIT ENHANCEMENT AGREEMENT

The company has entered into a collateralized credit enhancement agreement for the benefit of the Trustee of the Castle Rock Bonds. Under the terms of the agreement, the company will guarantee complete payment of the Castle Rock Bonds for the period commencing March 1, 1998, until the Bonds are redeemed or mature.

The Castle Rock Bonds were issued March 29, 1996, by Castle Rock Ranch Public Improvements Authority (the Authority) at coupon rates ranging from 5.7% to 6.5% and maturing at varying amounts beginning December 1, 1999 and ending December 1, 2017. Par value of the Castle Rock Bonds is $66,975,000 and the proceeds from issuance were $67,760,621. The proceeds were used to acquire real property and water rights in Dawson Ridge development in the town of Castle Rock, Douglas County, Colorado. The land and water rights were purchased from a related party, Douglas County Development Corporation
(DCDC), an affiliate of The Franklin L. Haney Company. Mr. Haney is the President of BFC Guaranty Corp. The land acquired will be used to develop a golf course and other recreational facilities for the benefit of the Dawson Ridge Metropolitan Districts. The Castle Rock Bonds have a debt service reserve retained from the proceeds from their issuance sufficient to fund interest payments on the Bonds until March 1, 1998.

                              BFC  GUARANTY  CORP.
                        NOTES  TO  FINANCIAL  STATEMENTS

-------------------------------------------------------------------------------


COLLATERALIZED CREDIT ENHANCEMENT AGREEMENT - continued

In order to secure its obligations under the Collateralized Credit Enhancement Agreement, the company has pledged and delivered to the Trustee Series B REMIC Bonds with a par value of $67,075,000, and coupon rates ranging from 5.7% to 6.5%. The Series B REMIC Bonds mature at varying amounts beginning December 1, 1998 and ending December 1, 2017. The Series B REMIC Bonds were issued to the company along with $1,000 on March 29, 1996, in exchange for all of the company's authorized and issued shares of no par value common stock.

The Series B REMIC Bonds, along with another series of bonds representing a regular interest in the REMIC Trust Estate (the "Series A REMIC Bonds"), were issued under an indenture of trust between BFC Finance Corp. and SouthTrust Bank of Alabama. The proceeds from the Series A REMIC Bonds will be used to fund the acquisition and construction of an office building in the District of Columbia to be leased by the U.S. Government. Scheduled lease payments will be sufficient to retire all principal and interest payments on the Series A and Series B REMIC Bonds.


REIMBURSEMENT AGREEMENT

In conjunction with the Collateralized Credit Enhancement Agreement, the company also entered into a Reimbursement Agreement with Castle Rock Ranch Public Improvements Authority that requires the Authority to reimburse the company for any principal and interest payments made by the company under the provisions of the Collateralized Credit Enhancement Agreement. Interest at the rate of 9% will be charged on the payments. In addition, the Authority paid the company a commitment fee of 6% of the Castle Rock Bond proceeds which totaled $4,018,500. The company advanced the fee to its parent company, Building Finance Corporation of Tennessee.

The Authority has entered into an operating agreement obligating the Dawson Ridge Metropolitan Districts to provide funds to the extent that revenues from the golf course and recreational facilities are insufficient to fund the debt service on the Castle Rock Bonds. Such funds would be derived from a mill levy on taxable property in the Dawson Ridge districts. The levy would include a 35 mill limitation. In order to provide an alternate source of revenue, the Authority entered into a development agreement with DCDC providing for a payment in lieu of taxes by DCDC in an amount equivalent to the amount which would be generated by the mill levy pursuant to the operating agreement. DCDC owns approximately 75% of the taxable property in the Dawson Ridge districts.

                              BFC  GUARANTY  CORP.
                        NOTES  TO  FINANCIAL  STATEMENTS

-------------------------------------------------------------------------------


INCOME TAXES

The provision for income taxes is as follows:

                                               PERIOD FROM
                                             MARCH 29, 1996     FOUR MONTHS
                                             TO DECEMBER 31,       ENDED
                                                  1996         APRIL 30, 1997
                                                                 (UNAUDITED)

Current Provision                            $ 2,498,842         $   517,963
Deferred Provision                            (1,313,942)             20,939
                                             -----------         -----------
                                             $ 1,184,900         $   538,902
                                             -----------         -----------
                                             -----------         -----------


The deferred tax provision and the related deferred tax asset result from income recognized when received for tax purposes, but deferred for financial statement purposes.


CONCENTRATION

Collection of the company's debt securities is dependent on collection of lease payments by a related partnership from the United States government.


SUBSEQUENT EVENT

Subsequent to December 31, 1996, the Authority filed a Registration Statement on Form S-4 with the Securities and Exchange Commission offering to exchange the entire issue of Guaranteed Public Facilities Revenue Bonds, (Series 1996) for an identical issue of Guaranteed Public Facilities Bonds, (Series 1996B). The Series 1996B Bonds, the Credit Enhancement of the company and the Class A and B REMIC Bonds will be registered under the Securities Act of 1933 and as a result, the Series 1996B Bonds will not be subject to the transfer restrictions associated with the Series 1996 Bonds. No gain or loss will be recognized for financial statement purposes by the Authority on the exchange.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CREDIT ENHANCEMENT PROVIDER SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION.....................................................   iv
PROSPECTUS SUMMARY........................................................    1
RISK FACTORS..............................................................   12
USE OF PROCEEDS...........................................................   16
CAPITALIZATION............................................................   17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..............................................................   18
THE PROJECT...............................................................   18
THE AUTHORITY.............................................................   21
THE DISTRICTS.............................................................   24
TAX EXEMPTION.............................................................   30
DESCRIPTION OF EXCHANGE BONDS.............................................   32
SECURITY AND SOURCE OF PAYMENT............................................   36
CREDIT ENHANCEMENT........................................................   37
DESCRIPTION OF SERIES B REMIC BONDS.......................................   42
THE EXCHANGE OFFER........................................................   50
MANAGEMENT................................................................   58
OWNERSHIP OF THE AUTHORITY................................................   59
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................   60
PLAN OF DISTRIBUTION......................................................   60
RATING....................................................................   61
LEGAL MATTERS.............................................................   61
INDEPENDENT ACCOUNTANTS...................................................   61
DEFINITIONS OF CERTAIN TERMS AND DESCRIPTIONS OF PRINCIPAL DOCUMENTS......   62
THE INDENTURE.............................................................   69
COLLATERALIZED CREDIT ENHANCEMENT AGREEMENT...............................   77
REIMBURSEMENT AGREEMENT...................................................   77
THE DEED OF TRUST.........................................................   79
THE OPERATING AGREEMENT...................................................   82
THE INTERGOVERNMENTAL AGREEMENT...........................................   89
THE LEASE.................................................................   92
THE DEVELOPMENT AGREEMENT.................................................   93
THE RECREATIONAL FACILITIES AGREEMENT.....................................   96
INDEX TO FINANCIAL STATEMENTS.............................................  F-1


                               CASTLE ROCK RANCH
                         PUBLIC IMPROVEMENTS AUTHORITY

                             ---------------------

                                   PROSPECTUS

                             ---------------------

OFFER TO EXCHANGE ITS PUBLIC FACILITIES REVENUE BONDS, SERIES 1996 B FOR ANY AND ALL OF ITS OUTSTANDING PUBLIC FACILITIES REVENUE BONDS, SERIES 1996

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  EXHIBITS.

1.1 Purchase Agreement dated as of March 26, 1996, between Castle Rock Ranch Public Improvements Authority (the "Authority") and Lehmann Brothers, Inc.*

3.1  Certificate of Incorporation of BFC Guaranty Corp.*

3.2  By-laws of BFC Guaranty Corp.*

3.3 Certificate of Incorporation of Castle Rock Ranch Public Improvements Authority (the "Authority").*

3.4  Bylaws of the Authority.*

3.5  Certificate of Incorporation of BFC Finance Corp.**

3.6  Bylaws of BFC Finance Corp.**

4.1 Indenture of Trust dated as of March 1, 1996 between the Authority and SouthTrust Bank of Alabama, National Association, as Trustee (the "Trustee").*

4.2 Indenture of Trust dated as of March 1, 1996 between BFC Finance Corp. and SouthTrust Bank of Alabama, National Association, as Trustee (the "Trustee").**

5.1  Opinion and consent of Brownstein Hyatt Farber & Strickland, P.C.**

8.1  Opinion and consent of Brownstein Hyatt Farber & Strickland, P.C.**

10.1 Collateralized Credit Enhancement Agreement dated as of March 1, 1996, from the Registrant for the benefit of the Trustee.*

10.2 Reimbursement Agreement dated as of March 1, 1996 between the Authority and the Registrant.*

10.3 Bond Pledge and Security Agreement dated as of March 1, 1996 between the Registrant and the Trustee.*

10.4 Agreement for Purchase and Sale of Real Property dated as of March 1, 1996 between Douglas County Development Corporation (the "DCDC") and the Authority.*

10.5 Intergovernmental Agreement dated as of March 1, 1996 between Dawson Ridge Metropolitan Districts No. 1, No. 2, No. 3, No. 4 and No. 5.*

10.6 Development Agreement dated as of March 1, 1996 between the Authority and the DCDC.*

10.7 Operating Agreement dated as of March 1, 1996 between the Authority and Dawson Ridge Metropolitan District No. 5.*

10.8 Recreational Facilities Agreement dated as of March 1, 1996 between the Authority and Dawson Ridge Metropolitan District No. 5.*

10.9 General Services Administration Lease No. GS-11B-40155, GSA Supplemental Lease Agreement No. 1 and GSA Supplemental Lease Agreement No. 2, each between the United States Government acting through the General Services Administration and Parcel 49C Limited Partnership.*

10.10 Memorandum of Agreement by and between Building Finance Company of Tennessee, Inc., BFC Finance Corp. And BFC Guaranty Corp., dated April 9, 1997.**

12.1  Statements of Computation of Ratios.**

21.1  Subsidiaries of the Registrants.  The Registrants have no subsidiaries.

23.1  Consent of Joseph DeCosimo & Co.**

23.2 Consent of Brownstein Hyatt Farber & Strickland, P.C. (included in Exhibits 5.1 and 8.1).**

24.1  Power of Attorney for BFC Guaranty Corp.*

24.2  Power of Attorney for BFC Finance Corp. (included in signature page).**

25.1  Statement of Eligibility of Exchange Bonds Trustee on Form T-1.*

25.2  Statement of Eligibility of Series B REMIC Bonds Trustee on Form T-1.**

27.1  Financial Data Schedule for BFC Guaranty Corp.**

27.2  Financial Data Schedule for BFC Finance Corp.**

27.3 Financial Data Schedule for Castle Rock Ranch Public Improvements Authority.**

99.1  Form of Letter of Transmittal.**

99.2  Form of Notice of Guaranteed Delivery.**

99.3  Form of Tender Instructions.**

-------------
*    Previously filed
**   Filed with Amendment No. 2

(B)  FINANCIAL STATEMENT SCHEDULES.

     Not Applicable.
                                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BFC Guaranty Corp. has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on June 25, 1997.

                              BFC GUARANTY CORP.


                              By:  /s/ Franklin L. Haney
                                   ------------------------------
                                   Franklin L. Haney
                                   President


     Pursuant to the requirements of the Securities Act, this Amendment to Registration Statement has been signed on June 25, 1997 by the following persons in the capacities indicated.


      SIGNATURE                       CAPACITY

/s/ Franklin L. Haney         President and Director
------------------------      (Principal Executive Officer)
Franklin L. Haney


/s/ Roger D. Bailey*          (Principal Financial Officer and
------------------------      Principal Accounting Officer)
Roger D. Bailey


/s/ Emeline W. Haney*             Director
------------------------
Emeline W. Haney


/s/ Chris E. Zahnd*               Director
------------------------
Chris E. Zahnd


* By:  /s/ Franklin L. Haney
       ------------------------
       Attorney in Fact

Pursuant to the requirements of the Securities Act of 1933, BFC Finance Corp. has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on June 25, 1997.

                              BFC FINANCE CORP.


                              By:  /s/ Franklin L. Haney
                                   -------------------------------
                                   Franklin L. Haney
                                   President


                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Franklin L. Haney his true and lawful attorney-in-fact, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Amendment to Registration Statement and Power of Attorney have been signed on June 25, 1997 by the following persons in the capacities indicated.

      SIGNATURE                       CAPACITY

/s/ Franklin L. Haney         President and Director
-------------------------     (Principal Executive Officer)
Franklin L. Haney


/s/ Roger D. Bailey           (Principal Financial Officer and
-------------------------     Principal Accounting Officer)
Roger D. Bailey


/s/ Emeline W. Haney          Director
-------------------------
Emeline W. Haney

/s/ Chris E. Zahnd            Director
-------------------------
Chris E. Zahnd